As filed with the Securities and Exchange Commission on August 9, 2019.

Registration No. 333-232313

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-10/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACREAGE HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	2833	98-1463868
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

366 Madison Avenue, 11th Floor, New York, New York 10017; (646) 600-9181

(Address and telephone number of Registrant’s principal executive offices)

James A. Doherty, Esq.

Acreage Holdings, Inc.

366 Madison Avenue, 11th Floor

New York, New York 10017

(646) 600-9181

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

James A. Doherty

Acreage Holdings, Inc.

366 Madison Avenue

11th Floor

New York, New York 10017

United States

(646) 600-9181

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this registration statement becomes effective

Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒ at some future date (check the appropriate box below)

1.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.

☐  pursuant to Rule 467(b) on (                    ) at (                    ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (                    ).

3.

☒  pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the U.S. Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary’s office of Acreage Holdings, Inc. at 366 Madison Avenue, 11th Floor, New York, New York, 10017, telephone (646) 600-9181, email corporatesecretary@acreageholdings.com and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue                                                                                                                                                                                                August 8, 2019

ACREAGE HOLDINGS, INC.

USD$800,000,000

Subordinate Voting Shares

Debt Securities

Warrants

Subscription Receipts

Units

This short form base shelf prospectus (the “Prospectus”) relates to the offering for sale by Acreage Holdings, Inc. (the “Company” or “Acreage Holdings”) from time to time, during the 25-month period that this Prospectus, including any amendments thereto, remains effective, of up to US$800,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in the aggregate of: (i) Class A subordinate voting shares (“Subordinate Voting Shares”); (ii) debt securities (“Debt Securities”); (iii) warrants (“Warrants”) to acquire any of the securities that are described in this Prospectus; (iv) subscription receipts (“Subscription Receipts”); and (iv) units (“Units”) comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”). The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (each, a “Prospectus Supplement”).

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or any of its direct or indirect subsidiaries (each, a “Subsidiary” and collectively the “Subsidiaries”). The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and an assumption of liabilities.

Prospective investors should be aware that the purchase of any Securities may have tax consequences that may not be fully described in this Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, in the applicable Prospectus Supplement and in any event consult with a tax adviser.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The specific terms of any Securities offered will be described in the applicable Prospectus Supplement including, where applicable: (i) in the case of Subordinate Voting Shares, the number of Subordinate Voting Shares offered, the offering price, whether the Subordinate Voting Shares are being offered for cash, and any other terms specific to the Subordinate Voting Shares offered; (ii) in the case of Debt Securities, the specific designation of the Debt Securities, the price at which the Debt Securities will be offered, the maturity date of the Debt Securities, the rate at which such Debt Securities will bear interest, the terms and conditions upon which the Debt Securities may be redeemed, repaid or purchased and the terms and conditions for any conversion or exchange of the Debt Securities for any other securities; (iii) in the case of Warrants, the number of Warrants being offered, the offering price, the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, whether the Warrants are being offered for cash, and any other terms specific to the Warrants offered; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, whether the Subscription Receipts are being offered for cash, and any other terms specific to the Subscription Receipts offered; and (v) in the case of Units, the number of Units being offered, the offering price, the number and terms of the Securities comprising the Units, whether the Units are being offered for cash, and any other terms specific to the Units offered. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

No underwriter or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents. See “Plan of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that the Company will, or expects to receive and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with any offering of Securities, other than an “at-the-market distribution” (as defined under applicable Canadian securities legislation), unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The issued and outstanding Subordinate Voting Shares are listed on the Canadian Securities Exchange (the “CSE”) under the symbol “ACRG.U”, are quoted on the OTCQX® Best Market by OTC Markets Group (the “OTCQX “) under the symbol “ACRGF” and are traded on the Open Market of the Frankfurt Stock Exchange (“FRA”) under the symbol “0VZ”. On August 7, 2019, the last trading day prior to the date of this Prospectus, the closing price of the Subordinate Voting Shares on the CSE was US$10.80, the closing price of the Subordinate Voting Shares on the OTCQX was US$10.81 and the closing price of the Subordinate Voting Shares on the FRA was €10.26. Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Subordinate Voting Shares) will not be listed on any securities exchange. Accordingly, there is currently no market through which the Securities (other than Subordinate Voting Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

Note to U.S. Holders

This offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this Prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, if any, have been prepared in accordance with foreign generally accepted accounting principles, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of a foreign country, that some of its officers and directors may be residents of a foreign country and that some or all of the underwriters or experts named in the registration statement may be residents of a foreign country.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company has three classes of issued and outstanding shares: the Subordinate Voting Shares, the Class B proportionate voting shares (“Proportionate Voting Shares”) and the Class C multiple voting shares (the “Multiple Voting Shares”). The Subordinate Voting Shares, the Proportionate Voting Shares and the Multiple Voting Shares are substantially identical with the exception of the multiple voting rights and conversion rights attached to the Proportionate Voting Shares and Multiple Voting Shares. The Subordinate Voting Shares entitle the holders to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. Each Subordinate Voting Share is entitled to one vote per Subordinate Voting Share, each Proportionate Voting Share is entitled to 40 votes per Proportionate Voting Share and each Multiple Voting Share is entitled to 3,000 votes per Multiple Voting Share on all matters upon which the holders of shares are entitled to vote. Holders of Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares will vote together on all matters as if they were one class of shares, except to the extent that a vote as a separate class is required by law or provided for by the Company’s Articles. Each Proportionate Voting Share is convertible into 40 Subordinate Voting Shares at any time at the option of the holder thereof, and automatically in certain other circumstances. Each Multiple Voting Share is convertible into one Subordinate Voting Share at any time at the option of the holder thereof, and automatically in certain other circumstances. The holders of Subordinate Voting Shares have certain conversion rights in the event of a take-over bid for the Proportionate Voting Shares and each of the Subordinate Voting Shares, and Proportionate Voting Shares benefit from contractual provisions that give them certain rights in the event of a take-over bid for the Multiple Voting Shares. See “Description of the Share Capital of the Company – Coattail Provisions” and “Description of the Share Capital of the Company – Coattail Agreement”. All of the shares in the capital of the Company (each, a “Company Share”) are subject to the Canopy Growth Call Option (as defined herein). See “The Arrangement”.

Directors and certain officers of the Company residing outside of Canada have appointed DLA Piper (Canada) LLP, Suite 2800, Park Place, 666 Burrard Street, Vancouver, British Columbia V6C 27Z, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

Investing in the Securities is speculative and involves significant risks. Readers should carefully review and evaluate the risk factors contained in this Prospectus, the applicable Prospectus Supplement and in the documents incorporated by reference herein before purchasing any Securities. See “Forward-Looking Information” and “Risk Factors”.

The Company is not making an offer of the Securities in any jurisdiction where such offer is not permitted.

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters in connection with the offering of Securities will be passed upon on behalf of Acreage Holdings by DLA Piper (Canada) LLP.

The Company’s head office is located at 366 Madison Avenue, 11th Floor, New York, New York, 10017, telephone (646) 600-9181, and its registered office is located at Suite 2800, Park Place, 666 Burrard Street, Vancouver, British Columbia V6C 27Z.

This Prospectus is being filed in relation to the distribution of securities of an entity that currently derives, directly or indirectly, substantially all of its consolidated revenues from the cannabis industry in certain states of the United States, which industry is illegal under United States federal law. Acreage Holdings, Inc. is indirectly involved (through its indirect Subsidiary, High Street Capital Partners, LLC (“High Street”)) in the cannabis industry in the United States where state and local laws permit such activities. Currently, High Street and its licensed Subsidiaries are directly engaged in the manufacture, possession, use, sale or distribution of cannabis in the adult-use and medical cannabis marketplaces in various U.S. states.

The United States federal government regulates drugs through the Controlled Substances Act (21 U.S.C. § 811) (the “CSA”), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug. Under United States federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the drug under medical supervision. The United States Food and Drug Administration has not approved cannabis as a safe and effective drug for any indication.

Despite the current state of the United States federal law and the CSA, medical cannabis is currently legal in 33 states, Washington D.C., and the territories of Guam, Puerto Rico, the U.S. Virgin Islands, and the Northern Mariana Islands. Recreational, adult-use cannabis is legal in 10 states and Washington D.C., although Washington D.C. has not legalized commercial sale of cannabis. Accordingly, cannabis is largely regulated at the state level. State laws that permit and regulate the production, distribution and use of cannabis for adult-use or medical purposes are in direct conflict with the CSA. Although certain states authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under United States federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts. The Supremacy Clause of the United States Constitution establishes that the United States Constitution and federal laws made pursuant to it are paramount and in case of conflict between federal and state law, federal law shall apply.

On January 4, 2018, former United States Attorney General Jeff Sessions issued a memorandum to United States district attorneys which rescinded previous guidance from the United States Department of Justice specific to cannabis enforcement in the United States, including the Cole Memorandum (as defined herein). With the Cole Memorandum rescinded, United States federal prosecutors have been given discretion in determining whether to prosecute cannabis related violations of United States federal law. Mr. Sessions resigned on November 7, 2018. Following the brief tenure of Matthew Whitaker as the acting United States Attorney General, on December 7, 2018, President Donald Trump announced the nomination of William Barr and, on February 14, 2019, Mr. Barr was confirmed as Attorney General. The Department of Justice under Mr. Barr has not taken a formal position on federal enforcement of laws relating to cannabis. Mr. Barr has stated publicly that his preference would be to have a uniform federal rule against cannabis, but, absent such a uniform rule, his preference would be to permit the existing federal approach of leaving it up to the states to make their own decisions. There is no guarantee that the position of the Department of Justice will not change. If the Department of Justice policy under Attorney General William Barr were to aggressively pursue financiers or owners of cannabis-related businesses, and United States Attorneys followed such Department of Justice policies through pursuing prosecutions, then the Company could face (i) seizure of its cash and other assets used to support or derived from its cannabis operations, (ii) the arrest of its employees, directors, officers, managers and investors, and charges of ancillary criminal violations of the CSA for aiding and abetting and conspiring to violate the CSA by virtue of providing financial support to cannabis companies that service or provide goods to state-licensed or permitted cultivators, processors, distributors, and/or retailers of cannabis, and/or (iii) the barring of its employees, directors, officers, managers and investors who are not United States citizens from entry into the United States for life.

On February 15, 2019, President Donald Trump signed the 2019 Fiscal Year Appropriations Bill which included the Rohrabacher/Blumenauer Amendment, which prohibits the funding of federal prosecutions with respect to medical cannabis activities that are legal under state law, extending its application until September 30, 2019. There can be no assurances that the Rohrabacher/Blumenauer Amendment will be included in future appropriations bills. See “Regulatory Overview”.

There is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends or repeals the CSA with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendment or repeal there can be no assurance), there is a significant risk that federal authorities may enforce current federal law. If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Company’s business, results of operations, financial condition and prospects would be materially adversely affected.

Marijuana remains a Schedule I controlled substance under the CSA, and neither the Cole Memorandum nor its rescission nor the continued passage of the Rohrabacher/Blumenauer Amendment has altered that fact. The federal government of the United States has always reserved the right to enforce federal law in regard to the sale and disbursement of medical or adult-use marijuana, even if state law sanctions such sale and disbursement. If the United States federal government begins to enforce United States federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Company’s business, results of operations, financial condition and prospects would be materially adversely affected.

In light of the political and regulatory uncertainty surrounding the treatment of United States cannabis-related activities, on February 8, 2018, the Canadian Securities Administrators published CSA Staff Notice 51-352 – (Revised) Issuers with U.S. Marijuana-Related Activities (“Staff Notice 51-352”) setting out the Canadian Securities Administrator’s disclosure expectations for specific risks facing issuers with cannabis-related activities in the United States. Staff Notice 51-352 includes additional disclosure expectations that apply to all issuers with United States cannabis-related activities, including those with direct and indirect involvement in the cultivation and distribution of cannabis, as well as issuers that provide goods and services to third parties involved in the United States cannabis industry.

v

For these reasons, the Company’s operations in the United States cannabis market may subject the Company to heightened scrutiny by regulators, stock exchanges, clearing agencies and other United States and Canadian authorities. There are a number of risks associated with the business of the Company. See sections entitled “Regulatory Overview” and “Risk Factors” in this Prospectus and in the Annual Information Form (as hereinafter defined), including under “The Company’s business activities, while compliant with applicable state and local U.S. law, are illegal under U.S. federal law”, “United States Regulatory Uncertainty” and “Heightened Scrutiny by Canadian and U.S. Authorities”.

GENERAL MATTERS

Unless otherwise noted or the context indicates otherwise, the “Company”, “Acreage Holdings”, “we”, “us” and “our” refer to Acreage Holdings, Inc., its indirect Subsidiary, High Street Capital Partners, LLC (“High Street”), and their direct and indirect Subsidiaries and references to “Applied Inventions” refer to the Company prior to completion of the Transaction (as defined herein).

Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in connection with an investment in the Securities. No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus or any Prospectus Supplement in connection with the issue and sale of the Securities offered hereunder. Prospective investors should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document unless specified otherwise. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

Market and Industry Data

Unless otherwise indicated, market data and industry forecasts contained in this Prospectus and any applicable Prospectus Supplement is based on industry publications, various publicly available sources and reports purchased by the Company as well as from management’s good faith estimates, which are derived from management’s knowledge of the industry and independent sources. The Company believes that the industry data is accurate and that its estimates and assumptions based thereon are reasonable, but there is no assurance as to the accuracy or completeness of this data. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there is no assurance as to the accuracy or completeness of included information. Although the data is believed to be reliable, the Company has not independently verified any of the information from third-party sources nor has it ascertained the validity or accuracy of the underlying economic assumptions relied upon therein. Certain of the industry data presented herein has been derived from reports paid for by the Company and prepared by The Arcview Group, a cannabis industry investment and research company.

Actual outcomes may vary materially from those forecast in the reports or publications referred to herein, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although the Company believes that the sources relied upon are generally reliable, the accuracy and completeness of such information is not guaranteed and has not been independently verified. In addition, projections, assumptions and estimates of the Company’s future performance or the future performance of the industry and markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein.

Trademarks and Trade Names

This Prospectus, any applicable Prospectus Supplement and the documents incorporated herein by reference include references to the Company’s trademarks, including, without limitation, Acreage Holdings’ wordmark and square with bars, bands and lines service mark on the face page of this Prospectus, which are protected under applicable intellectual property laws and are the Company’s property. The Company’s trademarks and trade names referred to in this Prospectus, any applicable Prospectus Supplement and the documents incorporated herein by reference may appear without the ® or ™ symbol, but references to the Company’s trademarks and trade names in the absence of such symbols are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. All other trademarks and trade names used in this Prospectus, any applicable Prospectus Supplement or in documents incorporated herein by reference are the property of their respective owners.

Presentation of Financial Information

The financial statements of Acreage Holdings incorporated by reference in this Prospectus and any applicable Prospectus Supplement are reported in United States dollars and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Certain calculations included in tables and other figures in this Prospectus and any applicable Prospectus Supplement may have been rounded for clarity of presentation.

Currency Presentation and Exchange Rates

Unless the context otherwise requires, all references to “$”, “C$” and “dollars” mean references to the lawful money of Canada. All references to “US$” refer to United States dollars.

On August 7, 2019, the daily exchange rate for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = $1.3322.

FORWARD-LOOKING INFORMATION

This Prospectus and the documents incorporated by reference herein contain certain “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws (collectively, “forward-looking statements”) which are based upon the Company’s current internal expectations, estimates, projections, assumptions and beliefs. Such statements can be identified by the use of forward-looking terminology such as “expect”, “likely”, “may”, “will”, “should”, “intend”, or “anticipate”, “potential”, “proposed”, “estimate” and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document. Forward-looking statements in this Prospectus, any Prospectus Supplement or the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

•	expectations for the effects of the Transaction;

•	expectations for the potential benefits of the Transaction;

•

statements relating to the business and future activities of, and developments related to, the Company, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Company’s business, operations and plans;

•	expectations that planned acquisitions will be completed, and the expected financial results of such acquisitions;

•	expectations that licenses applied for will be obtained;

•	expectations regarding future cash flows from operations;

•	the likelihood that the Canopy Growth Call Option will be exercised (see “Description of the Business - Arrangement with Canopy Growth”);

•	the timing and outcome of the Acquisition (as defined herein);

•	the likelihood of the Acquisition being completed and any benefits to be derived therefrom, including the licensing of certain brands from Canopy Growth Corporation (“Canopy Growth”);

•	potential future legalization of adult-use and/or medical cannabis under U.S. federal law;

•	expectations of market size and growth in the U.S. and the states in which the Company operates;

•	expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally; and

•	other events or conditions that may occur in the future.

Forward-looking statements contained herein and in certain documents incorporated by reference in this Prospectus concerning the cannabis industry and its medical and adult-use markets and the general expectations of the Company concerning the industry and the Company’s business and operations are based on estimates prepared by the Company using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which the Company believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While the Company is not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties that are subject to change based on various factors.

Forward-looking statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Potential purchasers of the Securities are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to:

•	the likelihood of the Triggering Event (as defined herein) occurring or being waived by the Acquisition Expiry Date (as defined herein);

•	the ability of the Company and Canopy Growth to receive, in a timely manner and on satisfactory terms, the necessary regulatory approvals;

•	the ability of the Company and Canopy Growth to satisfy, in a timely manner, the other conditions to the completion of the Acquisition by the Acquisition Expiry Date;

•	the ability of the Company and Canopy Growth to satisfy, in a timely manner, the conditions to closing following the occurrence or waiver of the Triggering Event;

•	other expectations and assumptions concerning the Acquisition;

•	the available funds of the Company and the anticipated use of such funds;

•	the availability of financing opportunities;

•	legal and regulatory risks inherent in the cannabis industry;

•	risks associated with economic conditions, dependence on management and currency risk;

•	risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks;

•	risks relating to anti-money laundering laws and regulation;

•	other governmental and environmental regulation;

•	public opinion and perception of the cannabis industry;

•	risks related to contracts with third-party service providers;

•	risks related to the enforceability of contracts;

•	reliance on the expertise and judgment of senior management of the Company;

•	risks related to proprietary intellectual property and potential infringement by third parties;

•	the concentrated voting control of the Company’s founder and the unpredictability caused by the Company’s capital structure;

•	risks relating to the management of growth;

•	risks related to cash flow from operations;

•	increasing competition in the industry;

•	risks inherent in an agricultural business;

•	risks relating to energy costs;

•	risks associated to cannabis products manufactured for human consumption including potential product recalls;

•	reliance on key inputs, suppliers and skilled labor;

•	cybersecurity risks;

•	ability and constraints on marketing products;

•	fraudulent activity by employees, contractors and consultants;

•	tax and insurance related risks;

•	risks related to the economy generally;

•	risk of litigation;

•	conflicts of interest;

•	risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effecting service outside of Canada;

•	risks related to future acquisitions or dispositions;

•	sales by existing shareholders;

•	limited research and data relating to cannabis,

as well as those risk factors described under the heading “Risk Factors” and elsewhere in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein and as described from time to time in documents filed by the Company with Canadian securities regulatory authorities.

Readers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. You should not place undue reliance on forward-looking statements contained in this Prospectus, any Prospectus Supplement or in any document incorporated by reference herein or therein. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are expressly qualified in their entirety by this cautionary statement. Potential purchasers of the Securities should read this entire Prospectus, and each applicable Prospectus Supplement, and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects associated with holding Securities.

CAUTIONARY NOTE REGARDING NON-IFRS FINANCIAL MEASURES

The Company uses certain non-IFRS performance metrics such as EBITDA in this Prospectus or in documents incorporated by reference herein and therein, to evaluate its actual operating performance and for planning and forecasting future periods. The Company believes that the non-IFRS measures presented provide relevant and useful information for investors because they clarify actual operating performance, make it easier to compare results with those of other companies and allow investors to review performance in the same way as management. Since these measures are not calculated in accordance with IFRS, they should not be considered in isolation of, or as a substitute for, net loss or any other measure defined under IFRS as indicators of the Company’s performance, and they may not be comparable to similarly-named measures from other companies.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar regulatory authorities in Canada and with the U.S. Securities and Exchange Commission (the “SEC”) in the United States. The following documents, each of which has been filed with the securities regulatory authorities in each province of Canada except the Provinces of Quebec, Prince Edward Island and Newfoundland and Labrador, and the SEC, as applicable, are specifically incorporated by reference and form an integral part of this Prospectus:

•	the following sections of the listing statement of the Company dated November 14, 2018 (the “Listing Statement”):

•	Section 3.1 – General Development of the Business - Roll-Up Transactions

•	Section 3.1 – General Development of the Business – Acreage Acquisitions

•	Section 3.1 – General Development of the Business – Dispositions

•	Section 3.1 – General Development of the Business – Other Investments

•	the independent auditors’ report in respect of the audited annual financial statements of High Street for the years ended December 31, 2017 and 2016, included in Schedule “C”

•

the management information circular of the Company dated March 25, 2019 prepared in connection with the Company’s annual general and special meeting held on May 7, 2019 (the “March 2019 Management Information Circular”);

•

the management information circular of the Company dated May 17, 2019 prepared in connection with the Company’s special meeting held on June 19, 2019 at which the Arrangement (as defined herein) was adopted (the “May 2019 Management Information Circular”), excluding the fairness opinion dated August 14, 2018 attached as Schedule “B” to Canopy Growth’s management information circular dated August 22, 2018 for its annual and special meeting of shareholders held on September 26, 2018 related to the approval of a transaction with CBG Holdings LLC (the “Canopy 2018 Management Information Circular”) that has been consummated, which Canopy 2018 Management Information Circular was incorporated by reference in the May 2019 Management Information Circular;

•	the annual information form of the Company for the year ended December 31, 2018 dated April 24, 2019 (the “Annual Information Form”);

•

the Company’s audited consolidated financial statements as at and for the financial years ended December 31, 2018 and December 31, 2017, and related notes thereto, together with the independent auditors’ report thereon;

•	the Company’s management’s discussion and analysis for the financial year ended December 31, 2018;

•	the Company’s condensed interim consolidated financial statements as at and for the three months ended March 31, 2019 and 2018, and related notes thereto;

•	the Company’s management’s discussion and analysis for the three months ended March 31, 2019;

•

the management information circular of Applied Inventions dated October 5, 2018, as amended, prepared in connection with an annual and special meeting of shareholders of Applied Inventions held on November 6, 2018;

•	the material change report of the Company dated April 29, 2019 in respect of the execution by the Company of the Arrangement Agreement (as defined herein); and

•	the material change report of the Company dated July 4, 2019 in respect of the implementation of the Arrangement by the Company.

Any documents of the type required to be incorporated by reference herein pursuant to National Instrument 44-101 – Short Form Prospectus Distributions, including any annual information form, all material change reports (excluding confidential reports, if any), all annual and interim financial statements and management’s discussion and analysis relating thereto, or information circular or amendments thereto that the Company files with any securities commission or similar regulatory authority in Canada after the date of this Prospectus and prior to the expiry of this Prospectus will be deemed to be incorporated by reference in this Prospectus.

To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F, 6-K or 8-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus documents that it files with or furnishes to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), if and to the extent expressly provided therein.

Upon a new annual information form and annual consolidated financial statements being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis and material change reports, filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to such new interim consolidated financial statements and management’s discussion and analysis shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual general meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual general meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

A Prospectus Supplement containing the specific terms of any offering of the Securities will be delivered to purchasers of the Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of the Securities to which that Prospectus Supplement pertains.

In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any “template version” of “marketing materials” (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made.

The Company has not provided or otherwise authorized any other person to provide investors with information other than as contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If an investor is provided with different or inconsistent information, such investor should not rely on it.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents referred to in “Documents Incorporated by Reference”; (ii) the consents of auditors, counsel and any experts identified herein, if applicable; (iii) powers of attorney of the directors and officers of the Company; and (iv) a copy of the form of indenture for Debt Securities. A copy of the form of warrant indenture will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

DESCRIPTION OF THE BUSINESS

Corporate Structure

The Company was incorporated under the Business Corporations Act (Ontario) (the “OBCA”) on July 12, 1989 as “Applied Inventions Management Inc.”. On June 13, 1990, Applied Inventions completed its initial public offering pursuant to a prospectus and became a reporting issuer in the Province of Ontario. On August 29, 2014, Applied Inventions changed its name to “Applied Inventions Management Corp.”

Subsequent to its most recently completed financial year, on November 9, 2018, in connection with the Transaction, Applied Inventions continued into British Columbia (the “Continuance”) and concurrent therewith: (i) subdivided its Class B multiple voting shares (the “Class B Multiple Voting Shares”) on the basis of one and one-half (1.5) Class B Multiple Voting Shares for each Class B Multiple Voting Share issued and outstanding immediately prior thereto (the “Subdivision”); (ii) consolidated its issued and outstanding Class A Subordinate Voting Shares (the “Class A Subordinate Voting Shares”) and the post-Subdivision Class B Multiple Voting Shares on the basis of one (1) post-consolidation share of such class, as applicable, for every existing 350 shares of such class (the “Consolidation”); and (iii) approved the adoption of Articles under the Business Corporations Act (British Columbia) (the “BCBCA”) which effected the amendment of its then current Articles of Incorporation under the OBCA to: (A) amend the terms of the Class A Subordinate Voting Shares such that they have special rights and restrictions and were renamed “Subordinate Voting Shares”; (B) create a new class of shares consisting of an unlimited number of “Multiple Voting Shares” having special rights and restrictions; (C) create a new class of shares consisting of an unlimited number of “Proportionate Voting Shares” having special rights and restrictions; (D) amend the terms of the existing Class B Multiple Voting Shares such that they have the same special rights and restrictions as the Subordinate Voting Shares pursuant to (A) above; (E) delete its Class C preference shares in their entirety; and (F) change its name to “Acreage Holdings, Inc.”

On November 14, 2018, the Company completed the Transaction and received approval from the CSE to list the Subordinate Voting Shares on the CSE. The Subordinate Voting Shares commenced trading on the CSE under the symbol “ACRG.U” on November 15, 2018. See “Description of Business – Recent Developments – The Transaction”.

As a result of the Transaction, the Company acquired approximately 74% of the equity of High Street, with Kevin Murphy, the Company’s Chief Executive Officer and President, and certain executive employees and profit interest holders retaining a 24% equity interest in High Street. The Company acquired all of the issued and outstanding shares of Acreage Holdings America, Inc. (“USCo”), which has the sole right to manage High Street under the amended and restated limited liability company agreement of High Street which became effective upon closing of the Transaction (the “A&R LLC Agreement”). The Company’s structure following completion the Transaction is commonly referred to as an “Up-C” structure. The Up-C structure allows the members of High Street to continue to realize a portion of the tax benefits associated with owning interests in an entity, such as High Street, that is treated as a partnership, or “pass-through” entity, for U.S. income tax purposes following the Transaction. One of these benefits is that future taxable income of High Street that is allocated to its members will be taxed in the United States on a flow-through basis and therefore will not be subject to corporate taxes at the entity level. Additionally, because the members of High Street may redeem their units of High Street (the “High Street Units”) for Subordinate Voting Shares or, at the Company’s option, for cash, the Up-C structure also provides the members of High Street with potential liquidity that holders of non-publicly-traded limited liability companies are not typically afforded.

Following completion of the Transaction, High Street Units retained by Mr. Murphy, certain executive employees and profit interest holders, carry redemption and exchange rights allowing, subject to contractual restrictions, the holder thereof to exchange their High Street Units for newly-issued Subordinate Voting Shares on a one-for-one basis with respect to common High Street Units and, with respect to profit interests, as set forth in the A&R LLC Agreement. Instead of issuing Subordinate Voting Shares upon exchange of the High Street Units, the Company may at its option make a cash payment equal to the volume weighted average market price of one Subordinate Voting Share for each common High Street Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications) in accordance with the terms of the A&R LLC Agreement. The Company’s decision whether to make a cash payment or issue Subordinate Voting Shares upon a member’s exchange of their High Street Units will be made by the Company’s independent (within the meaning of applicable securities laws) directors who are disinterested. The Company, USCo and High Street have entered into a support agreement related to the above redemption and exchange rights (the “Acreage Support Agreement”).

The Company’s registered office is located at Suite 2800, Park Place, 666 Burrard Street, Vancouver, British Columbia V6C 2Z7 and the head office is located at 366 Madison Avenue, New York, New York 10017. The Company’s telephone number is (646) 600-9181. The Company’s business website is www.acreageholdings.com and its investor relations website is http://investors.acreageholdings.com.

Inter-Corporate Relationships

The following chart illustrates the Company’s corporate structure including details of the jurisdiction of formation of each Subsidiary and entities with which the Company has management or consulting services agreements as of the date of this Prospectus, reflecting the completion of the Transaction and the Roll-Up (as defined herein). High Street owns or has entered into management or consulting services agreements with license holders to assist such license holders with their operations of state-licensed medical and adult-use cannabis businesses in California, Connecticut, Florida, Illinois, Iowa, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania and Washington.

Unless otherwise noted, all lines represent 100% ownership of outstanding securities of the applicable Subsidiary. The Company does not have any ownership interest in entities with which it has a management or consulting services agreement.

Notes:

(1)	The managers and executive officers of High Street are: Acreage Holdings America, Inc. (sole manager) and Kevin Murphy (chief executive officer).
(2)

The manager of each of: 1627 West Main, LLC, Acreage California Holding Company, LLC, Acreage Compassionate Care Holdings OK , LLC, Acreage Compassionate Care OK, LLC, Acreage Connecticut, LLC, Acreage Grand Forks, LLC, Acreage IP California, LLC, Acreage IP Holdings, LLC, Acreage IP Maryland, LLC, Acreage IP Massachusetts, LLC, Acreage IP New York, LLC, Acreage IP Ohio, LLC, Acreage IP Oregon, LLC, Acreage IP Pennsylvania, LLC, Acreage Massachusetts, LLC, Acreage Michigan 1, LLC, Acreage Michigan 2, LLC, Acreage Michigan 3, LLC, Acreage Michigan 4, LLC, Acreage Michigan 5, LLC, Acreage Michigan Holding Company, LLC, Acreage Michigan Operating, LLC, Acreage Michigan, LLC, Acreage Real Estate Holdco, LLC, Acreage Williston, LLC, In Grown Farms, LLC, Iowa Relief, LLC, Prime Consulting Group, LLC and South Shore Bio Pharma, LLC is Kevin Murphy.

(3)

The managing member of each of: Acreage Holdings of NJ, LLC, Acreage North Dakota, LLC, Acreage OK Holdings, LLC, Acreage Oklahoma, LLC, Acreage OZ RE, LLC, Acreage PA Management, LLC, Acreage Pasadena, LLC, Acreage RE State Holdings, LLC, Acreage Real Estate, LLC, Acreage Transportation, LLC, D&B Wellness, LLC, HSC Solutions, LLC, Impire State Holdings, LLC, NCC Real Estate, LLC, New York Medicinal Research & Caring, LLC, NYCANNA, LLC, Prime Wellness of CT, LLC, Prime Wellness of PA, LLC and Thames Valley Apothecary, LLC is High Street.

(4)	The manager of each of: Acreage Iowa, LLC, Acreage New York, LLC, Acreage Virginia, LLC and HSCP Service Company, LLC is High Street.
(5)	The board of directors and executive officers of 22nd and Burn, Inc., East 11th Incorporated and The Firestation 23, Inc. are: Christopher Tolford (sole director, president and secretary)
(6)	The board of directors and executive officers of Acreage Florida, Inc. are: Kevin Murphy (sole director, president and secretary).
(7)

The board of directors and executive officers of Acreage Holdings America, Inc. and Acreage Holdings WC, Inc. are: James Doherty (secretary), Glen Leibowitz (treasurer) and Kevin Murphy (president and sole director).

(8)	The manager and executive officer of Acreage Relief Holdings OK, LLC are: Kevin Murphy (manager and president).
(9)	The manager and executive officer of Acreage Relief OK, LLC are: Kevin Murphy (manager and president).
(10)

The manager and executive officers of Balaton Foods, LLC, Braeburn, LLC, Gesundheit Foods, LLC, Granny Smith Co., LLC, Gravenstein Foods, LLC and Gruner Apfel - CA, LLC, are: Gruner Apfel LLC (manager), Todd Boren (co-chief executive officer) and Tony Bash (co-chief executive officer).

(11)	The manager and executive officers of Made By Science, LLC are: Gruner Apfel LLC (manager), Todd Boren (co-chief executive officer), Tony Bash (co-chief executive officer) and Josh Held (president).
(12)	The manager and executive officers of Grunner Apfel, LLC are: Todd Boren (manager and co-chief executive officer) and Tony Bash (co-chief executive officer).
(13)

The manager and executive officers of Form Factory, Inc. (n/k/a Form Factory, LLC) (“Form Factory”) are: Kevin Murphy (manager, president and chief executive officer) and Glen Leibowitz (secretary and treasurer).

(14)

The board of directors and executive officers of Health Circle, Inc. are: Michael Westort (director, president and treasurer), Mary Mason (director and secretary), James Welch (director), Lea Westort (director) and Elizabeth Peters (director).

(15)	The manager and member of HSCP Oregon, LLC are: Christopher Tolford (manager) and High Street (member).
(16)	The manager and member of HSRC Norcal, LLC are: High Street and CHGI Holdings
(17)

The board of directors and executive officers of HSCP Service Company Holdings, Inc. are: Kevin Murphy (sole director, chief executive officer and president), James Doherty (secretary) and Glen Leibowitz (treasurer).

(18)	The managers of Maryland Medicinal Research & Caring, LLC are: Kevin Murphy (manager) and Christopher Tolford (manager).
(19)	The managers of NCC, LLC are: Kevin Murphy (manager and president) and Christopher Tolford (secretary and treasurer).
(20)	The manager of Prime Alternative Treatment Center Consulting, LLC is: Kevin Murphy.
(21)	The board of directors and executive officers of The Botanist, Inc.: Kevin Murphy (sole director, president, treasurer and secretary) and Chris Tolford and Jovan Bethell, Vice Presidents.
(22)

The board of directors and executive officers of Kanna, Inc. are: Robert Daino, sole director, Patti O’Brien, President, Kevin Murphy, Chief Executive Officer, James Doherty, Secretary and Glen Leibowitz, Treasurer.

(23)

Gesundheit Foods LLC is party to an option agreement with Central Processors LLC and its sole member which permits Gesundheit Foods LLC to acquire Central Processors LLC at Gesundheit Foods LLC’s option.

Business of the Company

Mr. Kevin Murphy, the Chief Executive Officer and President of the Company, began investing in the cannabis space in 2011 with minority investments in dispensaries located in medical-use states on the east coast of the United States. High Street was founded by Mr. Murphy in April 2014 to invest in the burgeoning U.S. regulated cannabis market and, until April 2018, was an investment holding company and engaged in the business of investing in cannabis companies. As part of the formation of High Street in 2014, Mr. Murphy contributed his cannabis related investment portfolio valued at approximately US$14 million to High Street in exchange for 20 million Class B membership units of High Street.

Since its formation, High Street has invested in geographically diverse licensed entities that operate in both the adult-use and medical-use authorized U.S. states. The Subsidiaries focus on all aspects of the state-regulated cannabis industry. As a result of its experience investing in the industry, and, in many cases, active involvement with the Subsidiaries, High Street’s management gained significant experience in cultivation, processing and dispensing of cannabis and cannabis infused products.

From inception until High Street began the Roll-Up (as defined below), the principal business activity of High Street was to provide debt and equity capital to cannabis license holders, cannabis license applicants and related management companies which are party to financing and consulting services agreements with High Street-owned entities in states throughout the United States where medical and/or adult-use of cannabis is legal. Such investments included straight debt securities (secured or unsecured), convertible debt instruments and/or common or preferred equity securities issued by the Subsidiaries. As an investor in these Subsidiaries, High Street was generally entitled to hold board seats and played an advisory role in the management and operations of such Subsidiaries, which afforded High Street the opportunity to build its institutional knowledge in the cannabis space. Additionally, being an investor in the Subsidiaries provided High Street with the ability to develop a vertically-integrated U.S. cannabis market participant with one of the largest footprints in the industry.

High Street is a Delaware limited liability company, or LLC, rather than a corporation. Unlike a corporation, generally all profits and losses of the business carried on by an LLC “pass through” to each member of the LLC. LLC members report their respective shares of such profits and losses on their U.S. federal tax returns.

Roll-Up Transactions

Beginning in April 2018, High Street focused its business strategy on acquiring control over the Subsidiaries in which it had an existing investment (collectively, the “Roll-Up Transactions” or the “Roll-Up”). In order to effect the Roll-Up Transactions, High Street entered into a membership interest purchase and contribution agreement (each, a “MIPC Agreement”) with the then-owners of equity interests of each of the applicable Subsidiaries (in each case, a “Subsidiary Seller”), pursuant to which High Street agreed to purchase, and each Subsidiary Seller agreed to sell, the equity interest in the Subsidiary held by such Subsidiary Seller (in each case, the “Interest”).

In October 2018, High Street substantially completed the Roll-Up Transactions. As consideration for the purchase of the Interests of the Subsidiary Sellers, High Street paid an aggregate of US$39,870,093, and issued an aggregate of US$13,640,695 in seller’s notes and 13,778,810 Class D membership units of High Street, for total consideration of US$138,939,410. Following the Roll-Up, the Transaction and the Company’s other acquisitions, the Company, through its Subsidiaries and management or consulting services agreements (including pending acquisitions), holds licenses to operate or has entered into management or consulting services agreements with license holders or otherwise assist in the operation of 88 dispensaries and licenses to grow and process cannabis in 25 facilities, and owns, or assists in the operations of cannabis businesses in 20 states (pending the completion of proposed acquisitions) across the U.S., including California, Connecticut, Florida, Illinois, Iowa, Maine, Maryland, Massachusetts, Michigan, Nevada, New Hampshire, New Jersey, New York, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island and Washington.

Each of the Subsidiaries are in various stages of development and operations, ranging from having only recently sought or obtained a newly issued state cannabis license or to being fully operational. The Company, through High Street, plans to continue its expansion, with active efforts underway to acquire new and existing licenses in other states. Certain states require that licenses are to be held by non-profit entities or limit the percentage of ownership of out-of-state residents. In those states, High Street or other Subsidiaries have entered into management or consulting services agreements with such entities, under which High Street or other Subsidiaries have the right to assist in the operations of such entities and earns fees in exchange for providing services.

High Street Acquisitions

In addition to the Roll-Up Transactions, and as part of its overall business strategy, the Company, through High Street, has completed, or expects to complete, a number of strategic acquisitions or investments (the “High Street Acquisitions”).

The material terms of the High Street Acquisitions consummated prior to the completion of the Transaction are described in the Listing Statement. The following is an overview of each material High Street Acquisition completed, or expected to be completed, subsequent to the date of the Listing Statement.

Deep Roots Medical LLC

On April 17, 2019, High Street entered into an agreement and plan of merger (the “Original Deep Roots Agreement”) with Deep Roots Medical LLC (“Deep Roots”) which was subsequently amended by a first amendment to the agreement and plan of merger dated July 22, 2019 (the “Deep Roots Agreement Amendment”, and, together with the Original Deep Roots Agreement, the “Deep Roots Agreement”), pursuant to which High Street will acquire 100% of Deep Roots, a vertically integrated cannabis operator in Nevada, for aggregate consideration of approximately US$120 million payable as to US$100 million in common High Street Units and US$20 million in cash. Deep Roots marks Acreage Holding’s entry into Nevada. In connection with the acquisition of Deep Roots, High Street will issue up to 4,761,905 common High Street Units at a deemed value of US$21.00 per common High Street Unit. The transaction is subject to customary purchase price adjustments and other customary closing conditions. Certain Deep Roots employees will have a portion of their Units be subject to a lock-up schedule. The acquisition of Deep Roots is expected to close during 2019.

Kanna, Inc.

On March 12, 2019, the Company entered into an agreement to acquire 100% of California-based Kanna Inc. (“Kanna”), which holds a license to operate a cannabis dispensary in Oakland, California, marking the Company’s first dispensary operating license in California. The dispensary is scheduled to open in the fourth quarter of 2019, under the Company’s dispensary brand “The Botanist”. The acquisition of Kanna closed effective June 28, 2019. As consideration for the acquisition of Kanna, the Company issued 382,641 Subordinate Voting Shares at a deemed price of US$25.00 per share, valuing the deal at US$11.5 million (including costs of sellers paid at closing). The transaction is subject to customary purchase price adjustments.

Form Factory

Form Factory is a limited liability company originally incorporated as a corporation on July 12, 2018 under the laws of the State of Delaware. Form Factory is a cannabis manufacturer, co-packer, and distributor with operations in Oregon and Washington, and plans to expand to California. On April 16, 2019, Form Factory converted into a Delaware limited liability company.

On December 5, 2018, the Company and Form Factory entered into a definitive agreement pursuant to which the Company agreed to acquire all of the issued and outstanding shares of Form Factory in an all-share transaction valued at approximately US$160 million (the “Form Factory Acquisition”). As consideration for the shares of Form Factory, the Company agreed to issue up to 6.4 million Subordinate Voting Shares valued at a price of US$25.00 per share.

The Form Factory Acquisition closed on April 16, 2019.

Acreage Florida, Inc.

Acreage Florida, Inc. (“Acreage Florida”) is a corporation formed on August 24, 1989 under the laws of the State of Florida, and on February 4, 2019, changed its name from “Nature’s Way Nursery of Miami, Inc.” to “Acreage Florida, Inc.”. On July 13, 2018, Acreage Florida and the State of Florida Department of Health entered into a settlement agreement pursuant to which the State of Florida Department of Health agreed to register Acreage Florida as a medical cannabis treatment center. Acreage Florida was granted a license to operate a medical cannabis treatment center from the State of Florida Department of Health on July 13, 2018.

On November 2, 2018, Acreage Florida, High Street and the shareholders of Acreage Florida entered into a Securities Purchase Agreement pursuant to which High Street acquired all of the outstanding equity interests in Acreage Florida on a cash-free, debt-free basis.

On January 4, 2019, High Street completed the acquisition of Acreage Florida. High Street paid the Acreage Florida shareholders approximately US$67 million, with US$63 million paid in cash and US$4 million paid by the issuance of 198,019 High Street Units, and assumed certain transaction expenses of the sellers. The High Street Units are exchangeable for Subordinate Voting Shares at the election of the holder and subject to the redemption and exchange rights set out in the A&R LLC Agreement.

Blue Tire Holdings, LLC

Blue Tire Holdings, LLC (“BTH”) is a limited liability company formed on August 30, 2018 under the laws of the State of Michigan and has the right to lease and/or purchase certain real estate assets throughout the state by the execution of a series of option and purchase agreements. BTH is not a subsidiary of the Company.

On November 26, 2018, BTH and High Street entered into a Real Estate Asset Purchase Agreement, pursuant to which High Street obtained the right to acquire real estate assets in Michigan from BTH. BTH has engaged in discussions with various municipalities in Michigan to secure municipal approval for operating regulated cannabis businesses using these real estate assets and currently holds municipal licenses for dispensary operations in key cities throughout the state including: Detroit, Bay City, Battle Creek, Lansing, and Ann Arbor. Real estate assets have been secured in strategic locations, including a 55,000 square foot facility in Flint that will serve as a large-scale, mixed-use indoor facility to cultivate high-end cannabis, provide manufacturing and packaging services and serve as a flagship retail location.

BTH is not affiliated with any High Street entity, but BTH will assist High Street in establishing a Michigan based entity to operate regulated cannabis businesses within the state, and the real estate assets will be exclusively acquired for that purpose. At High Street’s sole direction, BTH will assign any of the real estate assets to High Street in support of such licensing. High Street intends to structure its Michigan operation as one or more wholly-owned subsidiaries of High Street that will directly own and control all licenses granted by the State of Michigan. To the extent that High Street is unable to directly obtain such licenses, BTH has agreed to create a management agreement structure to permit High Street to assist in the operation of the businesses, subject to regulatory requirements, in exchange for fees for providing services. The management services agreement will contain such terms and conditions as may be agreed to by High Street and BTH.

Dispositions

As part of its overall business strategy, the Company, through High Street, has completed, or expects to complete, a number of dispositions (the “High Street Dispositions”).

The material terms of the High Street Dispositions consummated prior to the completion of the Transaction are described in the Listing Statement.

The following is an overview of the High Street Dispositions completed subsequent to the date of the Listing Statement.

San Felasco Nurseries

High Street, through Florida Wellness, LLC (“FLW”), formerly held an investment in San Felasco Nurseries, Inc. (“SFN”). SFN, which is doing business as the Green Solution, is the licensee. As Florida is a vertically integrated system, SFN is permitted to cultivate, harvest, process and sell/dispense/deliver its own medical cannabis products.

As of July 25, 2018, SFN is cultivating cannabis. However, SFN does not have an operational dispensary. In October 2018, High Street withdrew as a member of FLW, and therefore is no longer a shareholder in SFN.

The Transaction

On September 21, 2018, Applied Inventions, High Street, Acreage Finco B.C. Ltd. (“Finco”), HSCP Merger Corp. (“MergerSub”), USCo and Acreage Holdings WC, Inc. (“USCo2”) entered into a definitive business combination agreement with High Street and others (the “Definitive Agreement”) pursuant to which, among other things, High Street completed a reverse take-over of Applied Inventions (the “Transaction”). The Transaction was structured as a series of transactions, including a Canadian three-cornered amalgamation and a series of U.S. reorganization steps.

Reorganization of Applied Inventions

Under the Definitive Agreement, Applied Inventions agreed to take all necessary steps to complete a corporate reorganization. Pursuant to a resolution adopted by Applied Inventions’ shareholders at an annual general and special meeting held on November 6, 2018, Applied Inventions: (i) effected the Continuance; (ii) changed its name to “Acreage Holdings, Inc.”; (iii) adopted Articles under the BCBCA which amended its Articles of Incorporation under the OBCA to: (A) complete the Subdivision of its Class B Multiple Voting Shares; (B) complete the Consolidation of the Class A Subordinate Voting Shares and the post-Subdivision Class B Multiple Voting Shares; (C) amend the terms of the post-Consolidation Class A Subordinate Voting Shares which were renamed “Subordinate Voting Shares”; (D) create a new class of shares consisting of an unlimited number of “Proportionate Voting Shares”; (E) create a new class of shares consisting of an unlimited number of “Multiple Voting Shares”; and (F) amend the terms of the post-Consolidation, post-Subdivision Class B Multiple Voting Shares such that they have the same special rights and restrictions as the Subordinate Voting Shares (collectively, the “Share Reorganization”).

Finco Financing

On November 13, 2018, as part of the Transaction, Finco completed a private placement offering of 12,566,144 subscription receipts (“Finco Subscription Receipts”) at a price of US$25.00 per Finco Subscription Receipt for gross proceeds to Finco of US$314,153,600 (the “Offering”). The Offering was comprised of a brokered offering of 8,388,000 Finco Subscription Receipts (the “Brokered Offering”) for gross proceeds of US$209,700,000, which was led by Canaccord Genuity Corp. (“Canaccord”), as lead agent and sole bookrunner, and included Beacon Securities Limited, Cormark Securities Inc., Eight Capital and Haywood Securities Inc. (collectively, the “Agents”), and a non-brokered offering of 4,178,144 Finco Subscription Receipts (the “Non-Brokered Offering”) for gross proceeds of US$104,453,600. The Finco Subscription Receipts were converted into common shares of Finco upon satisfaction of the escrow release conditions set out in the agency agreement entered into among the Agents, Finco, High Street and the Company (the “Agency Agreement”).

In connection with the Offering, High Street paid a cash fee to the Agents equal to 6.0% of the gross proceeds of the Brokered Offering in accordance with the terms and conditions of the Agency Agreement (such cash fee was reduced to 2.5% in respect of sales to subscribers on the president’s list) and a financial advisory fee in the amount of US$3,000,000 in connection with the Non-Brokered Offering. As additional consideration, the Agents were granted compensation options (“Compensation Options”) entitling the Agents to subscribe for that number of common shares of Finco, or following the Transaction, the Company, as was equal to 2.0% of the number of Finco Subscription Receipts issued under the Brokered Offering (such number of Compensation Options was reduced to 1.5% in respect of sales to subscribers on the president’s list). Each Compensation Option is exercisable for one Subordinate Voting Share (subject to any necessary adjustments) at US$25.00 for a period of 24 months.

The below table sets out the proposed use of the net proceeds of the Offering of Finco Subscription Receipts as disclosed in the Listing Statement and the current status of each such expense.

Expense	Amount	Status
Payment of Seller Notes	($30,000,000)	Paid
Cost of Issuance	($19,000,000)	Paid
Withholding Tax Payment(1)	($22,042,075)	Paid
General and Administrative Expenses	($20,000,000)	To date, approximately $16,000,000 has been spent, with the balance expected to be spent within the next two quarters
Committed Acquisition and Subsequent Build-Out	($102,000,000)	To date, approximately $72,000,000 has been spent, with the balance earmarked for a build-out in Florida
Future Capital Expenditures	($85,500,000)	To date, approximately $53,000,000 has been spent, with the balance earmarked for future capital expenditures.

Note:

(1)

In connection with the Share Reorganization, non-U.S. holders of High Street Units were be subject to U.S. withholding tax under the Internal Revenue Code of 1986 upon the disposition of High Street Units equal to 10% of the fair market value of shares received in the exchange.

Contributions to USCo and USCo2

Pursuant to the Definitive Agreement, High Street agreed to use its reasonable commercial efforts to cause the following to take place:

1.	all outstanding senior secured convertible notes of High Street were converted, pursuant to their terms, into Class A High Street Units;

2.

other than Mr. Murphy, certain executive employees, holders of profit interests and certain residents of California, all members of High Street contributed their High Street Units to USCo in exchange for voting common shares of USCo. Members of High Street which resided outside the United States received Class A common shares of USCo, while members of High Street which resided within the U.S. received Class B common shares of USCo;

3.	Members of High Street who were residents of California for California state income tax purposes, contributed their High Street Units to USCo2 in exchange for non-voting shares of USCo2; and

4.	Mr. Murphy contributed a portion of his High Street Units to USCo in exchange for Class C voting common shares of USCo, and otherwise continued to hold his remaining High Street Units.

On completion of the Transaction, the Company and USCo2 entered into an agreement (the “USCo2 Support Agreement”) under which the Company agreed that, so long as any shares of USCo2 which are redeemable or exchangeable for Subordinate Voting Shares and not owned by the Company are outstanding, the Company shall:

•

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of a redemption or exchange of USCo2 shares by a holder thereof upon a redemption or exchange of such USCo2 shares by the Company and, without limiting the generality of the foregoing, take all such actions and do all such things as are necessary or desirable to enable and permit the Company to cause to be delivered Subordinate Voting Shares and/or amounts in cash, as applicable, to the holders of USCo2 shares in accordance with the provisions of USCo2’s Articles of Incorporation, together with an amount in cash sufficient to pay any amount to be paid in respect of unpaid distributions with respect to such USCo2 shares (if any); and

•

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit USCo2, if it elects to effect a redemption or exchange of USCo2 shares directly with the holder thereof, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of a redemption or exchange of USCo2 shares by a holder thereof.

The USCo2 Support Agreement provides that in the event that a share exchange offer, issuer bid, take-over bid or similar transaction with respect to Subordinate Voting Shares is proposed by the Company or is proposed to the Company or its shareholders and is recommended to the Company’s Board of Directors (the “Board”), or is otherwise effected or to be effected with the consent or approval of the Board, and the USCo2 shares are not redeemed by USCo2 or purchased by USCo2 or the Company pursuant to the terms of the USCo2 Articles of Incorporation, the Company will use its reasonable efforts in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of USCo2 shares (other than the Company) to participate in such offer to the same extent and on an economically equivalent basis as the holders of Subordinate Voting Shares, without discrimination. Without limiting the generality of the foregoing, the Company will use its reasonable efforts in good faith to ensure that holders of USCo2 shares may participate in each such offer.

The USCo2 Support Agreement provides that while any USCo2 shares (or other rights pursuant to which USCo2 shares may be acquired upon the exercise thereof) which are redeemable or exchangeable for Subordinate Voting Shares, other than USCo2 shares held by the Company, are outstanding, the Company will make available such number of Subordinate Voting Shares (or other shares or securities into which Subordinate Voting Shares may be reclassified or changed) without duplication sufficient to satisfy the issuance of Subordinate Voting Shares upon redemption of all currently outstanding USCo2 shares or such USCo2 shares which may be issuable upon the exercise of all rights to acquire such shares, in addition to any additional Subordinate Voting Shares as may be required to enable and permit the Company to meet its obligations under any security or commitment pursuant to which the Company may be required to deliver Subordinate Voting Shares to any person.

The Amalgamation

Pursuant to the Definitive Agreement, after completion of the Offering, Applied Inventions, MergerSub and Finco completed a three-cornered amalgamation pursuant to Section 269 of the BCBCA (the “Amalgamation”) under which Finco shareholders (including former holders of Finco Subscription Receipts) received one Subordinate Voting Share in exchange for each Finco Subscription Receipt, and Finco and MergerSub amalgamated (the resulting company, “Amalco”). Amalco was then dissolved and liquidated, pursuant to which all of the assets of Amalco were distributed to the Company.

Reverse Takeover

On November 14, 2018, after completion of the Amalgamation, High Street completed a reverse take-over of the Company on the following basis:

1.

holders of USCo common shares contributed their USCo common shares to the Company in exchange for Subordinate Voting Shares, Proportionate Voting Shares and, together with a subscription for cash by Mr. Murphy, Multiple Voting Shares. Holders of Class A common shares of USCo (being non-U.S. Holders) received Subordinate Voting Shares, holders of Class B common shares of USCo (being U.S. Holders) received Proportionate Voting Shares, and Mr. Murphy received Multiple Voting Shares;

2.	through USCo and USCo2, the Company contributed the proceeds of the Offering to High Street upon completion of the Transaction; and

3.	all outstanding warrants of High Street were converted, pursuant to their terms, to permit the holders thereof to acquire one Subordinate Voting Share upon exercise thereof.

CSE Listing

The Subordinate Voting Shares began trading on the CSE on November 15, 2018 under the symbol “ACRG.U”.

Recent Developments

OTCQX Listing

On January 7, 2019, the Subordinate Voting Shares commenced trading on the OTCQX under the ticker symbol “ACRGF”. The Company was sponsored for OTCQX by Dorsey & Whitney LLP, a qualified third-party firm responsible for providing guidance on OTCQX requirements and recommending membership.

Frankfurt Stock Exchange Trading

On February 6, 2019, the Subordinate Voting Shares commenced trading on the Open Market of the FRA under the symbol “0VZ”.

Arrangement with Canopy Growth

On April 18, 2019, the Company entered into an arrangement agreement (the “Original Arrangement Agreement”) with Canopy Growth, which was subsequently amended by a first amendment to the arrangement agreement dated May 15, 2019 (the “Arrangement Agreement Amendment”, and, together with the Original Arrangement Agreement, the “Arrangement Agreement”), pursuant to which the Company agreed to complete an arrangement (the “Arrangement”) under the provisions of the BCBCA. The Arrangement was approved at the Company’s special meeting held on June 19, 2019 and a final order approving the Arrangement was obtained from the Supreme Court of British Columbia (the “Court”) on June 21, 2019. Upon implementation of the Arrangement on June 27, 2019, the Articles of the Company were amended to provide Canopy Growth with the option (the “Canopy Growth Call Option”) to acquire all of the issued and outstanding Company Shares in exchange for the payment of 0.5818 of a common share in the capital of Canopy Growth (each whole share, a “Canopy Growth Share”) for each Subordinate Voting Share held (with the payment to holders of Proportionate Voting Shares being adjusted as though each Proportionate Voting Share was converted into 40 Subordinate Voting Shares in accordance with its terms) (the “Exchange Ratio”), which Exchange Ratio is subject to adjustment in accordance with the Arrangement Agreement.

In addition, on June 27, 2019, holders of Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares as well as Acreage Unit Holders (as defined herein) other than Acreage Holdings and the holders of USCo2 shares (the “USCo2 Holders” and, together with the shareholders of the Company and Acreage Unit Holders, the “Acreage Holders”) received approximately $2.63, being their pro rata portion (on an as converted to Subordinate Voting Share basis) of US$300 million (the “Aggregate Option Premium”) based on the number of outstanding securities of the Company as of the close of business on June 26, 2019, being the record date for payment of the Aggregate Option Premium. The Aggregate Option Premium was distributed to such holders of record on or before July 3, 2019.

Canopy Growth is required to exercise the Canopy Growth Call Option upon a change in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event”). Alternatively, Canopy Growth may elect to exercise the Canopy Growth Call Option at any time prior to the date that is 90 months following the Initial Effective Date. The completion of the acquisition of the Company Shares upon exercise or deemed exercise of the Canopy Growth Call Option (the “Acquisition”) is subject to certain conditions set out in the Arrangement Agreement. See “The Arrangement”.

Prior to the Acquisition Effective Date (as defined herein), the Company will continue to operate as a stand-alone entity and to conduct its business independently, subject to compliance with certain covenants contained in the Arrangement Agreement and the Subordinate Voting Shares will remain listed on the CSE, the OTCQX and the Frankfurt Stock Exchange. If the Acquisition is completed, Canopy Growth will acquire all of the Acreage Shares, the Company will become a wholly-owned subsidiary of Canopy Growth and Canopy Growth will continue the operations of Canopy Growth and the Company on a combined basis.

See “Description of the Arrangement” in the May 2019 Management Information Circular.

REGULATORY OVERVIEW

In accordance with the Canadian Securities Administrators Staff Notice 51-352 (Revised) – Issuers with U.S. Marijuana-Related Activities (“Staff Notice 51-352”), below is a discussion of the federal and state-level U.S. regulatory regimes in those jurisdictions where the Company is currently involved, through High Street, in the cannabis industry. High Street is, through its Subsidiaries, engaged in, or has management or consulting services agreements in place with license holders to assist in the manufacture, possession, use, sale or distribution of cannabis in the adult-use or medical cannabis marketplace in California, Connecticut, Florida, Illinois, Iowa, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania and Washington. In addition, the Company has pending transactions which, if consummated, would result in it being engaged, through its Subsidiaries, in the manufacture, possession, use, sale or distribution of cannabis in the adult-use and/or medical cannabis marketplace in Nevada and Rhode Island. In accordance with Staff Notice 51-352, the Company will evaluate, monitor and reassess this disclosure, and any related risks, on an ongoing basis and the same will be supplemented and amended to investors in public filings, including in the event of government policy changes or the introduction of new or amended guidance, laws or regulations regarding cannabis regulation. Any non-compliance, citations or notices of violation which may have an impact on the Company’s license, business activities or operations will be promptly disclosed by the Company.

United States Federal Overview

The United States federal government regulates drugs through the Controlled Substances Act (21 U.S.C. § 811) (the “CSA”) which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I controlled substance. The U.S. Department of Justice (the “DOJ”) defines Schedule I drugs, substances or chemicals as “drugs with no currently accepted medical use and a high potential for abuse.” The United States Food and Drug Administration (the “FDA”) has not approved cannabis as a safe and effective drug for any condition.

State laws that permit and regulate the production, distribution and use of cannabis for adult-use or medical purposes are in direct conflict with the CSA, which makes cannabis use and possession federally illegal. Although certain states and territories of the U.S. authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts under federal law under any and all circumstances under the CSA. Although the Company’s activities are believed to be compliant with applicable United States state and local law, strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under United States federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company.

As of the date of this Prospectus, 33 U.S. states, and the District of Columbia and the territories of Guam, Puerto Rico, the U.S. Virgin Islands, and the Northern Mariana Islands have legalized the cultivation and sale of full-strength cannabis for medical purposes. In 10 U.S. states, the sale and possession of cannabis is legal for both medical and adult-use, and the District of Columbia has legalized adult-use but not commercial sale. Thirteen states have also enacted low-THC / high-cannabidiol (“CBD”) only laws for medical cannabis patients. All considered, approximately 95% of Americans now live in states where some form of medical cannabis is legal.

The prior U.S. administration attempted to address the inconsistencies between federal and state regulation of cannabis in a memorandum which then-Deputy Attorney General James Cole sent to all United States Attorneys in August 2013 (the “Cole Memorandum”) outlining certain priorities for the DOJ relating to the prosecution of cannabis offenses. The Cole Memorandum noted that in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, processing, distribution, sale and possession of cannabis, conduct in compliance with those laws and regulations is less likely to be a priority at the federal level. The DOJ did not provide (and has not provided since) specific guidelines for what regulatory and enforcement systems would be deemed sufficient under the Cole Memorandum. In light of limited investigative and prosecutorial resources, the Cole Memorandum concluded that the DOJ should be focused on addressing only the most significant threats related to cannabis.

On January 4, 2018, U.S. Attorney General Jeff Sessions formally issued a new memorandum (the “Sessions Memorandum”), which rescinded the Cole Memorandum. The Sessions Memorandum stated, in part, that current law reflects “Congress’ determination that cannabis is a dangerous drug and cannabis activity is a serious crime”, and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress by following well-established principles when pursuing prosecutions related to cannabis activities. There can be no assurance that the federal government will not enforce federal laws relating to cannabis in the future. As a result of the Sessions Memorandum, federal prosecutors are now free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities despite the existence of State-level laws that may be inconsistent with federal prohibitions. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and resultantly it is uncertain how active U.S. federal prosecutors will be in relation to such activities.

The Company believes it is too soon to determine what prosecutorial effects will be created by the rescission of the Cole Memorandum. The sheer size of the cannabis industry, in addition to participation by state and local governments and investors, suggests that a large-scale enforcement operation would more than likely create unwanted political backlash for the DOJ and the Trump administration. It is also possible that the revocation of the Cole Memorandum could motivate Congress to reconcile federal and state laws. Regardless, cannabis remains a Schedule I controlled substance at the federal level, and neither the Cole Memorandum nor its rescission has altered that fact. The federal government of the United States has always reserved the right to enforce federal law in regard to the sale and disbursement of medical or adult-use cannabis, even if state law sanctioned such sale and disbursement. The Company believes, from a purely legal perspective, that the criminal risk today remains identical to the risk on January 3, 2018. It remains unclear whether the risk of enforcement has been altered. Additionally, under United States federal law, it may potentially be a violation of federal money laundering statutes for financial institutions to take any proceeds from the sale of cannabis or any other Schedule I controlled substance. Canadian banks are likewise hesitant to deal with cannabis companies, due to the uncertain legal and regulatory framework of the industry. Banks and other financial institutions, particularly those that are federally chartered in the United States, could be prosecuted and possibly convicted of money laundering for providing services to cannabis businesses. While Congress is considering legislation that may address these issues, there can be no assurance that such legislation passes.

Despite these laws, the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) issued a memorandum on February 14, 2014 (the “FinCEN Memorandum”) outlining the pathways for financial institutions to bank state-sanctioned cannabis businesses in compliance with federal enforcement priorities. The FinCEN Memorandum echoed the enforcement priorities of the Cole Memorandum and states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. Under these guidelines, financial institutions must submit a Suspicious Activity Report (“SAR”) in connection with all cannabis-related banking activities by any client of such financial institution, in accordance with federal money laundering laws. These cannabis-related SARs are divided into three categories – cannabis limited, cannabis priority, and cannabis terminated – based on the financial institution’s belief that the business in question follows state law, is operating outside of compliance with state law, or where the banking relationship has been terminated, respectively. On the same day that the FinCEN Memorandum was published, the DOJ issued a memorandum (the “2014 Cole Memorandum”) directing prosecutors to apply the enforcement priorities of the Cole Memorandum in determining whether to charge individuals or institutions with crimes related to financial transactions involving the proceeds of cannabis-related conduct. The 2014 Cole Memorandum has been rescinded as of January 4, 2018, along with the Cole Memorandum, removing guidance that enforcement of applicable financial crimes against state-compliant actors was not a DOJ priority.

However, former Attorney General Sessions’ revocation of the Cole Memorandum and the 2014 Cole Memorandum has not affected the status of the FinCEN Memorandum, nor has the Department of the Treasury given any indication that it intends to rescind the FinCEN Memorandum itself. Though it was originally intended for the 2014 Cole Memorandum and the FinCEN Memorandum to work in tandem, the FinCEN Memorandum is a standalone document which explicitly lists the eight enforcement priorities originally cited in the Cole Memorandum. As such, the FinCEN Memorandum remains intact, indicating that the Department of the Treasury and FinCEN intend to continue abiding by its guidance. However, in the United States, it is difficult for cannabis-based businesses to open and maintain a bank account with any bank or other financial institution.

Although the Cole Memorandum has been rescinded, one legislative safeguard for the medical cannabis industry remains in place: Congress adopted a so-called “rider” provision to the fiscal years 2015, 2016, 2017 and 2018 Consolidated Appropriations Acts (currently referred to as the “Rohrabacher/Blumenauer Amendment”) to prevent the federal government from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law. The Rohrabacher/Blumenauer Amendment was included in the fiscal year 2018 budget passed on March 23, 2018. The Rohrabacher/Blumenauer Amendment was included in the consolidated appropriations bill signed into legislation by President Trump in February 2019 and will remain in effect until September 30, 2019. In signing the Rohrabacher/Blumenauer Amendment, President Trump issued a signing statement noting that the Rohrabacher/Blumenauer Amendment “provides that the Department of Justice may not use any funds to prevent implementation of medical marijuana laws by various States and territories,” and further stating “I will treat this provision consistent with the President’s constitutional responsibility to faithfully execute the laws of the United States”. While the signing statement can fairly be read to mean that the executive branch intends to enforce the CSA and other federal laws prohibiting the sale and possession of medical marijuana, the president did issue a similar signing statement in 2017 and no major federal enforcement actions followed. At such time, it may or may not be included in the omnibus appropriations package or a continuing budget resolution once the current continuing resolution expires.

Despite the legal, regulatory, and political obstacles the cannabis industry currently faces, the industry has continued to grow. It was anticipated that the federal government would eventually repeal the federal prohibition on cannabis and thereby leave the states to decide for themselves whether to permit regulated cannabis cultivation, production and sale, just as states are free today to decide policies governing the distribution of alcohol or tobacco.

Given current political trends, however, these developments are considered unlikely in the near-term. As an industry best practice, despite the recent rescission of the Cole Memorandum, the Company abides by the following to ensure compliance with the guidance provided by the Cole Memorandum:

•

ensure that its operations are compliant with all licensing requirements as established by the applicable state, county, municipality, town, township, borough, and other political/administrative divisions;

•

ensure that its cannabis related activities adhere to the scope of the licensing obtained (for example: in the states where cannabis is permitted only for adult-use, the products are only sold to individuals who meet the requisite age requirements);

•	implement policies and procedures to ensure that cannabis products are not distributed to minors;

•	implement policies and procedures in place to ensure that funds are not distributed to criminal enterprises, gangs or cartels;

•

implement an inventory tracking system and necessary procedures to ensure that such compliance system is effective in tracking inventory and preventing diversion of cannabis or cannabis products into those states where cannabis is not permitted by state law, or cross any state lines in general;

•

ensure that its state-authorized cannabis business activity is not used as a cover or pretence for trafficking of other illegal drugs, and is not engaged in any other illegal activity, or any activities that are contrary to any applicable anti-money laundering statutes; and

•

ensure that its products comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent impaired driving.

In addition, the Company may (and frequently does) conduct background checks to ensure that the principals and management of its operating Subsidiaries are of good character, and have not been involved with other illegal drugs, engaged in illegal activity or activities involving violence, or use of firearms in cultivation, manufacturing or distribution of cannabis. The Company will also conduct ongoing reviews of the activities of its cannabis businesses, the premises on which they operate and the policies and procedures that are related to possession of cannabis or cannabis products outside of the licensed premises, including the cases where such possession is permitted by regulation. See “Risk Factors”.

The Cole Memorandum and the Rohrabacher/Blumenauer Amendment gave medical cannabis operators and investors in states with legal regimes greater certainty regarding federal enforcement as to establish cannabis businesses in those states. While the Sessions Memorandum has introduced some uncertainty regarding federal enforcement, the cannabis industry continues to experience growth in legal medical and adult-use markets across the U.S. U.S. Attorney General Jeff Sessions resigned on November 7, 2018. On February 14, 2019, William Barr was confirmed as U.S. Attorney General. It is unclear what impact this development will have on U.S. federal government enforcement policy. However, in a written response to questions from U.S. Senator Cory Booker made as a nominee, Attorney General Barr stated “I do not intend to go after parties who have complied with state law in reliance on the Cole Memo.” Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law.

The Company believes it is too soon to determine if any prosecutorial effects will be undertaken by the rescission of the Cole Memorandum, or if Attorney General Barr will reinstitute the Cole Memorandum or a similar guidance document for United States attorneys. The sheer size of the cannabis industry, in addition to participation by State and local governments and investors, suggests that a large-scale enforcement operation would possibly create unwanted political backlash for the DOJ and the Trump administration.

Despite the expanding market for legal cannabis, traditional sources of financing, including bank lending or private equity capital, is lacking which is can be attributable to the fact that cannabis remains a Schedule I substance under the CSA. These traditional sources of financing are expected to remain scarce unless and until the federal government legalizes cannabis cultivation and sales.

Pursuant to Staff Notice 51-352, issuers with U.S. cannabis-related activities are expected to clearly and prominently disclose certain prescribed information in prospectus filings and other required disclosure documents, such as this Prospectus. In accordance with the Staff Notice 51-352, below is a table of concordance that is intended to assist readers in identifying those parts of this Prospectus that address the disclosure expectations outlined in Staff Notice 51-352.

Industry Involvement	Specific Disclosure Necessary to Fairly Present all Material Facts, Risks and Uncertainties	Prospectus Cross Reference
All Issuers with U.S. Marijuana-Related Activities	Describe the nature of the Company’s involvement in the U.S. marijuana industry and include the disclosures indicated for at least one of the direct, indirect and ancillary industry involvement types noted in this table.	“Description of the Business” “Regulatory Overview”

Prominently state that marijuana is illegal under U.S. federal law and that enforcement of relevant laws is a significant risk.

Pages iv and v (disclosure in bold typeface)

“Regulatory Overview - United States Federal Overview”

“Risk Factors - Risks Related to the United States Regulatory System - The Company’s business activities, while compliant with applicable state and local U.S. law, are illegal under U.S. federal law”

Discuss any statements and other available guidance made by federal authorities or prosecutors regarding the risk of enforcement action in any jurisdiction where the Company conducts U.S. marijuana-related activities.

“Regulatory Overview - United States Federal Overview”

“Risk Factors - Risks Related to the United States Regulatory System - The Company’s business activities, while compliant with applicable state and local U.S. law, are illegal under U.S. federal law”

“Risk Factors - Risks Related to the United States Regulatory System - United States Regulatory Uncertainty”

Outline related risks including, among others, the risk that third-party service providers could suspend or withdraw services and the risk that regulatory bodies could impose certain restrictions on the Company’s ability to operate in the U.S.

“Risk Factors - Risks Related to the United States Regulatory System - The Company’s business activities, while compliant with applicable state and local U.S. law, are illegal under U.S. federal law”

“Risk Factors - Risks Related to the United States Regulatory System - Service Providers”

	Given the illegality of marijuana under U.S. federal law, discuss the Company’s ability to access both public and private capital and indicate what financing options are / are not available in order to support continuing operations.	“Risk Factors - Risks Related to the United States Regulatory System - Ability to Access Public and Private Capital”

	Quantify the Company’s balance sheet and operating statement exposure to U.S. marijuana-related activities.	At the time of this Prospectus, 100% of the Company’s operations are in the United States.

Industry Involvement	Specific Disclosure Necessary to Fairly Present all Material Facts, Risks and Uncertainties	Prospectus Cross Reference
	Disclose if legal advice has not been obtained, either in the form of a legal opinion or otherwise, regarding (a) compliance with applicable state regulatory frameworks and (b) potential exposure and implications arising from U.S. federal law.	The Company and its Subsidiaries have obtained legal advice regarding (a) compliance with applicable state regulatory frameworks, and (b) potential exposure and implications arising from U.S. federal law.

U.S. Marijuana Issuers with direct involvement in cultivation or distribution	Outline the regulations for U.S. states in which the Company operates and confirm how the Company complies with applicable licensing requirements and the regulatory framework enacted by the applicable U.S. state.

“Description of the Business”

“Regulatory Overview - State-Level Overview & Compliance Summary”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - California”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Connecticut”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Florida”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Illinois”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Iowa”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Maine”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Maryland”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Massachusetts”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Michigan”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Nevada”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - New Hampshire”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - New Jersey”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - New York”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - North Dakota”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Ohio”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Oklahoma”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Oregon”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Pennsylvania”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Rhode Island”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Washington”

Industry Involvement	Specific Disclosure Necessary to Fairly Present all Material Facts, Risks and Uncertainties	Prospectus Cross Reference
	Discuss the Company’s program for monitoring compliance with U.S. state law on an ongoing basis, outline internal compliance procedures and provide a positive statement indicating that the Company is in compliance with U.S. state law and the related licensing framework. Promptly disclose any non-compliance, citations or notices of violation which may have an impact on the Company’s license, business activities or operations.	“Regulatory Overview - State-Level Overview & Compliance Summary”

U.S. Marijuana Issuers with indirect involvement in cultivation or distribution	Outline the regulations for U.S. states in which the Company’s investee(s) operate.

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - California”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Maine”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Massachusetts”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - New Jersey”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Ohio”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Oklahoma”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Rhode Island” “Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Washington”

Industry Involvement	Specific Disclosure Necessary to Fairly Present all Material Facts, Risks and Uncertainties	Prospectus Cross Reference
Provide reasonable assurance, through either positive or negative statements, that the investee’s business is in compliance with applicable licensing requirements and the regulatory framework enacted by the applicable U.S. state. Promptly disclose any non-compliance, citations or notices of violation, of which the Company is aware, that may have an impact on the investee’s license, business activities or operations.

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - California”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Maine”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Massachusetts”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - New Jersey”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Ohio”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Oklahoma”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Rhode Island”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Washington”

U.S. Marijuana Issuers with material ancillary involvement	Provide reasonable assurance, through either positive or negative statements, that the applicable customer’s or investee’s business is in compliance with applicable licensing requirements and the regulatory framework enacted by the applicable U.S. state.

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Maine”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Massachusetts”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - New Jersey”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Ohio”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Oklahoma”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Rhode Island”

“Regulatory Overview - The Regulatory Landscape on a U.S. State Level - Washington”

In accordance with Staff Notice 51-352, the Company will evaluate, monitor and reassess the foregoing disclosure, and any related risks, on an ongoing basis and any supplements or amendments hereto will be reflected in, and provided to, investors in public filings of the Company, including in the event of government policy changes or the introduction of new or amended guidance, laws or regulations regarding cannabis regulation. Any non-compliance, citations or notices of violation which may have an impact on any Subsidiary’s licenses, business activities or operations will be promptly disclosed by the Company.

The following chart sets out, for each of the Subsidiaries and other entities through which the Company conducts is operations, the U.S. state(s) in which it operates, the nature of its operations (adult-use/medicinal), whether such activities carried on are direct, indirect or ancillary in nature (as such terms are defined in Staff Notice 51-352), the number of sales, cultivation and other licenses held by such entity and whether such entity has any operational cultivation or processing facilities.

State	Entity	Adult-Use / Medicinal	Direct / Indirect / Ancillary	Dispensary Licenses	Cultivation / Processing / Distribution Licenses	Operational Dispensaries	Operational Cultivation / Processing Facilities
California[3,4]	CWG Botanicals, Inc.[2,5]	Adult-Use / Medicinal	Ancillary	—	3	—	1
	Kanna, Inc.	Adult-Use / Medicinal	Direct	1	—	—	—
	Gravenstein Foods LLC	Adult-Use / Medicinal	Direct	—	1	—	—

Connecticut	D&B Wellness, LLC	Medicinal	Direct	1	—	1	—
	Prime Wellness of Connecticut, LLC	Medicinal	Direct	1	—	1	—
	Thames Valley Apothecary, LLC	Medicinal	Direct	1	—	1	—

Florida	Acreage Florida, Inc.	Medicinal	Direct	35	2	—	—

Illinois	In Grown Farms LLC 2	Medicinal	Direct	—	1	—	1
	NCC LLC	Medicinal	Direct	1	—	1	—

Iowa	Iowa Relief, LLC	Medicinal	Direct	—	1	—	—

Maine	Wellness Connection of Maine[2]	Medicinal	Ancillary	4	1	4	1

Maryland	Maryland Medicinal Research & Caring, LLC	Medicinal	Direct	1	—	1	—

Massachusetts	The Botanist, Inc.	Medicinal	Direct	3	1	1	1
	Health Circle, Inc.[2]	Medicinal	Ancillary	3	1	—	—
	Mass Medi-Spa, Inc.[2]	Medicinal	Ancillary	3	1	—	—
	Patient Centric Martha’s Vineyard, Inc.[2]	Medicinal	Ancillary	3	1	—	—

Michigan	N/A	Medicinal	Direct	—	—	—	—

New Hampshire[2]	Prime Alternative Treatment Centers of NH, Inc.	Medicinal	Direct	1	1	1	1

Nevada[3,4,6]	Deep Roots Medical LLC	Adult-Use / Medicinal	Direct	7	2	1	1

State	Entity	Adult-Use / Medicinal	Direct / Indirect / Ancillary	Dispensary Licenses	Cultivation / Processing / Distribution Licenses	Operational Dispensaries	Operational Cultivation / Processing Facilities
New Jersey	Compassionate Care Foundation, Inc.[2]	Medicinal	Ancillary	3	1	1	1

New York	NYCANNA, LLC (d/b/a The Botanist)	Medicinal	Direct	4	1	4	1

North Dakota	Acreage North Dakota, LLC (d/b/a The Botanist)	Medicinal	Direct	1	—	1	—

Ohio	Greenleaf Apothecaries, LLC[2]	Medicinal	Ancillary	5	—	2	—
	Greenleaf Therapeutics, LLC[2]	Medicinal	Ancillary	—	1	—	1
	Greenleaf Gardens, LLC[2]	Medicinal	Ancillary	—	1	—	1

Oklahoma	Acreage OK Holdings, LLC[2]	Medicinal	Ancillary	—	2	—	—
	Acreage Relief Holdings OK, LLC[2]	Medicinal	Ancillary	1	—	—	—

Oregon	HSCP Oregon, LLC	Adult-Use	Direct	2	1	2	1
	22nd & Burn, Inc.	Adult-Use	Direct	1	—	1	—
	The Firestation 23, Inc.	Adult-Use	Direct	1	—	1	—
	East 11th, Inc.	Adult-Use	Direct	1	—	1	—
	Gesundheit Foods LLC[7]	Adult-Use	Direct	—	2	—	1

Pennsylvania	Prime Wellness of Pennsylvania, LLC	Medicinal	Direct	—	2	—	1

Rhode Island	Greenleaf Compassionate Care Center, Inc.[8]	Medicinal	Ancillary	1	1	1	1

Washington	Central Processors LLC[2]	Adult-Use	Ancillary	—	1	—	—

Notes:

(1)	Michigan licenses are in the process of being granted by the state – Acreage has a pending relationship in the state to develop our footprint there.
(2)

Acreage provides goods and/or services including but not limited to financing, management, consulting and/or administrative services with these license holders to assist in the operations of their cannabis businesses.

(3)	Separate grow/process licenses.
(4)	A distribution license has been issued in this U.S. state.
(5)	Acreage has entered into an agreement to acquire CWG. The acquisition remains subject to regulatory approval.
(6)

On April 17, 2019, High Street and Deep Roots entered into the Deep Roots Agreement, pursuant to which High Street will acquire 100% of Deep Roots, a vertically integrated cannabis operator in Nevada. The acquisition of Deep Roots remains subject to regulatory approval and is expected to close during 2019.

(7)

Gesundheit Foods LLC is party to an option agreement with Central Processors LLC and its sole member which permits Gesundheit Foods LLC to acquire Central Processors LLC at Gesundheit Foods LLC’s option.

(8)

On October 9, 2018, High Street entered into a securities purchase agreement among High Street, GCCCM (as defined herein) and the holders of all of the outstanding equity in GCCCM, pursuant to which High Street will acquire all of the outstanding equity in GCCCM. As disclosed below, this transaction has not closed and remains subject to regulatory approval.

The above-noted licenses have been entered into in the ordinary course of business. The Company is not substantially dependent on any one such license and, as such, does not consider such licenses as material contracts.

State-Level Overview & Compliance Summary

While the Company and High Street are in compliance with the rules, regulations and license requirements governing each state in which the Subsidiaries operate, there are significant risks associated with their business and the business of the Subsidiaries. Further, the rules and regulations as outlined below are not a full complement of all the rules that the Subsidiaries are required to follow in each applicable state.

Although each state has its own laws and regulations regarding the operation of cannabis businesses, certain of the laws and regulations are consistent across jurisdictions. As a general matter, to operate legally under state law, cannabis operators must obtain a license from the state and in certain states must also obtain local approval. In those states where local approval is required, local authorization is a prerequisite to obtaining state licenses, and local governments are permitted to prohibit or otherwise regulate the types and number of cannabis businesses allowed in their locality. The license application process and license renewal process is unique to each state. However, each state’s application process requires a comprehensive criminal history, regulatory history, financial and personal disclosures, coupled with stringent monitoring and continuous reporting requirements designed to ensure only good actors are granted licenses and that licensees continue to operate in compliance with the state regulatory program.

License applicants for each state must submit standard operating procedures describing how the operator will, among other requirements, secure the facility, manage inventory, comply with the state’s seed-to-sale tracking requirements, dispense cannabis, and handle waste, as applicable to the license sought. Once the standard operating procedures are determined compliant and approved by the applicable state regulatory agency, the licensee is required to abide by the processes described and seek regulatory agency approval before any changes to such procedures may be made. Licensees are additionally required to train their employees on compliant operations and are only permitted to transact with other legal and licensed businesses.

As a condition of each state’s licensure, operators must consent to inspections of the commercial cannabis facility as well as the facility’s books and records to monitor and enforce compliance with state law. Many localities have also enacted similar standards for inspections and have already commenced both site-visits and compliance inspections for operators who have received state temporary or annual licensure.

To strengthen the communication and transparency between High Street and its Subsidiaries, High Street and its Subsidiaries utilize a third-party enterprise compliance platform, which facilitates a regulatory document control workflow for each state and issues alerts for time sensitive information requests for events such as license renewal or an impending inspection. The software features a robust auditing system that allows for both internal as well as third-party compliance auditing, covering all state, municipal, facility and operational requirements. The third-party software facilitates the implementation and maintenance of compliant operations and tracks all required licensing maintenance criteria, which includes countdown features and automatically generated reminders for initiating renewals and required reporting. Though the Company and High Street comply with all aspects of the required state regulations, they believe that the core to ensuring a comprehensive compliance program is to weigh the risk of each regulation and ensure on a regular basis that the operators are properly controlling these risks.

Acreage Holdings monitors the applicable rules and regulations of each state in which it has, indirectly through its Subsidiaries, licenses, permits, or operations. Acreage Holdings maintains a database and tracks each license or permit held by its Subsidiaries, showing the renewal date, inspection schedules, and the results of any regulatory inspection reports. Acreage Holdings enhances its compliance program through subscription to a web-based service that provides access to cannabis-related state, county, municipal and federal rules and regulations which organizes the laws into distinct categories (such as taxation, zoning, application and licensing, and packaging and labeling) and sorts them by license type (such as cultivation, dispensary and testing). Acreage Holdings will also monitor any action taken by its Subsidiaries in response to a change of governing regulations or suggestions from regulators.

Acreage Holdings’ legal compliance team continually monitors and reviews correspondence and changes to, and updates of, rules or regulatory policies impacting Acreage Holdings and the operation of the businesses carried on by its Subsidiaries in each U.S. state in which it has operations. Acreage Holdings has employed an experienced team of legal and compliance professionals expertised in regulatory and corporate compliance to oversee its activities. The team led by James A. Doherty, the Company’s General Counsel, includes Michael J. Garofola, Senior Deputy General Counsel and a former Assistant U.S. Attorney; Gary S. Kaminsky, Director of Legal Compliance and a former SEC enforcement attorney and experienced compliance professional; Corey Sheahan, Jonathan Calka and Cecilia Oyediran, three experienced corporate attorneys and two paralegals. Larry Wagner, the Director of Compliance, oversees state by state operational compliance issues. Acreage Holdings’ legal compliance team has implemented internal policies and procedures at corporate and subsidiary levels designed to mitigate any lapses in its overall infrastructure, and facilitate compliance with relevant laws and regulations. Acreage Holdings’ strives to ensure its overall operations are in compliance with U.S. state law and the related licensing framework (see “ - The Regulatory Landscape on a U.S. State Level). Marijuana remains a Schedule I controlled substance in the U.S. and therefore federally illegal. Acreage Holdings has not received any non-compliance citations or notices of violation which may have an impact on its licenses, business activities or operations.

Acreage Holdings is classified as having a “direct”, “indirect” and “ancillary” involvement in the United States cannabis industry and it, each of its Subsidiaries and, to the best of its knowledge, each entity through which it has ancillary involvement in the United States cannabis industry, is in compliance with applicable United States state law and related licensing requirements and the regulatory framework enacted by each of the states in which it has operations. The Company is not subject to any citations or notices of violation with applicable licensing requirements and the regulatory frameworks which may have an impact on its licenses, business activities or operations. The Company uses reasonable commercial efforts to ensure that its business is in compliance with applicable licensing requirements and the regulatory frameworks enacted by each state, through the advice of its Director of Legal Compliance, Gary S. Kaminsky, and its Director of Compliance, Larry Wagner, who monitor and review its business practices and changes to U.S. federal and state enforcement priorities and rules. The Company’s General Counsel, James A. Doherty, and his legal team work with external legal counsel to ensure that the Company is in on-going compliance with applicable state law. These advisors have provided legal advice to the Subsidiaries regarding, among other things, (a) compliance with applicable state regulatory frameworks, and (b) potential exposure and implications arising from U.S. federal law. In addition, the Company has designated individuals with responsibility for overseeing day-to-day compliance at each facility in which the Company maintains operational control.

The Company will continue to use reasonable commercial efforts to ensure it is in compliance with applicable licensing requirements and the regulatory framework enacted in states where it conducts business by continuous review of its licenses and affirmation certifications from management. The Company has engaged state and local regulatory/compliance counsel engaged in jurisdictions in which it operates.

The Company has a commitment to training its personnel on the relevant issues in order to facilitate its overall compliance effort. The Company’s training program includes, among other items, the following topics:

•	importance of compliance with state and local laws

•	dispensing procedures

•	patient privacy

•	security and safety policies and procedures

•	inventory control

•	quality control

•	cash management and control

•	transportation procedures

The Company’s training program emphasizes security and inventory control to ensure strict monitoring of cannabis and inventory from delivery to sale or disposal. Only authorized, properly trained employees are allowed to access the Company’s computerized seed- to-sale system. All Acreage Holdings’ facilities are monitored 24-hours a day, seven days a week. Visitors to the facilities are only permitted in strict accordance with relevant state laws and appropriately monitored and logged in.

The Company’s compliance team closely monitors and promptly addresses all compliance notifications from the regulators and inspectors in each market, in an effort to resolve any issues identified on a timely basis. The Company keeps records of all compliance notifications received from the state regulators or inspectors and how and when the issue was resolved.

Further, the Company has created comprehensive standard operating procedures that include detailed descriptions and instructions for receiving shipments of inventory, inventory tracking, recordkeeping and record retention practices related to inventory, as well as procedures for performing inventory reconciliation and ensuring the accuracy of inventory tracking and recordkeeping. The Company maintains records of its inventory at all licensed facilities. Adherence to the Company’s standard operating procedures is mandatory and ensures that the Company’s operations are compliant with the rules set forth by the applicable state and local laws, regulations, ordinances, licenses and other requirements. The Company ensures adherence to standard operating procedures by regularly conducting internal inspections and is committed to ensuring any issues identified are resolved quickly and thoroughly.

In order to comply with industry best practices, despite the rescission of the Cole Memorandum, the Company continues to do the following to ensure compliance with the guidance provided by the Cole Memorandum:

•

Ensure the operations are compliant with all licensing requirements that are set forth with regards to cannabis operation by the applicable state, county, municipality, town, township, borough, and other political/administrative divisions. To this end, the Company retains appropriately experienced legal counsel to conduct the necessary due diligence to ensure compliance of such operations with all applicable regulations;

•

The activities relating to cannabis business adhere to the scope of the licensing obtained. For example, in Florida only medical cannabis is permitted and therefore the products are only sold to patients who have the appropriate recommendation in the state registry and have a valid state-issued medical identification card;

•

The Company only works through licensed operators, which must pass a range of requirements, adhere to strict business practice standards and be subjected to strict regulatory oversight whereby sufficient checks and balances ensure that no revenue is distributed to criminal enterprises, gangs and cartels; and

•

The Company conducts reviews of products and product packaging to ensure that the products comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent impaired driving.

The Company will continue to monitor compliance on an ongoing basis in accordance with its compliance program and standard operating procedures. While the Company’s operations strive to be in compliance with all applicable state laws, regulations and licensing requirements, some of such activities remain illegal under United States federal law. For the reasons described above and the risks further described in Risk Factors below, there are significant risks associated with the business of the Company. See “Risk Factors”.

The Regulatory Landscape on a U.S. State Level

California

California Legislative History

In 1996, California voters passed Proposition 215, the Compassionate Use Act allowing physicians to legally recommend medical cannabis for patients who would benefit from cannabis. The Compassionate Use Act legalized the use, possession and cultivation of medical cannabis for a set of qualifying conditions including AIDS, anorexia, arthritis, cachexia, cancer and chronic pain. The law established a not-for-profit patient/caregiver system but there was no state licensing authority to oversee the businesses that emerged as a result.

In September 2015, the California legislature passed three bills, collectively known as the “Medical Marijuana Regulation and Safety Act”. The Medical Marijuana Regulation and Safety Act established a licensing and regulatory framework for the medical cannabis businesses in California. Multiple agencies oversee different aspects of the program and require businesses obtain a state license and local approval to operate.

In November 2016, voters in California passed Proposition 64, the Adult Use of Marijuana Act (“AUMA”) creating an adult-use cannabis program for individuals 21 years of age or older. AUMA contained conflicting provisions with the Medical Marijuana Regulation and Safety Act. Consequently, in June 2017, the California State Legislature passed Senate Bill No. 94, known as the Medicinal and Adult-Use Cannabis Regulation and Safety Act (“MAUCRSA”), which combined the Medical Marijuana Regulation and Safety Act and AUMA to provide a set of regulations to govern medical and adult-use licensing regime for cannabis businesses. The three agencies that regulate cannabis at the state level are: (a) the California Department of Food and Agriculture, via CalCannabis, which issues licenses to cannabis cultivators; (b) the California Department of Public Health, via the Manufactured Cannabis Safety Branch, which issues licenses to cannabis manufacturers; and (c) the California Department of Consumer Affairs, via the Bureau of Cannabis Control, which issues licenses to cannabis distributors, testing laboratories, retailers, and micro-businesses. These agencies also oversee the various aspects of implementing and maintaining California’s cannabis landscape, including the statewide track and trace system.

To legally operate a medical or adult-use cannabis business in California, the operator must have both local approval and a state license. This requires license holders to operate in cities with cannabis licensing and approval programs. Municipalities in California are authorized to determine the number of licenses they will issue to cannabis operators, or can choose to outright ban the cultivation, manufacturing or the retail sale of cannabis. MAUCRSA went into effect on January 1, 2018.

On May 18, 2018, the California Department of Consumer Affairs, the California Department of Public Health and the California Department of Food and Agriculture proposed to re-adopt their emergency cannabis regulations. The three licensing authorities proposed changes to the regulatory provisions to provide greater clarity to licensees and to address issues that have arisen since the emergency regulations went into effect in December 2017. Highlighted among the changes are that applicants may now complete one license application which will allow for both medical and adult-use cannabis activity. These emergency cannabis regulations were officially readopted on June 4, 2018 and came into effect on June 6, 2018. On January 16, 2019, California’s three state cannabis licensing authorities announced that the Office of Administrative Law officially approved state regulations for cannabis businesses. The final cannabis regulations took effect immediately and superseded the previous emergency regulations.

California Licenses

Although vertical integration across multiple license types is allowed under the state regulations, it is not required. CWG Botanicals, Inc. (“CWG”) holds three licenses in California and has received local approval. HSRC NorCal, LLC (“HSRC”), a Subsidiary of the Company, has entered into a management or consulting services agreement with CWG but does not own or control CWG at this time. CWG holds cultivation/grow, manufacturing and distribution licenses. The manufacturing license is denoted as a Type 7 which provides CWG the authorization to manufacture cannabis products using volatile solvent as well as non-volatile extraction methods. Each license issued gives CWG the ability to operate as a medical and adult-use provider. Gravenstein Foods LLC (“Gravenstein”), a subsidiary of Form Factory, holds a temporary manufacturing license. The manufacturing license is denoted as a Type 6 which provides Gravenstein the authorization to manufacture cannabis products using only non-volatile extraction methods. On July 15, 2019, Kanna was awarded an Adult-Use and Medicinal – Retailer Provisional License, which allows Kanna to open a dispensary.

California License Types

Once an operator obtains local approval, the operator must obtain state licenses before conducting any commercial marijuana activity. There are 12 different license types that cover all commercial activity. License types 1-3 authorize the cultivation of medical and/or adult-use marijuana plants. Type 4 licenses are for nurseries that cultivate and sell clones and “teens” (immature marijuana plants that have established roots but require further vegetation prior to being sent into the flowering period). Type 6 and 7 licenses authorize manufacturers to process marijuana biomass into certain value-added products such as shatter or marijuana distillate oil with the use of volatile or non-volatile solvents, depending on the license type. Type 8 licenses are held by testing facilities who test samples of marijuana products and generate “certificates of analysis,” which include important information regarding the potency of products and whether products have passed or failed certain threshold tests for pesticide and microbiological contamination. Type 9 licenses are issued to “non-storefront” retailers, commonly called delivery services, who bring marijuana products directly to customers and patients at their residences or other chosen delivery location. Type 10 licenses are issued to storefront retailers, or dispensaries, which are open to the public and sell marijuana products onsite. Type 11 licenses are known as “Transport-Only” distribution licenses, and they allow the distributor to transport marijuana and marijuana products between licensees, but not to retailers. Type 12 licenses are issued to distributors who move marijuana and marijuana products to all license types, including retailers.

The below table lists the licenses issued to CWG and Gravenstein:

Subsidiary	License Number	City	Expiration Date	Description
CWG Botanicals, Inc.	TML17-0000758	Oakland	4/17/2020	Grow

CWG Botanicals, Inc.	CDPH-10002775	Oakland	4/24/2020	Manufacturing

CWG Botanicals, Inc.	C11-0000434-LIC	Santa Cruz	6/19/2020	Distribution

Gravenstein Foods LLC	CDPH-100003051	Oakland	5/1/2020	Manufacturing

Kanna, Inc.	C10-0000419-LIC	Oakland	7/14/2020	Retailer

In September 2018, the Governor of California approved the Senate Bill 1459 (“SB-1459”). SB-1459 created a new scheme of provisional licenses for cannabis operators. This provisional licensing scheme was essentially intended to replace the temporary licensing scheme. SB-1459 was necessary because the three main state cannabis licensing agencies — the Bureau of Cannabis Control (“BCC”), California Department of Public Health (“CDPH”), and California Department of Food and Agriculture (“CDFA”) — and localities which issue permits to cannabis operators, were all backlogged with numerous applications and couldn’t process all of the applications in time for applicants to get operational in 2018. The steps, per SB-1459 to obtain a provisional license are as follows: (1) an applicant must hold or previously have held a temporary license for the same commercial cannabis activity for which it seeks a provisional, and (2) the applicant must submit a completed annual license application and proof that California Environmental Quality Act (“CEQA”) compliance is underway. Provisional licenses last for 12 months and can be issued through the end of 2019.

Currently CWG holds one temporary license for distribution, one annual license for manufacturing and one annual license for cultivation. Gravenstein holds one temporary manufacturing license. Both CWG and Gravenstein are in process of filing for provisional licenses for distribution and manufacturing, respectively. CalCannabis is live on Franwell Inc.’s Marijuana Enforcement Tracking Reporting Compliance (“METRC”) solution. Those license holders which have a provisional or annual license, must be compliant with METRC 30 days after receiving their licenses. An application for renewal of a cultivation license shall be submitted to the state at least 30 calendar days prior to the expiration date of the current license. A license holder that does not submit a completed license renewal application to the state within 30 calendar days after the expiration of the current license forfeits their eligibility to apply for a license renewal and, instead, would be required to submit a new license application. The license holders must ensure that no cannabis may be sold, delivered, transported or distributed by a producer from or to a location outside of the state.

Retail Compliance in California

California requires that certain warnings, images, and content information be printed on all marijuana packaging. BCC regulations also include certain requirements about tamper-evident and child-resistant packaging. Distributors and retailers are responsible for confirming that products are properly labeled and packaged before they are sold to a customer.

Consumers aged 21 and up may purchase marijuana in California from a dispensary with an “adult-use” license. Some localities still only allow medicinal dispensaries. Consumers aged 18 and up with a valid physician’s recommendation may purchase marijuana from a medicinal-only dispensary or an adult-use dispensary. Consumers without valid physician’s recommendations may not purchase marijuana from a medicinal-only dispensary. All marijuana businesses are prohibited from hiring employees under the age of 21.

California Record-keeping/Reporting

California has selected METRC as the track and trace (“T&T”) system used to track commercial cannabis activity. CWG uses a third-party platform, QuantumLeap, which feeds data to METRC to meet all reporting requirements.

Licensees are required to maintain records for at least seven years from the date a record is created. These records include: (a) a cultivation plan, (b) all supporting documentation for data or information input into the T&T system, (c) all unique identifiers (“UID”) assigned to product in inventory and all unassigned UIDs, (d) financial records related to the licensed commercial cannabis activity, including bank statements, tax records, sales invoices and receipts, and records of transport and transfer to other licensed facilities, (e) records related to employee training for the T&T system, and (f) permits, licenses, and other local authorizations to conduct the licensee’s commercial cannabis activity.

California Inventory/Storage

Each licensee is required to assign an account manager to oversee the T&T system. The account manager is fully trained on the system and is accountable to record all commercial cannabis activities accurately and completely. The licensee is expected to correct any data that is entered into the T&T system in error within three business days of discovery of the error.

The licensee is required to report information in the T&T system for each transfer of cannabis or non-manufactured cannabis products to, or cannabis or non-manufactured cannabis products received from, other licensed operators. Licensees must use the T&T system for all inventory tracking activities at a licensed premise, including, but not limited to, reconciling all on-premise and in-transit cannabis or non-manufactured cannabis product inventories at least once every 14 business days. The licensee must store cannabis and cannabis products in a secure place with locked doors.

California Security

A licensee is required to maintain an alarm system capable of detecting and signaling the presence of a threat requiring urgent attention and to which law enforcement are expected to respond. A licensee must also ensure a professionally qualified alarm company operator or one of its registered alarm agents installs, maintains, monitors, and responds to the alarm system.

The manufacturing and cultivation of cannabis must use a digital video surveillance system which runs 24 hours a day, seven days a week and effectively and clearly records images of the area under surveillance. Each camera must be placed in a location that clearly records activity occurring within 20 feet of all points of entry and exit on the licensed premises. The areas that will be recorded on the video surveillance system should include the following: (a) areas where cannabis goods are weighed, packed, stored, loaded, and unloaded for transportation, prepared, or moved within the premises, (b) limited-access areas, (c) security rooms, and (d) areas storing a surveillance-system storage device with at least one camera recording the access points to the secured surveillance recording area. Surveillance recordings must be kept for a minimum of 90 days.

California Transportation

Transporting cannabis goods between licensees and a licensed facility may only be performed by persons holding a distributor license. The vehicle or trailer used must not contain any markings or features on the exterior which may indicate or identify the contents or purpose. All cannabis products must be locked in a box, container, or cage that is secured to the inside of the vehicle or trailer. When left unattended, vehicles must be locked and secured. At a minimum, the vehicle must be equipped with an alarm system, motion detectors, pressure switches, duress, panic, and hold-up alarms.

California Inspections

All licensees are subject to annual and random inspections of their premises. Cultivators may be inspected by the California Department of Fish and Wildlife, the California Regional Water Quality Control Boards, and the California Department of Food and Agriculture. Manufacturers are subject to inspection by the California Department of Public Health, and Retailers, Distributors, Testing Laboratories, and Delivery services are subject to inspection by the Bureau of Cannabis Control. Inspections can result in notices to correct, or notices of violation, fines, or other disciplinary action by the inspecting agency.

Marijuana Taxes in California

Several types of taxes are imposed in California for adult use sale. Cultivators have the choice of being taxed at $9.25, per dry-weight ounce of cannabis flowers or $1.29 per ounce of wet-weight plants. Further, cultivators are required to pay $2.75 per ounce for cannabis leafs. California imposes an excise tax of 15%. Cities and counties apply their sales tax along with the state’s excise and many cities and counties have also authorized the imposition of special cannabis business taxes which can range from 2% to 10% of gross receipts of the business.

The Company has retained legal counsel and/or other advisors in connection with California’s marijuana regulatory program. The Company has developed standard operating procedures for licenses who are operational.

U.S. Attorney Statements in California

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in California.

Connecticut

Connecticut Legislative History

Connecticut’s Medical Marijuana Program (the “CT Program”) was enacted on June 1, 2012 with the signing into law of Act 12-55, the Act Concerning the Palliative Use of Marijuana (the “CT Act”). The CT Program protects patients and caregivers who hold valid medical cannabis registration cards from prosecution for possession of cannabis obtained from licensed dispensaries. Patients are eligible for a medical cannabis registration card if they have a qualifying debilitating medical condition, obtain a medical cannabis recommendation from a CT Program registered physician, and register as a qualified patient through the CT Program. In August 2018, the list of qualifying debilitating medical conditions was raised from 22 to 31 adding among other conditions, muscular dystrophy, chronic neuropathic pain and severe rheumatoid arthritis to the list which already included, among others, cancer, HIV/AIDS, Parkinson’s disease, and Multiple Sclerosis. Caregivers may register with the CT Program if they are designated by a qualifying patient, receive certification from a registered physician, and pass a criminal background check. The good standing of patients, caregivers, and physicians under the CT Program is subject to timely reporting and annual renewal requirements.

In April 2014, Connecticut’s Department of Consumer Protection (the “CT DCP”) initially approved six dispensary licenses. In January 2016, the CT DCP approved three additional dispensaries and in December 2018 the CT DCP approved nine additional dispensaries bringing the total to 18. Connecticut began accepting written certifications from physicians to qualify patients on October 1, 2012. As of June 16, 2019, there were approximately 33,575 patients certified to obtain cannabis through the CT Program.

Connecticut Licenses

The CT DCP is responsible for the CT Program and is authorized to issue dispensary and producer/grower licenses. Currently, the CT DCP has issued nine dispensary and four producer/grower licenses. Three of the 18 dispensary licenses have been issued to a Subsidiary.

The table below lists the licenses issued to the Subsidiaries:

Subsidiary	License number	City	Expiration Date	Description
D&B Wellness, LLC	MMDF.0000003	Bethel	5/13/2020	Dispensary Facility

Prime Wellness of Connecticut, LLC	MMDF.0000004	South Windsor	4/10/2020	Dispensary Facility

Thames Valley Apothecary, LLC	MMDF.0000005	Uncasville	4/15/2020	Dispensary Facility

Each license qualifies a dispensary to purchase medical cannabis in good faith from licensed medical cannabis producers and to dispense cannabis to qualifying patients or primary caregivers that are registered under the CT Program. Dispensary license holders are required to ensure that no cannabis is sold, delivered, transported, or distributed to a location outside of Connecticut. Under the CT Program, dispensary licenses are renewed annually. Renewal applications must be submitted 45 days prior to license expiration and any renewal submitted more than 30 days after expiration will not be renewed.

Connecticut Record-keeping/Reporting

Connecticut does not mandate use of any singular unified T&T system by which all dispensary license holders submit data directly to the state. Acreage Holdings’ license holders, D&B Wellness, LLC, d/b/a Compassionate Care Center of Connecticut, Thames Valley Apothecary, LLC (“Thames Valley”) and Prime Wellness of Connecticut, LLC, use a third-party solution, THC BioTrack, to push data to the state in order to meet all reporting requirements. Thames Valley uses Leaf Logix Technology as their third-party solution.

The CT Program provides strict guidelines for reporting via the license holder’s third-party T&T system. Every cannabis sale must be documented at the point of sale including recording the date and purchaser’s signature. At least once per day, all sales must be uploaded via the T&T system to the Connecticut Prescription Monitoring Program which accumulates and tracks medical cannabis purchases across all Connecticut dispensaries. The CT Program requires that records are kept for a minimum of three years.

Connecticut Inventory

Upon receipt of a cannabis product, each product must be cataloged and entered in the dispensary’s T&T system. The information required by the CT Program includes the quantity of product received, its lot number, expiration date, and strain. Only registered dispensary pharmacists may accept delivery of cannabis and related products. A delivery receipt for cannabis and cannabis products must be signed by the accepting dispensary pharmacist and be attached to the delivery manifest. Each delivery manifest must be kept on file for three years. Once per week, a count of cannabis product stock is to be conducted by a dispensary pharmacist which includes tracking the producer’s name, type and quantity of cannabis, and a summary of inventory findings. Any discrepancies must be rectified and documented. Any unrectified discrepancy must be disclosed to the dispensary manager who, if necessary, will notify the CT DCP. Annual controlled substance inventories are required to be conducted on a date specified by the dispensary manager and to be kept on file for three years.

Connecticut Storage/Security

The CT Program requires that dispensaries adhere to strict cannabis storage and security guidelines to maintain control against diversion, theft, and loss of cannabis or cannabis products. Each dispensary is required to (a) establish a security plan including approved safes for storage of all cannabis products, (b) maintain daily supplies of product in locked cabinets, (c) install safes accessible only to the dispensary pharmacist or manager, (d) utilize commercial grade motion detectors and video cameras in all areas that contain cannabis, and (e) install cameras directed at all safes, vaults, dispensing and sale areas, or any other area where cannabis is stored or handled.

Furthermore, the CT Act prescribes that dispensaries must retain and present all video upon request of the Connecticut Department of Public Health (“DPH”). Specifically, dispensaries must (a) make the latest 24 hours of video readily available for immediate viewing upon request of a state authorized representative, and (b) retain all videos for at least 30 calendar days. Additionally, dispensaries must install strategically placed duress and panic alarms, both silent and audible, that trigger a law enforcement response. Employees are also required to wear panic alarm buttons for an additional level of safety and security.

Connecticut Training & Education

All dispensary staff pharmacists must go through a training program on cannabis and cannabis products. Such training must include covering the chemical components of cannabis and use of ancillary cannabis delivery devices. Pharmacist training should prepare pharmacists how to best assess the needs of qualified patients during required new-patient private consultations. During such consultations, pharmacists are required to educate new patients on their qualified debilitating medical condition, allergies, medication profile, cannabis use, and cannabis delivery methods. Pharmacists have sole responsibility to recommend products based on the patients’ individual needs.

Like dispensary staff pharmacists, dispensary technicians and employees also must meet training guidelines as set forth by the CT Program. Dispensary technicians must be trained on professional conduct, ethics, patient confidentiality, and developments in the field of medical cannabis use, among other pertinent topics commensurate with the technician’s professional responsibilities. Dispensary employees, among other things, must be trained on the proper use of security measures and controls, procedures for responding to an emergency, and patient confidentiality. A record of all staff training and patient education must be maintained and made available for review at the request of the DPH.

Connecticut Inspections

For the purposes of supervision and enforcement of the CT Program, the Connecticut Commissioner of Consumer Protection is authorized to (i) enter, at reasonable times, any place, including a vehicle, in which marijuana is held, dispensed, sold, produced, delivered, transported, manufactured or otherwise disposed of, (ii) inspect within reasonable limits and in a reasonable manner, such place and all pertinent equipment, finished and unfinished material, containers and labeling, and all things in such place, including records, files, financial data, sales data, shipping data, pricing data, employee data, research, papers, processes, controls and facilities, and (iii) inventory any stock of marijuana therein and obtain samples of any marijuana or marijuana product, any labels or containers for marijuana, paraphernalia, and of any finished and unfinished material.

U.S. Attorney Statements in Connecticut

To the knowledge of management of the Company, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Connecticut.

Florida

Florida Legislative History

On June 16, 2014, the Florida state governor signed Senate Bill 1030, also known as the Compassionate Medical Cannabis Act of 2014 (“CMCA”). The CMCA legalized low THC for medical patients suffering from cancer or “a physical medical condition that chronically produces symptoms of seizures”, such as epilepsy, “or severe and persistent muscle spasms”. The CMCA requires physician approval and determination that no other satisfactory alternative treatment options exist for that patient. The CMCA also authorizes medical centers to conduct research on low THC cannabis.

On November 8, 2016, Amendment 2 was added to Florida’s state constitution. Amendment 2 protects qualifying patients, caregivers, physicians, and medical cannabis dispensaries and their staff from criminal prosecution or civil sanctions under Florida law. Amendment 2 also expanded the definition of debilitating diseases to include 12 conditions including HIV/AIDS, Crohn’s disease and post-traumatic stress disorder. Amendment 2 became effective on January 3, 2017. Amendment 2 provides a regulatory framework that requires licensed producers, which are statutorily defined as Medical Marijuana Treatment Centers (each, a “MMTC”), to cultivate, process and dispense medical cannabis in a vertically integrated marketplace.

Florida Licenses

Licenses are issued by the Florida Department of Health (“FDH”). Applicants are required to provide comprehensive business plans with demonstrated knowledge and experience on execution, detailed facility plans, forecasted performance and robust financial resources. Technical ability on plant and medical cannabis cultivation, infrastructure, processing, dispensing and safety are also assessed.

License holders are permitted to maintain one license. However, the one license allows the licensee to open one cultivation/processing site and up to 35 dispensaries. Each licensee is required to cultivate, process and dispense medical cannabis. The license permits the sale of derivative products produced from extracted cannabis plant oil as medical cannabis to qualified patients. The state does not allow the smoking of cannabis for medical use and does not permit the dispensing of whole flowers. As of July 12, 2019, there were 243,065 patients with an approved medical ID card, 22 approved medical cannabis treatment centers and 144 approved retail dispensing locations. Licensed medical cannabis treatment centers are authorized to cultivate, process and dispense medical cannabis.

On January 4, 2019, High Street completed the acquisition of Acreage Florida. Acreage Florida acquired a cultivation and production facility in Sanderson, Florida, and has secured via lease agreements seven locations to build or remodel dispensaries in Hollywood, Spring Hill, Daytona, Orange Park, North Miami Beach and two locations in Miami.

Under its license, Acreage Florida is permitted to sell cannabis to those patients who are entered into Florida’s electronic medical marijuana use registry by a qualified physician and possess a state-issued medical marijuana identification card. The physician determines patient eligibility as well as the routes of administration (e.g. topical, oral, inhalation) and number of milligrams per day a patient is able to obtain under the program. The physician may order a certification for up to three 70-day supply limits of marijuana, following which the certification expires and a new certification must be issued by a physician. The number of milligrams dispensed, the category of cannabis (either low-THC or medical cannabis) and whether a delivery device such as a vaporizer has been authorized is all recorded in the registry for each patient transaction. On March 18, 2019, Governor Ron DeSantis signed SB 182 into law, repealing the ban on smoking medical cannabis. Patients and their doctors now have greater access to administer medical cannabis and to decide for themselves which mode of administration is best for them. SB 182 also allows patients to receive up to 2.5 ounces of whole flower cannabis every 35 days as recommended by their doctor and requires patients under the age of 18 to have a terminal condition and to get a second opinion from a pediatrician before smoking medical cannabis.

Dispensaries may be located in any location throughout the State of Florida as long as the local government has not issued a prohibition against MMTC dispensaries in their respective municipality. Provided there is not a ban, the Company may locate a dispensary in a site zoned for a pharmacy so long as the location is greater than 500 feet from a public or private elementary, middle, or secondary school.

Florida Reporting Requirements

The FDH is to establish, maintain, and control a computer software tracking system that traces cannabis from seed to sale and allows real-time, 24-hour access by the FDH to such data. The tracking system must allow for integration of other seed-to-sale systems and, at a minimum, include notification of certain events, including when marijuana seeds are planted, when marijuana plants are harvested and destroyed and when cannabis is transported, sold, stolen, diverted, or lost. Each medical marijuana treatment center shall use the seed-to-sale tracking system established by the department or integrate its own seed-to-sale tracking system with the seed-to-sale tracking system established by the department. Additionally, the FDH also maintains a patient and physician registry and the licensee must comply with all requirements and regulations relative to the provision of required data or proof of key events to said system in order to retain its license. Florida requires all MMTCs to abide by representations made in their original application to the State of Florida. Any changes or expansions must be requested via an amendment or variance process.

Florida Licensing Requirements

Licenses issued by the Department may be renewed biennially so long as the licensee continues to meet the requirements of the Florida Statute 381.986 and pays a renewal fee. License holders can only own one license within the State of Florida. MMTC’s can operate up to a maximum of 25 dispensaries throughout the State with an additional five locations granted with every 100,000 additional patients added to the registry provided. Currently, license holders are permitted to operate up to 35 dispensaries each. Applicants must demonstrate (and licensed MMTC’s must maintain) that: (i) they have been registered to do business in the State of Florida for the previous five years, (ii) they possess a valid certificate of registration issued by the Florida Department of Agriculture & Consumer Services, (iii) they have the technical and technological ability to cultivate and produce cannabis, including, but not limited to, low-THC cannabis, (iv) they have the ability to secure the premises, resources, and personnel necessary to operate as an MMTC, (v) they have the ability to maintain accountability of all raw materials, finished products, and any by-products to prevent diversion or unlawful access to or possession of these substances, (vi) they have an infrastructure reasonably located to dispense cannabis to registered qualified patients statewide or regionally as determined by the FDH, (vii) they have the financial ability to maintain operations for the duration of the two-year approval cycle, including the provision of certified financial statements to the FDH, (viii) all owners, officers, board members and managers have passed a Level II background screening, inclusive of fingerprinting, and ensure that a medical director is employed to supervise the activities of the MMTC, and (ix) they have a diversity plan and veterans plan accompanied by a contractual process for establishing business relationships with veterans and minority contractors and/or employees. Upon approval of the application by the FDH, the applicant must post a performance bond of up to US$5 million, which may be reduced to US$2 million once the licensee has served 1,000 patients.

Florida Inventory Storage

The FDH requires that the MMTC license holder establish, maintain, and control a computer software tracking system that traces cannabis from seed to sale and allows real-time, 24-hour access by the department to data from all MMTCs and cannabis testing laboratories. At a minimum, the T&T system will track when cannabis seeds are planted, harvested and destroyed, and when cannabis is transported, sold, stolen, diverted, or lost. The FDH has not chosen a unified system. Therefore, the licensee can choose their own T&T system.

Florida Security

With respect to security requirements for cultivation, processing and dispensing facilities, a MMTC must maintain a fully operational alarm system that secures all entry points and perimeter windows, and is equipped with motion detectors, pressure switches, duress, panic and hold-up alarms. The MMTC must also have a 24-hour video surveillance system with the following features: (a) cameras positioned for the clear identification of persons and activities in controlled areas including growing, processing, storage, disposal and point-of-sale rooms, (b) cameras fixed on entrances and exits to the premises, and (c) ability to record images clearly and accurately together with the time and date. Facilities may not display products or dispense cannabis or cannabis delivery devices in the waiting area and may not dispense cannabis from its premises between the hours of 9:00 p.m. and 7:00 a.m. However, it may perform all other operations and deliver cannabis to qualified patients 24 hours a day.

Cannabis must be stored in a secured, locked room or a vault. A MMTC must have at least two employees, or two employees of a security agency, on the premises at all times where cultivation, processing, or storing of cannabis occurs. A cannabis transportation manifest must be maintained in any vehicle transporting cannabis or a cannabis delivery device. The manifest must be generated from the MMTC’s seed-to-sale tracking system. Further, a copy of the transportation manifest must be provided to the MMTC when receiving a delivery. Each MMTC must retain copies of all cannabis transportation manifests for at least three years. Cannabis and cannabis delivery devices must be locked in a separate compartment or container within the vehicle and employees transporting cannabis or cannabis delivery devices must always have their employee identification on them. Lastly, at least two people must be in a vehicle transporting cannabis, and at least one person must remain in the vehicle while the cannabis is physically delivered.

Florida Transportation

When transporting cannabis to dispensaries or to patients for delivery, a manifest must be prepared and transportation must be done using an approved vehicle. The cannabis must be stored in a separate, locked area of the vehicle and at all times there must be two people in a delivery vehicle. During deliveries, one person must remain with the vehicle. The delivery employees must at all times have identification badges. The manifest for all deliveries must be generated by the State approved tracking software. The manifest must include the following information: (i) departure date and time; (ii) name, address and license number of the originating MMTC; (iii) name and address of the receiving entity; (iv) the quantity, form and delivery device of the cannabis; (v) arrival date and time; (vi) the make, model and license plate of the delivery vehicle; and (vii) the name and signatures of the MMTC delivery employees. These manifests must be kept by the MMTC for inspection for at least three years. During the delivery, a copy of the manifest is also provided to the recipient.

Florida Inspections

The FDH may conduct announced or unannounced inspections of MMTC’s to determine compliance with applicable laws and regulations. The FDH is to inspect an MMTC upon receiving a complaint or notice that the MMTC has dispensed cannabis containing mold, bacteria, or other contaminants that may cause an adverse effect to humans or the environment. The FDH is to conduct at least a biennial inspection of each MMTC to evaluate the MMTC’s records, personnel, equipment, security, sanitation practices, and quality assurance practices.

U.S. Attorney Statements in Florida

To the knowledge of management of the Company, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Florida.

Illinois

Illinois Legislative history

The Compassionate Use of Medical Cannabis Pilot Program Act (the “IL Act”) was signed into law in August 2013 and took effect on January 1, 2014. The IL Act provides medical cannabis access to registered patients who suffer from a list of over 40 medical conditions including epilepsy, cancer, HIV/AIDS, Crohn’s disease and post-traumatic stress disorder. As of April 9, 2019, approximately 61,200 patients have been registered under the IL Act and are qualified to purchase cannabis and cannabis products from registered dispensaries. The program is expected to remain in a pilot stage through July 2020, at which point the IL Act will be re-evaluated for future implementation.

Illinois Licenses

Oversight and implementation under the IL Act are divided among three Illinois state departments: the Department of Public Health (the “IL DPH”), the Department of Agriculture (the “IL DA”), and the Department of Financial and Professional Regulation (the “IL DFPR”). The IL DPH oversees the following IL Act mandates: (a) establish and maintain a confidential registry of caregivers and qualifying patients authorized to engage in the medical use of cannabis, (b) distribute educational materials about the health risks associated with the abuse of cannabis and prescription medications, (c) adopt rules to administer the patient and caregiver registration program, and (d) adopt rules establishing food handling requirements for cannabis-infused products that are prepared for human consumption. It is the responsibility of the IL DA to enforce the provisions of the IL Act relating to the registration and oversight of cultivation centers and the responsibility of the IL DFPR to enforce the provisions of the IL Act relating to the registration and oversight of dispensing organizations. The IL DPH, IL DA and IL DFPR may enter into inter-governmental agreements, as necessary, to carry out the provisions of the IL Act.

On June 25, 2019, Illinois Gov. J.B. Pritzker signed into law the Cannabis Regulation & Tax Act, which permits persons 21 years of age or older to possess, use, and purchase limited amounts of cannabis for personal use, beginning on January 1, 2020.

Illinois has issued a limited amount of dispensary, producer/grower, and processing licenses. There are currently 55 licensed dispensaries and 22 licensed cultivators. NCC LLC d/b/a Nature’s Care Company, LLC (“NCC”) was awarded one dispensary license and In Grown Farms, LLC (“IGF”) was awarded a cultivation license.

The table below lists the licenses issued to the Subsidiaries:

Subsidiary	License number	City	Expiration	Description
NCC LLC	280-000024-DISP	Rolling Meadows	1/22/2020	Medical Cannabis Dispensary Facility

In Grown Farms, LLC	1503060729	Freeport	3/9/2020	Medical Cannabis Cultivation/ Processing Facility

The IL Act requires prospective cannabis business license holders to adhere to a thorough application process. Applicants for cannabis business licenses must meet, among others, the following requirements: (a) the proposed location for a dispensary must be suitable for public access, (b) the proposed location must not pose a detrimental impact to the surrounding community, (c) demonstrate compliance with safety procedures for dispensary employees, patients, and caregivers, and safe delivery and storage of cannabis and currency, (d) provide an adequate plan for recordkeeping, tracking and monitoring inventory, quality control, destruction and disposal of cannabis, and procedures to discourage unlawful activity, (e) develop a business plan specifying products to be sold, and (f) demonstrate knowledge of, experience, and proven record of ensuring optimal safety and accuracy in the dispensing and sale of cannabis. Once a license is granted, licensees have a continuing obligation to ensure no cannabis is sold, delivered, transported, or distributed to a location outside of Illinois.

Under the IL Act, dispensary, grower, and processing licenses are valid for one year. After the initial term, licensees are required to submit renewal applications. Pursuant to the IL Act, registration renewal applications must be received 45 days prior to expiration and may be denied if the licensee has a history of non-compliance and penalties.

Illinois Record-keeping/Reporting

Illinois uses the BioTrack THC T&T system to manage the flow of reported data between each licensee and the state. NCC also uses the T&T system to ensure all reporting requirements are met. Information processed through the T&T system must be maintained in a secure location at the dispensing organization for five years.

Licensees are mandated by the IL Act to maintain records electronically and make them available for inspection by the IL DFPR upon request. Records that must be maintained and made available, as described in the IL Act, include: (a) operating procedures, (b) inventory records, policies, and procedures, (c) security records, and (d) staffing plans. All dispensing organization records, including business records such as monetary transactions and bank statements, must be kept for a minimum of three years. Records of destruction and disposal of all cannabis not sold, including notification to the IL DFPR and State Police, must be retained at the dispensary organization for a period of not less than five years.

Illinois Inventory/Storage

An organization’s agent-in-charge has primary oversight of the dispensing organization’s medical cannabis inventory control system. Under the IL Act, a dispensary’s inventory control system must be real-time, web-based, and accessible by the IL DFPR 24 hours a day, seven days a week. The T&T system used by NCC complies with such requirements.

The inventory control system of a dispensing organization must record all cannabis sales, waste, and acquisitions. Specifically, the inventory system must track and reconcile through the T&T system each day’s cannabis beginning inventory, acquisitions, sales, disposal and ending inventory. Tracked information must include (a) product descriptions including the quantity, strain, variety and batch number of each product received, (b) the name and registry identification number of the permitted cultivation center providing the medical cannabis, (c) the name and registry identification number of the permitted cultivation center agent delivering the medical cannabis, (d) the name and registry identification number of the dispensing organization agent receiving the medical cannabis, and (e) the date of acquisition. Dispensary managers are tasked with conducting and documenting monthly audits of the dispensing organization’s daily inventory according to generally accepted accounting principles.

The inventory control system of a cultivator and processing organization must conduct a weekly inventory of cannabis stock, which includes at a minimum, the date of the inventory, a summary of the inventory findings, the name, signature and title of the individuals who conducted the inventory and the agent-in-charge who oversaw the inventory, and the product name and quantity of cannabis plants or cannabis-infused products at the facility. The record of all medical cannabis sold must include the date of sale, the name of the dispensary facility to which the medical cannabis was sold and the batch number, product name and quantity of cannabis sold.

Storage of cannabis and cannabis product inventory is also regulated by the IL Act. Inventory must be stored on the dispensary’s licensed premises in a restricted access area. Appropriate storage temperatures, containers, and lighting are required to ensure the quality and purity of cannabis inventory is not adversely affected.

Illinois Security

Under the IL Act, dispensaries must implement security measures to deter and prevent entry into and theft from restricted access areas containing either cannabis or currency. Mandated security measures include security systems, panic alarms, and locked doors or barriers between the facility’s entrance and limited access areas. Admission to the limited access areas must be restricted to only registered qualifying patients, designated caregivers, principal officers, and agents conducting business with the dispensing organization. Visitors and persons conducting business with the licensee in limited access areas must always wear identification badges and be escorted by a licensee’s agent authorized to enter the restricted access area. A visitor’s log must be kept on-site and be maintained for five years.

The IL Act states 24-hour video surveillance of both a licensee’s interior and exterior are required to be taken and kept for at least 90 days. Unless prohibited by law, video of all interior dispensary areas, including all points of entry and exit, safes, sales areas, and storage areas must be kept. Unobstructed video of the exterior perimeter, including the storefront, grow facility and the parking lot, must also be kept. Video surveillance cameras are required to be angled to allow for facial recognition and the capture of clear and certain identification of any person entering or exiting the dispensary area. Additionally, all video must be taken in lighting sufficient for clear viewing during all times of night or day. The IL Act also requires all security equipment to be inspected and tested within regular 30-day intervals.

Illinois Transportation

Prior to transporting any cannabis or cannabis-infused product, a cultivation facility must:

•	Complete a shipping manifest using a form prescribed by the IL DA; and

•

Securely transmit a copy of the manifest to the dispensary facility that will receive the products and to the IL DA before the close of business the day prior to transport. The manifest must be made available to the Illinois State Police upon request.

The cultivation facility shall maintain all shipping manifests and make them available at the request of the IL DA.

Cannabis products that are being transported shall:

•

Only be transported in a locked, safe and secure storage compartment that is part of the motor vehicle transporting the cannabis, or in a locked storage container that has a separate key or combination pad; and

•	Not be visible from outside the motor vehicle.

Any motor vehicle transporting cannabis is required travel directly from the cultivation facility to the dispensary facility, or a testing laboratory, and must not make any stops in between except to other dispensary facilities or laboratories, for refueling or in case of an emergency. A cultivation center shall ensure that all delivery times and routes are randomized. A cultivation center shall staff all transport motor vehicles with a minimum of two employees. At least one delivery team member shall remain with the motor vehicle at all times that the motor vehicle contains cannabis. Each delivery team member shall have access to a secure form of communication with personnel at the cultivation center and the ability to contact law enforcement through the 911 emergency system at all times that the motor vehicle contains cannabis. Each delivery team member shall possess his or her department issued identification card at all times when transporting or delivering cannabis and shall produce it for the IL DA or IL DA’s authorized representative or law enforcement official upon request.

Illinois Inspections

Dispensing organizations are subject to random and unannounced dispensary inspections and cannabis testing by the IL DFPR and Illinois State Police. The IL DFPR and its authorized representatives may enter any place, including a vehicle, in which cannabis is held, stored, dispensed, sold, produced, delivered, transported, manufactured or disposed of and inspect in a reasonable manner, the place and all pertinent equipment, containers and labeling, and all materials, data and processes, and inventory any stock of cannabis and obtain samples of any cannabis or cannabis product, any labels or containers for cannabis, or paraphernalia.

The IL DFPR may conduct an investigation of an applicant, application, dispensing organization, principal officer, dispensary agent, third party vendor or any other party associated with a dispensing organization for an alleged violation of the IL Act or to determine qualifications to be granted a registration by the IL DFPR. The IL DFPR may require an applicant or dispensing organization to produce documents, records or any other material pertinent to the investigation of an application or alleged violations of the IL Act.

Medical cannabis cultivation centers are also subject to random inspections by the IL DA.

U.S. Attorney Statements in Illinois

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Illinois. See “Risk Factors - United States Regulatory Uncertainty”.

Iowa

Iowa Legislative History

In May 2014, Governor Terry Branstad signed into law the Medical Cannabidiol Act (the “IS Act”), allowing possession of CBD with less than 3% THC with a neurologist’s recommendation for the treatment of intractable epilepsy in children. In May 2017, House File 524 was signed into law, expanding the number of health conditions eligible for the program to 11 debilitating diseases, including cancer, chronic pain, HIV/AIDs, Crohn’s and Parkinson’s disease.

The Medical Cannabidiol Act authorizes the Iowa Department of Public Health (“IDPH”) to govern the selection of up to two growers/manufacturers and five dispensaries, oversee the cultivating and dispensary control processes, modify qualifying health conditions, and recommend changes in THC levels. The IDPH is responsible for developing and updating administrative rules and oversees the implementation of the Medical Cannabidiol Program. The 2017 Medical Cannabidiol Act directs the IDPH, in collaboration with the Iowa Department of Transportation, to administer a process to approve and generate Medical Cannabidiol Registration Cards (“CBD Cards”) for patients and their primary caregivers. As of June 14, 2019, 2,787 Iowa residents have a CBD Card.

Iowa Licensing

The IDPH is responsible for selecting and issuing medical cannabis manufacturer licenses. The applicant owner is subject to various public safety reviews including criminal background checks, records against other licensed activity, and timeliness of his/her federal/local income tax filings. As part of the selection process, the IDPH considers the applicant’s technical expertise regarding medical CBD, qualifications of the manufacturer’s employees, the long-term financial stability, security measures on the premises, and the applicant’s ability to meet certain medical CBD needs such as range of recommended dosages, chemical compositions of a plant and the applicant’s projected assessment of wholesale product costs. The licenses are renewed on an annual basis.

The table below lists the license issued to Iowa Relief, LLC:

Subsidiary	License Number	City	Expiration Date	Description
Iowa Relief, LLC	2018-M02	Cedar Rapids	11/30/2019	Manufacturing

Iowa Record-keeping/Reporting

Iowa uses BioMauris, LLC to manage their T&T system for medical cannabis. The state requires complete and accurate electronic sales transaction records in a secure sales and inventory tracking system that includes details such as: (a) the date of each sale or distribution, (b) inventory of plant material, medical CBD, and waste material, (c) transport of plant material, waste material, and laboratory samples, (c) sales of medical CBD from dispensaries to patients and primary caregivers, and (d) the sales price. Financial transaction records reflecting the financial condition of the business are also required and should be maintained at least five years and be readily available upon request by the state. Financial records include but are not limited to: (a) purchase invoices, (b) bank statements and canceled checks for all business accounts, and (c) records of all financial transactions, contracts and agreements for services performed or services received. The records must be maintained at least five years and readily available upon request by the state. Finally, a manufacturer shall use the state’s secure sales and inventory tracking system to maintain crop input records, production records, transportation records, and inventory records, including disposal of waste.

Iowa Inventory/Storage

A manufacturer is required to store plant material and medical CBD during production, transport, and testing to prevent diversion, theft or loss. The manufacturer should ensure: (a) plant material and medical CBD are returned to a secure location immediately after completion of the process or at the end of the scheduled business day, and (b) tanks, vessels, bins, or bulk containers containing plant material or medical CBD are locked inside a secure area if a process is not completed at the end of a business day. Moreover, to prevent degradation, storage containers must protect the cannabis against physical, chemical and microbial contamination and deterioration. A separate secure storage area must be established to house material returned from a dispensary, including medical CBD that is outdated, damaged, deteriorated, mislabeled, or contaminated, or whose containers or packaging have been opened or breached, until the returned medical CBD is destroyed.

Iowa Security

A cannabis manufacturer is required to install and maintain a professionally monitored alarm system that provides intrusion and fire detection for all facility entrances and exits, rooms with exterior windows, rooms with exterior walls, roof hatches, skylights and storage rooms. The system must be able to summon law enforcement in an alarm situation and be hardwired with radio frequency methods such as cellular/private radio signals that transmit remote or local audio, visual, or electronic signals, has motion detectors, pressure switches, duress, panic, and holdup alarms, an automatic voice dialer, and a failure notification system. The manufacturer must be able to provide documentation of the annual inspection and device testing to the state upon request.

A manufacturer must operate and maintain in good working order a video surveillance system on its premises that operates 24 hours per day, seven days a week. The surveillance system must be able to record all phases of medical CBD production, all areas that might contain plant material and medical CBD, including all safes and vaults, all points of entry and exit and parking areas. The videos must be maintained for one year.

Iowa Transportation

A manufacturer is authorized to transport medical CBD to and from a dispensary, a laboratory for testing and a waste facility for disposal.

Iowa Inspections

The IA Act provides that medical CBD dispensaries are subject to reasonable inspection by the IDPH. The Iowa administrative code provides that an inspection means an on-site evaluation by the IDPH, the department of public safety, or a department-approved independent consultant of facilities, records, personnel, equipment, methodology, and quality assurance practices for compliance with the Iowa code. The Iowa code also provides for inspection of CBD manufacturers, and such inspections are required to occur regularly.

U.S. Attorney Statements in Iowa

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Iowa. See “Risk Factors - United States Regulatory Uncertainty”.

Maine

Maine Legislative history

Maine has allowed qualified patients with specific conditions to grow for their own usage and possess limited amounts of medical cannabis since November 1999, but the law lacked any distribution mechanism. On November 3, 2009, Maine voters approved Question 5, which established dispensaries and caregivers are able to grow and dispense up to 2.5 oz. of medical grade cannabis every two weeks to persons with one of 17 debilitating and chronic medical conditions including HIV/AIDS, Crohn’s disease, cancer and post-traumatic stress disorder. The registered dispensaries and caregivers were regulated by the Maine Department of Health and Human Services (“MDHHS”), but oversight was recently shifted to the Maine Department of Administrative and Financial Services (“MDAFS”).

In November 2016, Maine approved cannabis legalization at the ballot. On January 27, 2017, the legislature approved a moratorium on implementing parts of the law regarding retail sales and taxation until at least February 2018, giving time to resolve issues and promulgate rules. The portion of the law that allows persons over 21 years to grow six mature plants and possess, transport and gift up to 2.5 ounces became effective on January 30, 2017 (although this was limited to three mature plants in the 2018 legislation). A 17-member special legislative committee was formed to address the complex issues surrounding full implementation of the law. In April 2018, the Governor of Maine vetoed the bill to legalize cannabis for adult-use. However, in May 2018, Maine lawmakers overrode the Governor’s veto clearing the way for adult-use. In February 2019, MDAFS created the Office of Marijuana Policy (“OMP”) to oversee all aspects of adult-use marijuana. The OMP is currently in the process of drafting, in concert with their hired cannabis consultants, the rules that will establish govern an adult-use program. Furthermore, a mandatory “opt-in” mechanism allows municipalities to control whether they want retail cannabis establishments in their communities.

Maine Registration Certificates

The Maine Medical Use of Marijuana Program Rules and the enabling statute, the Maine Medical Use of Marijuana Act, govern the Maine Medical Use of Marijuana Program (“MMUMP”). The MDHHS was originally responsible for administering the MMUMP to ensure qualifying patients’ access to safe cannabis for medical use and was responsible for issuing dispensary registration certificates as well as caregiver certificates. The MMUMP through the MDHHS issued eight dispensary registration certificates. However, the MMUMP was transferred to the MDAFS in May 2018, as part of LD 1719, which implemented the adult-use program.

Northeast Patient Group d/b/a Wellness Connection of Maine (“WCM”) holds four of the eight vertically integrated dispensary certificates of registration.

The table below lists the certificates issued to WCM:

MSA Party	Certificate of Registration	City	Expiration Date	Description
WCM	Yes	Portland	4/11/2020	Dispensary

WCM	Yes	Gardiner	12/22/2019	Dispensary

WCM	Yes	Brewer	6/15/2020	Dispensary

WCM	Yes	Bath	9/16/2019	Dispensary

WCM	Yes	Auburn	6/15/2020	Grow/Process

The Maine vertically integrated dispensary certificate of registration is valid for one year from the date of issuance. Each certificate of registration for dispensaries allows cultivation, processing and dispensing. WCM cultivates and processes at one centralized location for its four dispensaries. The cultivation facility and retail site of a dispensary must comply with all requirements and prohibitions of the Maine statutes and regulations. Failure to comply may result in enforcement action including, but not limited to, termination of the registration certificate. The dispensary must receive both state licensing and municipal approval.

The dispensary must submit an application for the renewal of a current registration certificate with all required documentation and the required fees 60 days prior to the expiration date. Failure to submit a timely, complete renewal packet may be grounds for denial of the renewal and may result in expiration of the registration certificate to operate the dispensary. Once the application is received and validated, an inspection is scheduled which is conditional for the renewal. The certificate of registration holders must ensure that no cannabis may be sold, delivered, transported or distributed by a producer from or to a location outside of Maine.

Maine Record-keeping/Reporting

Maine does not yet have a unified, mandatory T&T solution, although one will be implemented through the development of the adult-use program. However, WCM tracks seed-to-sale via an integrated platform. Required information is forwarded to the MMUMP through email. The operating documents of a registered dispensary must include procedures to ensure accurate record keeping. Registered dispensaries must maintain at least the following: business records, including records of assets and liabilities, tax returns, contracts, monetary transactions, checks, invoices and vouchers which the dispensary keeps as its books of accounts. Business records also include the sales record that indicates the name of the qualifying patient or primary caregiver to whom cannabis has been distributed, sold or donated, including the quantity and form. The registered dispensary must also keep on file and available for MDHHS (now MDAFS) inspection upon request, a copy of each current patient’s registry identification, a copy of the medical provider written certification and the MMUMP approved dispensary designation form. All business records must be available upon request by the MDHHS (now MDAFS) and maintained and retained for six years.

Maine Inventory/Storage

All cultivation facilities for medical use are restricted to cultivating in an enclosed, locked facility or area. Cannabis at a registered dispensary must be kept under double lock and inventoried daily by two cardholders. Each patient’s transactions are recorded and controlled in the POS system to prevent any patient to access more than the allowed limit. WCM monitors inventory daily and reports inventory supply monthly.

Maine Security

Cultivation of cannabis for medical use requires implementation of appropriate security measures to discourage theft of cannabis, ensure safety and prevent unauthorized entrance to a cultivation site in accordance with the MMUMP statute and rules. Requirements include but are not limited to an enclosed, locked facility and enclosed outdoor areas must have durable locks to discourage theft and unauthorized entrance.

Registered dispensaries must implement appropriate security measures to deter and prevent unauthorized entrance into areas containing cannabis and the theft of cannabis at the registered dispensary and the grow location for the cultivation of cannabis. Security measures to protect the premises, the public, qualifying patients, primary caregivers and principal officers, board members and employees of the registered dispensary must include, but are not limited to (a) on-site parking, (b) exterior lighting sufficient to deter nuisance activity and facilitate surveillance, (c) devices or a series of devices, including, but not limited to, a signal system interconnected with a radio frequency method such as cellular, private radio signals, or other mechanical or electronic device to detect an unauthorized intrusion, and (d) interior electronic monitoring, video cameras, and panic buttons. Electronic monitoring and video camera recordings must be maintained by the dispensary and cultivation facility a minimum of 14 days.

Maine Inspections

Registered dispensaries, including all retail and cultivation locations, are subject to inspection at least annually by the MDAFS in accordance with this rule and the statute. Submission of an application for a dispensary registration certificate constitutes permission for entry and inspection of dispensary locations. Failure to cooperate with required inspections may be grounds to revoke the dispensary’s registration certificate. During an inspection, the MDAFS may identify violations of this rule, the statute and the dispensary’s policies and procedures. The dispensary shall receive written notice of the nature of the violations. The dispensary shall notify the MDAFS in writing with a postmark date within ten business days of the date of the notice of violations and identify the corrective actions taken and the date of the correction.

During an inspection, the MDAFS shall (1) collect soil and plant samples, and samples of products containing marijuana prepared at the dispensary, (2) place the dispensary’s registration number on each sample container, (3) label the sample containers with the description and quantity of its content, (4) seal sample containers, and (5) have dispensary and MDAFS staff initial each sample container.

U.S. Attorney Statements in Maine

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Maine. See “Risk Factors - United States Regulatory Uncertainty”.

Maryland

Maryland Legislative history

In May 2013, the then Governor of Maryland signed House Bill 1101, Chapter 403 which established the Natalie M. LaPrade Maryland Medical Cannabis Commission (“MMCC”). The MMCC is an independent commission that functions within the Department of Health and Mental Hygiene. The MMCC was created for investigational use of medical cannabis. MMCC develops policies, procedures, and regulations to implement programs that ensure medical cannabis is available to qualifying patients in a safe and effective manner.

On December 1, 2017, after close to a five-year delay, the Maryland Medical Marijuana program (“MMMP”) became operational and sales commenced. The program was written to allow access to medical cannabis for patients with conditions that are considered severe and for which other medical treatments have proven ineffective, including chronic pain, nausea, seizures, glaucoma and post-traumatic stress disorder. As of June 4, 2019, approximately 66,687 certified patients are registered and hold medical licenses allowing them to purchase cannabis and cannabis products from a dispensary. There are also approximately 25,805 patients awaiting medical licenses to be processed.

Maryland Licenses

The MMCC oversees all licensing, registration, inspection, and testing measures pertaining to the MMMP and provides relevant program information to patients, providers, caregivers, growers, processors, dispensaries and testing laboratories. A dispensary is licensed under Subtitle 33 Section § 13-3307 and a dispensary agent registered under § 13-3308.

The MMCC have issued a limited number of dispensary, producer/growers and processing licenses. There are currently 77 state licensed dispensaries, 14 growers and 14 processors throughout Maryland.

The table below lists the licenses issued to Maryland Medical Research & Caring, LLC:

Subsidiary	License Number	City	Expiration Date	Description
Maryland Medical Research & Caring, LLC	D-18-00043	Windsor	7/26/2024	Dispensary

After the first expiration of the approved license, the dispensary, grower and processing licensee is required to renew every two years. Licensees are required to submit a renewal application per the guidelines published by the MMCC. 90 days prior to the expiration of a license, the MMCC notifies the licensee of the date on which the license expires, provides the instructions and fee required to renew the license and the consequences of failure to renew. At least 30 business days before a license expires, the licensee must submit the renewal application as provided by the MMCC. The license holders must ensure that no cannabis may be sold, delivered, transported or distributed by a producer from or to a location outside of this state.

Maryland Record-keeping/Reporting

Maryland uses METRC as the T&T system to track commercial cannabis activity. Maryland Medical Research & Caring, LLC also uses METRC to push the data to the State to meet all reporting requirements. All cannabis products dispensed are documented at point of sale via the T&T system. Each dispensary must submit to the MMCC a quarterly report which includes (a) number of patients served, (b) county of residence of each patient served, (c) medical condition for which medical cannabis was recommended, (d) type and amount of medical cannabis dispensed, and (e) if available, a summary of clinical outcomes, including adverse events and any cases of suspected diversion.

A dispensary licensee shall maintain a secure, tamper-evident record of each purchase by a patient that contains the name and address of the patient, the quantity and name of the product purchased by the patient and specific identification number of the product. A dispensary licensee shall maintain a duplicate set of all records at a secure, off-site location. Unless otherwise specified, a licensee shall retain a record for a period of five years.

Maryland Inventory/Storage

The licensee must establish standard operating procedures for all aspects of the receipt, storage, packaging, labeling, handling, tracking and dispensing of products containing medical cannabis and waste. Upon receipt of a cannabis product, each product must be promptly cataloged into the T&T system. The licensee trains each registered dispensary agent on the standard operating procedure.

All medical cannabis inventory must be stored in a secure room which, among other requirements, is constructed of concrete or similar building material resilient enough to prevent and deter unauthorized entry.

Maryland Security

The licensee shall maintain a security alarm system that covers all perimeter entry points, windows and portals at the premises. Facilities must maintain a motion-activated video surveillance recording system at the premises that records all activity in images of high quality and high resolution and clearly reveals facial detail. The system must be able to operate 24 hours a day, seven days a week without interruption. Recordings are kept in a secure area with minimal access in an off-site location. The surveillance videos will be retained for a minimum of 30 calendar days.

Maryland Transportation

Maryland regulations provide that cannabis products must be shipped by either a secure transportation company or a shipping licensee itself. A shipping licensee shall use one transportation agent, who shall carry identification approved by the MMCC, to accompany shipment of products containing medical cannabis and ensure that the product is secured at all times during transport. Upon arrival of a medical cannabis transport vehicle, the transportation agent must notify an appropriate registered processor agent to continue the chain of custody of the shipment of products containing cannabis.

An agent of the receiving licensee must:

•	log into the electronic manifest,

•	take custody of a shipment of products containing cannabis,

•	confirm that:

•	the transportation agent is carrying appropriate identification,

•	the packaging is secure, undamaged, and appropriately labeled,

•	each package in the shipment is labeled as described in the electronic manifest; and

•	the contents of the shipment are as described in the electronic manifest;

•	Record the confirmations in the electronic manifest;

•	Obtain in the electronic manifest the signature or identification number of the transportation agent who delivers the shipment;

•	Record in the electronic manifest the date and time the receiving agent takes custody of the shipment;

•	Enter the products containing cannabis into the inventory control system;

•	Segregate the items in the shipment from the inventory until the item can be inspected;

•	Inspect each item to ensure that the packaging of each item is undamaged, accurate and complete; and

•	Upon determining the item passes inspection, release the item into the stock.

The transportation agent must provide a copy of the electronic manifest for the shipment to the receiving licensee. The transportation agent must also provide the completed electronic manifest to the shipping licensee and retain the electronic manifest for the shipment for five years.

A transportation agent driving a medical cannabis transport vehicle shall have a current driver’s license. While on duty, a transportation agent may not wear any clothing or symbols that may indicate ownership or possession of cannabis.

Maryland Inspections

The Maryland Act provides that the MMCC may inspect a licensed cultivators, processors and dispensaries to ensure compliance with Maryland rules. The MMCC will inspect each licensed facility prior to granting license renewals. Any member of the MMCC or any state employee or contractor designated by the MMCC may carry out an inspection.

Inspections may be announced or announced, and failure by a licensed grower, licensed processor, licensed dispensary or registered independent testing laboratory to provide the Commission with immediate access to any part of a premises, requested material, information, or agent as part of an inspection may result in the imposition of a civil fine, suspension of license, or revocation of license.

During an inspection, the MMCC may: (1) review and make copies of all records; (2) enter any place, including a vehicle, in which medical cannabis is held, dispensed, sold, produced, tested, delivered, transported, manufactured or otherwise disposed of; (3) inspect all equipment, raw and processed material, containers and labeling, and all things therein including records, files, data and research, among other items; (4) inventory any medical cannabis; (5) inspect any equipment, instruments, tools or machinery used to process medical cannabis or medical cannabis products; and (6) question personnel present at the location and any agent of the licensee.

U.S. Attorney Statements in Maryland

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Maryland. See “Risk Factors - United States Regulatory Uncertainty”.

Massachusetts

Massachusetts Legislative history

The Massachusetts Medical Use of Marijuana Program (the “MA Program”) was formed pursuant to the Act for the Humanitarian Medical Use of Marijuana (the “MA ACT”). The MA Program allows registered persons to purchase medical cannabis and applies to any patient, personal caregiver, Registered Marijuana Dispensary (each, a “RMD”), and RMD agent that qualifies and registers under the MA Program. To qualify, patients must suffer from a debilitating condition as defined by the MA Program. Currently there are eight conditions that allow a patient to acquire cannabis in Massachusetts, including AIDS/HIV, ALS, cancer and Crohn’s disease. As of May 31, 2019, approximately 59,000 patients have been registered to purchase medical cannabis products in Massachusetts. The MA Program is administrated by the Department of Public Health, Bureau of Health Care Safety and Quality.

In November 2016, Massachusetts voted affirmatively on a ballot petition to legalize and regulate cannabis for adult-use. The Massachusetts legislature amended the law on December 28, 2016, delaying the date adult-use cannabis sales would begin by six months. The delay allowed the legislature to clarify how municipal land-use regulations would treat the cultivation of cannabis and authorized a study of related issues. After further debate, the state House of Representatives and state Senate approved H.3818 which became Chapter 55 of the Acts of 2017, An Act to Ensure Safe Access to Marijuana, and established the Cannabis Control Commission (the “MA CCC”). The MA CCC consists of five commissioners and regulates the Massachusetts Recreational Marijuana Program. Adult-use of cannabis in Massachusetts started in July 2018.

Massachusetts Licenses

Under the MA Program, RMDs are heavily regulated. Vertically integrated RMDs grow, process, and dispense their own cannabis. As such, each RMD is required to have a retail facility as well as cultivation and processing operations, although retail operations may be separate from grow and cultivation operations. A RMD’s cultivation location may be in a different municipality or county than its retail facility. RMD’s are required to be Massachusetts non-profit corporations.

The MA Program mandates a comprehensive application process for RMDs. Each RMD applicant must submit a Certificate of Good Standing, comprehensive financial statements, a character competency assessment, and employment and education histories of the senior partners and individuals responsible for the day-to-day security and operation of the RMD. Municipalities may individually determine what local permits or licenses are required if an RMD wishes to establish an operation within its boundaries.

The table below lists the licenses issued to the Subsidiaries and entities with which the Company has a consulting services agreement:

Subsidiary / MSA Party	License Number	City	Expiration Date	Description
Health Circle, Inc.	Provisional	Rockland	Not applicable	Adult-Use Cultivation/Processing/Dispensary

Mass Medi-Spa, Inc.	Provisional	TBD	Not applicable	Adult-Use Cultivation/Processing/Dispensary

Patient Centric Martha’s Vineyard, Ltd.	Provisional	Framingham	8/9/2019	Adult-Use Cultivation/Processing/Dispensary

The Botanist, Inc.	No. 043	Sterling	8/9/2019	RMD Cultivation/Processing

The Botanist, Inc.	Provisional	Worcester	Not applicable	RMD Dispensary

The Botanist, Inc. (Sub)	Provisional	Leominster	Not applicable	RMD Dispensary

The Botanist, Inc. (Sub)	Provisional	Shrewsbury	Not applicable	RMD Dispensary

Each Massachusetts dispensary, grower and processor license is valid for one year and must be renewed no later than 60 calendar days prior to expiration. As in other states where cannabis is legal, the MA CCC can deny or revoke licenses and renewals for multiple reasons, including (a) submission of materially inaccurate, incomplete, or fraudulent information, (b) failure to comply with any applicable law or regulation, including laws relating to taxes, child support, workers compensation and insurance coverage, (c) failure to submit or implement a plan of correction (d) attempting to assign registration to another entity, (e) insufficient financial resources, (f) committing, permitting, aiding, or abetting of any illegal practices in the operation of the RMD, (g) failure to cooperate or give information to relevant law enforcement related to any matter arising out of conduct at an RMD, and (h) lack of responsible RMD operations, as evidenced by negligence, disorderly or unsanitary facilities or permitting a person to use a registration card belonging to another person. Additionally, license holders must ensure that no cannabis is sold, delivered, or distributed by a producer from or to a location outside of this state.

Massachusetts Dispensary Requirements (Medical)

A RMD is to follow its written and approved operation procedures in the operation of its dispensary locations. Operating procedures shall include (i) security measures in compliance with the MA Program; (ii) employee security policies including personal safety and crime prevention techniques; (iii) hours of operation and after-hours contact information; (iv) a price list for marijuana; (v) storage protocols in compliance with state law; (vi) a description of the various strains of marijuana that will be cultivated and dispensed, and the forms that will be dispensed; (vii) procedures to ensure accurate recordkeeping including inventory protocols; (viii) plans for quality control; (ix) a staffing plan and staffing records; (x) diversion identification and reporting protocols; and (xi) policies and procedures for the handling of cash on RMD premises including storage, collection frequency and transport to financial institutions. The siting of dispensary locations is expressly subject to local/municipal approvals pursuant to state law, and municipalities control the permitting application process that a RMD must comply with. More specifically, a RMD is to comply with all local requirements regarding siting, provided however that if no local requirements exist, a RMD shall not be sited within a radius of 500 feet of a school, daycare center, or any facility in which children commonly congregate. The 500-foot distance under this section is measured in a straight line from the nearest point of the facility in question to the nearest point of the proposed RMD. The MA Program requires that RMDs limit their inventory of seeds, plants, and useable marijuana to reflect the projected needs of registered qualifying patients. A RMD may only dispense to a registered qualifying patient who has a current valid certification.

Massachusetts Record-keeping/Reporting (Medical)

Massachusetts uses METRC as the T&T system. Individual licensees, whether directly or through a third-party application programming interface (an “API”), are required to push data to the state to meet all reporting requirements. Each of Health Circle, Inc., Mass Medi-Spa, Inc., Patient Centric Martha’s Vineyard, Ltd. and The Botanist, Inc. use or will use METRC to capture and send all required data points for cultivation, manufacturing, and retail as required by applicable law.

The MA Program requires that RMD records be readily available for inspection by the Department of Health upon request. Among the records that are required to be maintained and made available are: (a) operating procedures, (b) inventory records, and (c) seed-to-sale tracking records for all cannabis and cannabis infused products.

Massachusetts Inventory/Storage (Medical)

Through the T&T system, RMDs are required to record all actions related to each individual cannabis plant. This robust inventorying requirement includes tracking how each plant is handled and processed from seed and cultivation, through growth, harvest and preparation of cannabis infused products, if any, to final sale of finished products. This system must chronicle every step, ingredient, activity, transaction, and dispensary agent, registered qualifying patient, or personal caregiver who handles, obtains, or possesses the product. To meet this tracking requirement, the inventory tracking process is mandated to utilize unique plant and batch identification numbers. Besides capturing all processes associated with each cannabis plant, RMDs must also establish and abide by inventory controls and procedures for conducting inventory reviews and comprehensive inventories of cultivating, finished, and stored cannabis products. To ensure inventories are accurate, RMDs are not only required to conduct monthly inventories but also to compare monthly inventories to the T&T system records.

The MA Program requires all cannabis and cannabis infused products be securely stored. RMDs must ensure that all safes, vaults, and other equipment or areas used for the production, cultivation, harvesting, processing, or storage of cannabis and cannabis infused products are securely locked and protected against unauthorized entry. The MA Program also specifies that limited access areas, accessible only to authorized personnel, must be established in each dispensary. Furthermore, only the minimum number of employees essential to business operations may be given access to the limited access areas.

Massachusetts Security (Medical)

Adequate security systems that prevent and detect diversion, theft, or loss of cannabis are required of each RMD under the MA Program. Such security systems must utilize commercial grade equipment and are required to include (a) a perimeter alarm on all entry and exit points and perimeter windows, (b) a failure notification system that provides an audible, text, or visual notification of any failure in the surveillance system, and (c) a duress alarm, panic alarm, or holdup alarm connected to local public safety or law enforcement authorities.

To ensure RMDs meet the rigorous security standards laid out by the MA Program, use of surveillance cameras is mandated. RMDs must install video cameras in the following areas: (a) all areas that may contain cannabis, (b) all points of entry and exit, and (c) in any parking lot. Video cameras must be appropriate for the lighting conditions of the area under surveillance. Interior video cameras must be directed at all safes, vaults, sales areas, and areas where cannabis is cultivated, harvested, processed, prepared, stored, handled, or dispensed. Video surveillance is required to be operational 24 hours a day, seven days a week and all recordings must be retained for at least 90 calendar days.

Massachusetts Transportation (Medical)

The MA Program regulates the means and methods by which cannabis is transported. A RMD transporting cannabis must ensure the product is in a secure, locked storage compartment. If a cannabis establishment, pursuant to a cannabis transporter license is transporting cannabis products for more than one cannabis establishment at a time, the cannabis products for each cannabis establishment must be kept in separate locked storage compartments during transportation and separate manifests are required for each cannabis establishment. Vehicles transporting cannabis must be equipped with an approved alarm system and functioning heating and air conditioning systems appropriate for maintaining correct temperatures for storage of cannabis products. Additionally, cannabis products may not be visible from outside the vehicle and RMDs must ensure that all transportation times and routes are randomized. Cannabis and cannabis infused products may not be transported outside Massachusetts.

Massachusetts CCC Inspections (Medical)

The CCC or its agents may inspect a RMD and affiliated vehicles at any time without prior notice. A RMD shall immediately upon request make available to the CCC information that may be relevant to a CCC inspection, and the CCC may direct a RMD to test marijuana for contaminants. Any violations found will be noted in a deficiency statement that will be provided to the RMD, and the RMD shall thereafter submit a Plan of Correction to the CCC outlining with particularity each deficiency and the timetable and steps to remediate the same. The CCC shall have the authority to suspend or revoke a certificate of registration in accordance with 935 CMR 501.510 of the Regulation of adult-use cannabis in Massachusetts.

Regulation of the Adult Use Cannabis Market in Massachusetts

Adult-use (recreational) marijuana has been legal in Massachusetts since December 15, 2016, following a ballot initiative in November of that year. The CCC, a regulatory body created in 2018, licenses adult use cultivation, processing and dispensary facilities (collectively, “Marijuana Establishments”) pursuant to 935 CMR 500.000 et seq. The first adult-use marijuana facilities in Massachusetts began operating in November 2018.

Massachusetts Licensing Requirements (Adult-Use)

Many of the same application requirements exist for a Marijuana Establishment license as a RMD application, and each owner, officer or member must undergo background checks and fingerprinting with the CCC. Applicants must submit the location and identification of each site, and must establish a property interest in the same, and the applicant and the local municipality must have entered into a host agreement authorizing the location of the adult-use Marijuana Establishment within the municipality, and said agreement must be included in the application. Applicants must include disclosure of any regulatory actions against it by the Commonwealth of Massachusetts, as well as the civil and criminal history of the applicant and its owners, officers, principals or members. The application must include the RMD applicant’s plans for separating medical and adult-use operations, proposed timeline for achieving operations, liability insurance, business plan, and a detailed summary describing and/or updating or modifying the RMD’s existing medical marijuana operating policies and procedures for adult-use including security, prevention of diversion, storage, transportation, inventory procedures, quality control, dispensing procedures, personnel policies, record keeping, maintenance of financial records and employee training protocols.

No person or entity may own more than 10% or “control” more than three licenses in each Marijuana Establishment class (i.e., marijuana retailer, marijuana cultivator, marijuana product manufacturer). Additionally, there is a 100,000 square foot cultivation canopy for adult-use licenses; however, there is no canopy restriction for RMD license holders relative to their cultivation facility.

Massachusetts Dispensary Requirements (Adult-Use)

Marijuana retailers are subject to certain operational requirements in addition to those imposed on marijuana establishments generally. Dispensaries must immediately inspect patrons’ identification to ensure that everyone who enters is at least twenty-one years of age. Dispensaries may not dispense more than one ounce of marijuana or five grams of marijuana concentrate per transaction. Point-of-sale systems must be approved by the CCC, and retailers must record sales data. Records must be retained and available for auditing by the CCC and Department of Revenue. Dispensaries must also make patient education materials available to patrons. Such materials must include:

•

A warning that marijuana has not been analyzed or approved by the FDA, that there is limited information on side effects, that there may be health risks associated with using marijuana, and that it should be kept away from children;

•	A warning that when under the influence of marijuana, driving is prohibited by M.G.L. c. 90, § 24, and machinery should not be operated;

•	Information to assist in the selection of marijuana, describing the potential differing effects of various strains of marijuana, as well as various forms and routes of administration;

•	Materials offered to consumers to enable them to track the strains used and their associated effects;

•	Information describing proper dosage and titration for different routes of administration, with an emphasis on using the smallest amount possible to achieve the desired effect;

•	A discussion of tolerance, dependence, and withdrawal;

•	Facts regarding substance abuse signs and symptoms, as well as referral information for substance abuse treatment programs;

•	A statement that consumers may not sell marijuana to any other individual;

•	Information regarding penalties for possession or distribution of marijuana in violation of Massachusetts law; and

•	Any other information required by the CCC.

Massachusetts Security and Storage Requirements (Adult-Use)

Each marijuana establishment must implement sufficient safety measures to deter and prevent unauthorized entrance into areas containing marijuana and theft of marijuana at the establishment. Security measures taken by the establishments to protect the premises, employees, consumers and general public shall include, but not be limited to, the following:

•

Positively identifying individuals seeking access to the premises of the Marijuana Establishment or to whom or marijuana products are being transported pursuant to 935 CMR 500.105(14) to limit access solely to individuals 21 years of age or older;

•

Adopting procedures to prevent loitering and ensure that only individuals engaging in activity expressly or by necessary implication permitted by these regulations and its enabling statute are allowed to remain on the premises;

•	Disposing of marijuana in accordance with 935 CMR 500.105(12) in excess of the quantity required for normal, efficient operation as established within 935 CMR 500.105;

•	Securing all entrances to the Marijuana Establishment to prevent unauthorized access;

•

Establishing limited access areas pursuant to 935 CMR 500.110(4), which shall be accessible only to specifically authorized personnel limited to include only the minimum number of employees essential for efficient operation;

•	Storing all finished marijuana products in a secure, locked safe or vault in such a manner as to prevent diversion, theft and loss;

•

Keeping all safes, vaults, and any other equipment or areas used for the production, cultivation, harvesting, processing or storage of marijuana products securely locked and protected from entry, except for the actual time required to remove or replace marijuana;

•	Keeping all locks and security equipment in good working order;

•	Prohibiting keys, if any, from being left in the locks or stored or placed in a location accessible to persons other than specifically authorized personnel;

•	Prohibiting accessibility of security measures, such as combination numbers, passwords or electronic or biometric security systems, to persons other than specifically authorized personnel;

•	Ensuring that the outside perimeter of the marijuana establishment is sufficiently lit to facilitate surveillance, where applicable;

•	Ensuring that all marijuana products are kept out of plain sight and are not visible from a public place without the use of binoculars, optical aids or aircraft;

•

Developing emergency policies and procedures for securing all product following any instance of diversion, theft or loss of marijuana, and conduct an assessment to determine whether additional safeguards are necessary;

•	Developing sufficient additional safeguards as required by the CCC for marijuana establishments that present special security concerns; and

•

Sharing the marijuana establishment’s security plan and procedures with law enforcement authorities and fire services and periodically updating law enforcement authorities and fire services if the plans or procedures are modified in a material way.

Marijuana must be stored in special limited access areas, and alarm systems must meet certain technical requirements, including the ability to record footage to be retained for at least 90 days.

Massachusetts Transportation Requirements (Adult-Use)

Marijuana products may only be transported between licensed marijuana establishments by registered marijuana establishment agents. A licensed marijuana transporter may contract with a licensed marijuana establishment to transport that licensee’s marijuana products to other licensed establishments. The originating and receiving licensed establishments shall ensure that all transported marijuana products are linked to the seed-to-sale tracking program. For the purposes of tracking, seeds and clones will be properly tracked and labeled in a form and manner determined by the CCC. Any marijuana product that is undeliverable or is refused by the destination marijuana establishment shall be transported back to the originating establishment. All vehicles transporting marijuana products shall be staffed with a minimum of two marijuana establishment agents. At least one agent shall remain with the vehicle at all times that the vehicle contains marijuana or marijuana products. Prior to the products leaving a marijuana establishment for the purpose of transporting marijuana products, the originating marijuana establishment must weigh, inventory, and account for, on video, all marijuana products to be transported. Within eight hours after arrival at the destination marijuana establishment, the destination establishment must re-weigh, re-inventory, and account for, on video, all marijuana products transported. When videotaping the weighing, inventorying, and accounting of marijuana products before transportation or after receipt, the video must show each product being weighed, the weight, and the manifest. Marijuana products must be packaged in sealed, labeled, and tamper or child-resistant packaging prior to and during transportation. In the case of an emergency stop during the transportation of marijuana products, a log must be maintained describing the reason for the stop, the duration, the location, and any activities of personnel exiting the vehicle. A marijuana establishment or a marijuana transporter transporting marijuana products is required to ensure that all transportation times and routes are randomized. An establishment or transporter transporting marijuana products shall ensure that all transport routes remain within Massachusetts. All vehicles and transportation equipment used in the transportation of cannabis products or edibles requiring temperature control for safety must be designed, maintained, and equipped as necessary to provide adequate temperature control to prevent the cannabis products or edibles from becoming unsafe during transportation, consistent with applicable requirements pursuant to 21 CFR 1.908(c).

Vehicles used for transport must be owned or leased by the marijuana establishment or transporter, and they must be properly registered, inspected, and insured in Massachusetts. Marijuana may not be visible from outside the vehicle, and it must be transported in a secure, locked storage compartment. Each vehicle must have a global positioning system, and any agent transporting marijuana must have access to a secure form of communication with the originating location.

Massachusetts CCC Inspections

The CCC or its agents may inspect a marijuana establishment and affiliated vehicles at any time without prior notice in order to determine compliance with all applicable laws and regulations. All areas of a marijuana establishment, all marijuana establishment agents and activities, and all records are subject to such inspection. Marijuana establishments must immediately upon request make available to the Commission all information that may be relevant to a CCC inspection, or an investigation of any incident or complaint. A marijuana establishment must make all reasonable efforts to facilitate the CCC’s inspection, or investigation of any incident or complaint, including the taking of samples, photographs, video or other recordings by the CCC or its agents, and to facilitate the CCC’s interviews of marijuana establishment agents. During an inspection, the CCC may direct a Marijuana Establishment to test marijuana for contaminants as specified by the CCC, including but not limited to mold, mildew, heavy metals, plant-growth regulators, and the presence of pesticides not approved for use on marijuana by the Massachusetts Department of Agricultural Resources.

Moreover, the CCC is authorized to conduct a secret shopper program to ensure compliance with all applicable laws and regulations.

U.S. Attorney Statements in Massachusetts

On July 10, 2018, the U.S. Attorney for the District of Massachusetts, Andrew Lelling, issued a statement regarding the legalization of adult-use marijuana in Massachusetts. Mr. Lelling stated that since he has a constitutional obligation to enforce the laws passed by Congress, he would not immunize the residents of Massachusetts from federal law enforcement. He did state, however, that his office’s resources would be primarily focused on combating the opioid epidemic. He stated that considering those factors and the experiences of other states that have legalized adult-use marijuana, his office’s enforcement efforts would focus on the areas of (i) overproduction, (ii) targeted sales to minors and (iii) organized crime and interstate transportation of drug proceeds.

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Massachusetts. See “Risk Factors - United States Regulatory Uncertainty”.

Michigan

Michigan Legislative History

In 2008, the Michigan Compassionate Care Initiative established a medical cannabis program for serious and terminally ill patients. This program, which was approved by the House but not acted upon, and defaulted to a public initiative on the November ballot. Proposal 1 was approved by 63% of voters on November 8, 2008. Proposal 1 was then written into law and approved by Michigan’s lawmakers in December 2008. The resulting Act, became the Michigan Medical Marihuana Act (“MMMA”).

In 2016, the Michigan legislature passed two new acts and also amended the original MMMA. The first act, amended effective January 1, 2019, establishes a licensing and regulation framework for medical marihuana growers, processors, secure transporters, provisioning centers, and safety compliance facilities. The second act establishes a “seed-to-sale” system to track marihuana that is grown, processed, transferred, stored, or disposed of under the Medical Marihuana Facilities Licensing Act.

The Bureau of Medical Marihuana Regulation is responsible for the oversight of medical cannabis in Michigan and consists of the Medical Marihuana Facility Licensing Division and the Michigan Medical Marihuana Program Division. The MMMA provides access to state residents to cannabis and cannabis related products under one of 11 debilitating conditions, including epilepsy, cancer, HIV/AIDS, cancer and post-traumatic stress disorder. In July 2018, the Medical Marihuana Facility Licensing Division approved 11 additional conditions to the list of aliments to qualify for medical cannabis. The additional 11 include chronic pain, colitis and spinal cord injury.

Michigan Licenses

BTH has engaged in discussions with various municipalities in Michigan to secure municipal approval for operating regulated cannabis businesses using these real estate assets and currently holds municipal licenses for dispensary operations in key cities throughout the state including: Detroit, Bay City, Battle Creek, Lansing, and Ann Arbor. Real estate assets have been secured in strategic locations, including a 55,000 square foot facility in Flint that will serve as a large-scale, mixed-use indoor facility to cultivate high-end cannabis, provide manufacturing and packaging services and to serve as a flagship retail location.

BTH is not affiliated with any High Street entity, but BTH will assist High Street in establishing a Michigan based entity to operate regulated cannabis businesses within the state, and the real estate assets will be exclusively acquired for that purpose. At High Street’s sole direction, BTH will assign any of the real estate assets to High Street in support of such licensing. High Street intends to structure its Michigan operation as one or more wholly-owned subsidiaries of High Street that will directly own and control all licenses granted by the State of Michigan. To the extent that High Street is unable to directly obtain such licenses, BTH has agreed to create a management agreement structure to permit High Street to assist in the operation of the businesses, subject to regulatory requirements, in exchange for fees for providing services. The management services agreement will contain such terms and conditions as may be agreed to by High Street and BTH.

U.S. Attorney Statements in Michigan

On November 8, 2018, United States Attorneys Matthew Schneider and Andrew Birge for the Eastern and Western Districts of Michigan, respectively, issued a joint statement regarding the legalization of adult-use marijuana in Michigan. They stated that since they had taken oaths to protect and defend the Constitution and the laws of the United States, they would not immunize the residents of Michigan from federal law enforcement. They stated that they would continue to the investigation and prosecution of marijuana crimes as they do with any other crime. They stated they would consider the federal law enforcement priorities set by the DOJ, the seriousness of the crime, the deterrent effect of prosecution, and the cumulative impact of the crime on a community, while also considering their ability to prosecute with limited resources. They stated that combating illegal drugs was just one of many priorities, and that even within the area of drugs, they were focused on combating the opioid epidemic. They stated that they have not focused on prosecution of low-level offenders, which they stated would not change (unless aggravating factors were present). They did state that certain crimes involving marijuana could pose serious risks and harm to a community, including interstate trafficking, involvement of other illegal drugs or activity, persons with criminal records, presence of firearms or violence, criminal enterprises, gangs and cartels, bypassing local laws and regulations, potential for environmental contamination, risks to minors, and cultivation on federal property.

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Michigan. See “Risk Factors - United States Regulatory Uncertainty”.

Nevada

Nevada Legislative History

Legalization of medical marijuana in Nevada took effect October 1, 2001 pursuant to Chapter 453A of the Nevada Medical Marijuana Act (the “NMMA”). The Act permitted patients to possess a maximum of 2.5 oz. of usable cannabis in addition to edible or infused product of a similar amount, and to grow up to 12 cannabis plants for treatment of health conditions such as post-traumatic stress disorder, Parkinson’s, and multiple sclerosis. However, not until 2013, more than a decade after voters passed the Act, did the Nevada legislature approve a bill to allow for the licensing of non-profit medical dispensaries. On the adult-use side, after two failed attempts in 2002 and 2006, Nevada legalized adult-use marijuana in 2017. As of April 1, 2019, there were approximately 65 dispensaries operating in Nevada with an additional 61 conditional adult-use dispensary licenses awarded at the end of 2018. Under Nevada law, a dispensary may accept out of state medical marijuana cards allowing for inter-state medical marijuana reciprocity.

On April 17, 2019, High Street and Deep Roots entered into the Deep Roots Agreement, pursuant to which High Street will acquire 100% of Deep Roots, a vertically integrated cannabis operator in Nevada.

Nevada Licenses

Nevada’s Department of Taxation (the “Nevada DoT”) is responsible for issuing both medical and recreational licenses. There are five types of retail marijuana establishment licenses: cultivation, distributor, product manufacturing, testing and retail. In 2017, through the “Early Start Program”, medical marijuana establishments in ‘good standing’ could apply for a retail marijuana license. The regular retail marijuana program started in mid-2018 and on an annual basis, the Nevada DoT may issue a request for applications if it is determined additional marijuana establishments are necessary. Applicants must demonstrate at least US$250,000 in liquid assets, source of those liquid assets, and are evaluated on knowledge of medical marijuana usage and operations, impact of the proposed location on the local community and the diversity of the proposed owners, officers or board members. Conditional license holders have 12 months to become operational. Thereafter, each marijuana cultivation facility, product manufacturing and retail marijuana store is required to submit quarterly reporting to the Nevada DoT detailing products sold.

The table below lists the licenses issued to Deep Roots and its subsidiaries:

Entity	License Number	City	Expiration Date	Description
Deep Roots Medical LLC	73000340130776760476	Mesquite	6/30/2020	Marijuana Medical Cultivation Facility License

Deep Roots Medical LLC	44613767467345472019	Mesquite	6/30/2020	Retail Medical Marijuana Store License

Deep Roots Medical LLC	17456701400872901775	Mesquite	6/30/2020	Marijuana Medical Product Manufacturing License

Deep Roots Medical LLC	None	Mesquite	6/30/2020	Marijuana Recreational Cultivation Facility License

Deep Roots Medical LLC	None	Mesquite	6/30/2020	Retail Recreational Marijuana Store License

Deep Roots Medical LLC	None	Mesquite	6/30/2020	Marijuana Recreational Product Manufacturing License

Deep Roots Medical LLC	N/A	West Wendover	N/A	Conditional Recreational Marijuana Cultivation License

Deep Roots Medical LLC	N/A	West Wendover	N/A	Conditional Recreational Marijuana Production License

Deep Roots Medical LLC	N/A	West Wendover	N/A	Conditional Recreational Retail Marijuana License

GPRP Distributors, LLC	60784621649758886862	Mesquite	6/30/2020	Marijuana Distributor License

Deep Roots Medical LLC	N/A	Reno	N/A	Conditional Recreational Retail Marijuana License

Deep Roots Medical LLC	N/A	Henderson	N/A	Conditional Recreational Retail Marijuana License

Deep Roots Medical LLC	N/A	Las Vegas	N/A	Conditional Recreational Retail Marijuana License

Deep Roots Medical LLC	N/A	North Las Vegas	N/A	Conditional Recreational Retail Marijuana License

Deep Roots Medical LLC	N/A	Unincorporated Clark County	N/A	Conditional Recreational Retail Marijuana License

Each medical marijuana establishment must register with the Nevada DoT and apply for a medical marijuana establishment registration certificate. As noted above, the application process is competitive, and, among other requirements, there are minimum liquidity requirements and restrictions on the geographic location of a medical marijuana establishment as well as restrictions relating to the age and criminal background of employees, owners, officers and board members of the establishment. All employees must be over 21 and all owners, officers and board members must not have any previous felony convictions or had a previously granted medical marijuana registration revoked. Additionally, each volunteer, employee, officer, board member, and owner of an effective 5% or greater interest of a medical marijuana establishment must be individually registered with the Nevada DoT as a medical marijuana agent and hold a valid medical marijuana establishment agent card. The establishment must have adequate security measures and use an electronic verification system and inventory control system. If the proposed medical marijuana establishment will sell or deliver edible marijuana products or marijuana-infused products, the proposed establishment must establish operating procedures for handling such products, which must be preapproved by the Nevada DoT.

In determining whether to issue a medical marijuana establishment registration certificate pursuant to NRS 453A.322, the Nevada DoT, in addition the application requirements set out, considers the following criteria of merit:

•	the total financial resources of the applicant, both liquid and illiquid;

•

the previous experience of the persons who are proposed to be owners, officers or board members of the proposed medical marijuana establishment at operating other businesses or non- profit organizations;

•	the educational achievements of the persons who are proposed to be owners, officers or board members of the proposed medical marijuana establishment;

•

any demonstrated knowledge or expertise on the part of the persons who are proposed to be owners, officers or board members of the proposed medical marijuana establishment with respect to the compassionate use of marijuana to treat medical conditions;

•	whether the proposed location of the proposed medical marijuana establishment would be convenient to serve the needs of persons who are authorized to engage in the medical use of marijuana;

•	the likely impact of the proposed medical marijuana establishment on the community in which it is proposed to be located;

•	the adequacy of the size of the proposed medical marijuana establishment to serve the needs

•	of persons who are authorized to engage in the medical use of marijuana;

•	whether the applicant has an integrated plan for the care, quality and safekeeping of medical marijuana from seed to sale;

•

the amount of taxes paid to, or other beneficial financial contributions made to, the State of Nevada or its political subdivisions by the applicant or the persons who are proposed to be owners, officers or board members of the proposed medical marijuana establishment; and

•	any other criteria of merit that the Nevada DoT determines to be relevant.

A medical marijuana establishment registration certificate expires one year after the date of issuance and may be renewed upon resubmission of the application information and renewal fee to the Nevada DoT.

Nevada Adult-Use Marijuana Program

The sale of marijuana for adult-use in Nevada was approved by ballot initiative on November 8, 2016, and Nevada Revised Statute 453D exempts a person who is 21 years of age or older from state or local prosecution for possession, use, consumption, purchase, transportation or cultivation of certain amounts of marijuana and requires the Nevada DoT to begin receiving applications for the licensing of marijuana establishments on or before January 1, 2018. The legalization of retail marijuana does not change the medical marijuana program.

In February 2017, the Nevada DoT announced plans to issue “early start” recreational marijuana establishment licenses in the summer of 2017. These licenses, which began on July 1, 2017, allowed marijuana establishments holding both a retail marijuana store and dispensary license to sell their existing medical marijuana inventory as either medical or adult-use marijuana, and expired at the end of the year. As of July 1, 2017, medical and adult-use marijuana have incurred a 15% excise tax on the first wholesale sale (calculated on the fair market value) and adult-use cannabis has incurred an additional 10% special retail marijuana sales tax in addition to any general State and local sales and use taxes.

On January 16, 2018, the Nevada DoT issued final rules governing its adult-use marijuana program, pursuant to which up to sixty-six (66) permanent adult-use marijuana dispensary licenses will be issued. Existing adult-use marijuana licensees under the “early start” regulations must re-apply for licensure under the permanent rules in order to continue adult-use sales.

Under Nevada’s adult-use marijuana law, the Nevada DoT licenses marijuana cultivation facilities, product manufacturing facilities, distributors, retail stores and testing facilities. For the first 18 months, applications to the Nevada DoT for adult-use distribution establishment licenses can only be accepted from existing medical marijuana establishments and existing liquor distributors.

In September 2018, the Nevada DoT accepted applications from existing Nevada medical marijuana establishment certificate owners to be awarded licenses for approximately 65 retail marijuana stores throughout the State. The application period closed on September 20, 2018, and the additional retail store licenses were awarded by the Nevada DoT on December 5, 2018.

Nevada Regulatory Framework

The State of Nevada utilizes METRC as its statewide seed-to-sale tracking system for all marijuana and marijuana products. All licensees within the State system are required, either directly or through third-party software systems that are capable of data integration, to report to the State all creation and transfers of such inventory to other licensees and sales to consumers. The Company intends to designate a third-party computerized seed-to-sale inventory software tracking system designed to integrate with METRC via an application programming interface.

Nevada Licensing Requirements

Administration of the regular retail program in Nevada is governed by Nevada Revised Statutes Section 453D and the Adopted Regulation of the Nevada Department of Taxation, LCB File R092-17 (the “Nevada Adult-Use Regulation”). The Nevada Adult-Use Regulation was adopted on February 27, 2018 and is a regulation relating to marijuana responsible for: (i) revising requirements relating to independent testing laboratories; (ii) providing for the licensing of marijuana establishments and registration of marijuana establishment agents; (iii) providing requirements concerning the operation of marijuana establishments; (iv) providing additional requirements concerning the operation of marijuana cultivation facilities, marijuana distributors, marijuana product manufacturing facilities, marijuana testing facilities and retail marijuana stores; (v) providing standards for the packaging and labeling marijuana and marijuana products; (vi) providing requirements relating to the production of edible marijuana products and other marijuana products; (vii) providing standards for the cultivation and production of marijuana; (viii) establishing requirements relating to advertising by marijuana establishments; (ix) establishing provisions relating to the collection of excise taxes from marijuana establishments; (x) establishing provisions relating to dual licensees; and (xi) providing other matters properly relating thereto.

In the State of Nevada, only cannabis that is grown or produced in the state by a licensed establishment may be sold in the state. The Nevada regulatory regime does not mandate or prohibit vertically integrated facilities and only permits the holder of a retail dispensary license and registration certificate to purchase marijuana from cultivation facilities, marijuana and marijuana products from product manufacturing facilities and marijuana from other retail stores, for the sale of such products to consumers.

A medical cultivation license permits its holder to acquire, possess, cultivate, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to medical marijuana dispensaries, facilities for the production of edible medical marijuana products and/or medical marijuana-infused products, or other medical marijuana cultivation facilities.

The medical product manufacturing license permits its holder to acquire, possess, manufacture, deliver, transfer, transport, supply, or sell edible marijuana products or marijuana infused products to other medical marijuana production facilities or medical marijuana dispensaries.

Medical marijuana establishment certificates and recreational marijuana facility licenses are issued independently to specific owners and at identified locations. Ownership of certificates and licenses is transferable in accordance with the Nevada DoT’s policies and procedures, including completion of a background investigation. Establishment certificates and facility licenses may only be relocated to a new location within the identified local jurisdiction.

All licenses expire one year after the date of issue. The Nevada DoT shall issue a renewal license within 10 days after the receipt of a renewal application and applicable fee if the license is not then under suspension or has not been revoked.

Nevada Inventory Control

Each marijuana establishment must maintain an inventory control system to monitor and report on chain of custody of marijuana in real-time, from the point of harvest at a cultivation facility until it is sold at a dispensary, or it is processed at a facility for the production of edible marijuana products or marijuana-infused products. For this purpose, Nevada tracks information through METRC which maintains the name of each person or marijuana establishment to marijuana is sold, for dispensaries, the date of sales, quantity, and potency. Marijuana establishments must exercise vigilance to ensure personal identifying information contained in the inventory control system is encrypted, protected and not divulged for any purpose not specifically authorized by law.

Nevada Security

Marijuana establishments are required to prevent unauthorized access to marijuana by installing equipment to deter and inhibit entrance into limited access areas. This includes devices or a series of devices interconnected with a radio frequency, such as cellular or private radio signals, or other mechanical device, covering the entirety of the facility. Exterior lighting to facilitate surveillance, video cameras with a recording rate of at least 15 frames per second covering all entrances and exits of the building, any room or area that hold a vault or point-of-sale location and which records 24 hours per day. Recordings must be accessible remotely by law enforcement in real time upon request. Video quality providing coverage of a point-of-sale location must allow for the identification of any person purchasing marijuana. Video recording must be restored for at least 30 days in a secure off-site location or other service that provides on-demand access to the Department.

Nevada Transportation

In Nevada, marijuana may only be transported from a licensed cultivation or production facility to a licensed retail marijuana establishment by a licensed marijuana distributor. Prior to transporting the marijuana or marijuana products, the distributor must complete a trip plan which includes: the agent name and registration number providing and receiving the marijuana; the date and start time of the trip; a description, including the amount, of the marijuana or marijuana products being transported; and the anticipated route of transportation.

During the transportation of marijuana or marijuana products, the licensed marijuana distributor agent must: (a) carry a copy of the trip plan with him or her for the duration of the trip; (b) have his or her marijuana establishment agent card in his or her immediate possession; (c) use a vehicle without any identification relating to marijuana and which is equipped with a secure lockbox or locking cargo area which must be used for the sanitary and secure transportation of marijuana, or marijuana products; (d) have a means of communicating with the marijuana establishment for which he or she is providing the transportation; and (e) ensure that all marijuana or marijuana products are not visible. After transporting marijuana or marijuana products a licensed marijuana distributor agent must enter the end time of the trip and any changes to the trip plan that was completed.

Each licensed marijuana distributor agent transporting marijuana or marijuana products must report any: (a) vehicle accident that occurs during the transportation to a person designated by the marijuana distributor to receive such reports within two (2) hours after the accident occurs; and (b) loss or theft of marijuana or marijuana products that occurs during the transportation to a person designated by the marijuana distributor to receive such reports immediately after the marijuana establishment agent becomes aware of the loss or theft. A marijuana distributor that receives a report of loss or theft pursuant to this paragraph must immediately report the loss or theft to the appropriate law enforcement agency and to the Nevada DoT. The distributor must report any unauthorized stop that lasts longer than two (2) hours to the Nevada DoT.

A marijuana distributor shall maintain the required documents and provide a copy of the documents required to the Nevada DoT for review upon request. Each marijuana distributor shall maintain a log of all received reports.

Employees of licensed marijuana distributors, including drivers transporting marijuana and marijuana products, must be 21 years of age or older and must obtain a valid marijuana establishment agent registration card issued by the Nevada DoT. If a marijuana distributor is co-located with another type of business, all employees of co-located businesses must have marijuana establishment agent registration cards unless the co-located business does not include common entrances, exits, break room, restrooms, locker rooms, loading docks, and other areas as are expedient for business and appropriate for the site as determined and approved by Nevada DoT inspectors. While engaged in the transportation of marijuana and marijuana products, any person that occupies a transport vehicle when it is loaded with marijuana or marijuana products must have their physical marijuana establishment agent registration card in their possession.

All drivers must carry in the vehicle valid driver’s insurance at the limits required by the State of Nevada and the Nevada DoT. All drivers must be bonded in an amount sufficient to cover any claim that could be brought, or disclose to all parties that their drivers are not bonded. Marijuana establishment agent registration cardholders and the licensed marijuana distributor they work for are responsible for the marijuana and marijuana product once they takes control of the product and leave the premises of the marijuana establishment.

There is no load limit on the amount or weight of marijuana and marijuana products that are being transported by a licensed marijuana distributor. Marijuana distributors are required to adhere to Nevada DoT regulations and those required through their insurance coverage. When transporting by vehicle, marijuana and marijuana product must be in a lockbox or locked cargo area. A trunk of a vehicle is not considered secure storage unless there is no access from within the vehicle and it is not the same key access as the vehicle. Live plants can be transported in a fully enclosed, windowless locked trailer or secured area inside the body/compartment of a locked van or truck so that they are not visible to the outside. If the value of the marijuana and marijuana products being transported by vehicle is in excess of $10,000 (the insured value per the shipping manifest), the transporting vehicle must be equipped with a car alarm with sound or have no less than two (2) of the marijuana distributor’s marijuana establishment agent registration cardholders involved in the transportation. All marijuana and marijuana product must be tagged for purposes of inventory tracking with a unique identifying label as required by the Nevada DoT and remain tagged during transport. This unique identifying label should be similar to the stamp for cigarette distribution. All marijuana and marijuana product when transported by vehicle must be transported in sealed packages and containers and remain unopened during transport. All marijuana and marijuana product transported by vehicle should be inventoried and accounted for in the inventory tracking system. Loading and unloading of marijuana and marijuana products from the transporting vehicle must be within view of existing video surveillance systems prior to leaving the origination location. Security requirements are required for the transportation of marijuana and marijuana products.

Nevada Inspections

Each establishment that has been granted a provisional operating certificate by the Nevada DoT must undergo facility and audit inspections by the Nevada DoT prior to the issuance of a final registration certificate. Additionally, the issuance of a registration certificate is considered provisional until the establishment is in compliance with all applicable local government requirements including, without limitation, the issuance of a local business licenses.

After an establishment registration certificate has been issued, the marijuana establishment is subject to reasonable inspection from the Nevada DoT and a licensee must make himself or herself, or an agent, available and present for any inspection required by the Nevada DoT.

Nevada Delivery and Online Distribution

There are specific situations in which the delivery of marijuana to customers is allowed under the Nevada DoT regulations. Delivery services to customers may only be carried out by retail stores that are licensed properly by the Nevada DoT. Deliveries can only be brought to the residential addresses of customers and only within the State of Nevada. Delivery was allowed as soon as retail marijuana sales began on July 1, 2017, although those regulations were only temporary. Drivers may not deliver more than the legal amount of marijuana, which is currently one ounce, in compliance with the existing seed-to-sale tracking system. Marijuana or marijuana products may not be shipped via the US Postal Service or via any private courier.

Nevada Adult-Use Marijuana

Nevada law permits a person 21 years of age or older to possess, use, consume, purchase, obtain, process, or transport marijuana paraphernalia, one ounce or less of marijuana other than concentrated marijuana, or one-eighth of an ounce or less of concentrated marijuana.

U.S. Attorney Statements in Nevada

In response to the rescission of the Cole Memorandum, Nevada Attorney General Adam Laxalt had issued a public statement, pledging to defend the law after it was approved by voters. Then-Governor Brian Sandoval also stated, “Since Nevada voters approved the legalization of recreational marijuana in 2016, I have called for a well-regulated, restricted and respected industry. My administration has worked to ensure these priorities are met while implementing the will of the voters and remaining within the guidelines of both the Cole and Wilkinson federal memos,” and that he would like for Nevada to follow in the footsteps of Colorado, where the U.S. attorneys do not plan to change the approach to prosecuting crimes involving recreational marijuana.

In June 2019, incoming U.S. Attorney of the District of Nevada Nicholas Trutanich stated to the Reno Gazette Journal that he would not rule out the possibility of prosecuting cases related to marijuana, but did emphasize that it also was not a priority. He stated marijuana remains illegal under federal law, and his job is to enforce federal law. He stated, however, that one of his main priorities was to tackle the opioid crisis and human trafficking. He further stated that he is following orders from the DOJ.

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Nevada. See “Risk Factors - United States Regulatory Uncertainty”.

New Hampshire

New Hampshire Legislative history

New Hampshire’s Therapeutic Cannabis Program (the “NH Program”) was enacted on July 23, 2013, when the New Hampshire governor signed bill House Bill 573 into law allowing New Hampshire residents with qualifying medical conditions to use cannabis for medical purposes. Among the 18 qualifying medical conditions included in HB 573 are cancer, HIV/AIDS, ALS and Crohn’s disease. The New Hampshire legislature placed the responsibility for administering the NH Program within the New Hampshire Department of Health and Human Services (the “NHDH”). The first New Hampshire dispensary began serving patients on April 30, 2016. On June 28, 2017, the New Hampshire governor signed HB 160 which added post-traumatic stress disorder and other medical conditions to the law. On July 18, 2017, the governor of New Hampshire signed into law HB 640, a cannabis decriminalization bill. Under HB 640, effective September 16, 2017, penalties for non-registered and non-medical possession of three-quarters of an ounce or less of cannabis were reduced from a criminal misdemeanor to a civil violation punishable only by a fine. As of November 2018, approximately 7,120 patients have been registered to purchase medical cannabis products in New Hampshire.

New Hampshire Licenses

The NHDH oversees the issuance of licenses and the rules and regulations for cannabis businesses, known as Alternative Treatment Centers (each, an “ATC”). ATCs are not-for-profit entities registered under the New Hampshire Revised Statutes Annotated Section 126-X:7. ATCs are business entities that acquire, possess, cultivate, manufacture, deliver, transfer, transport, sell, supply, and dispense cannabis and related materials to qualified patients and other ATCs. ATCs are issued a notice of registration approval only after the NHDH has inspected and determined that the ATC is in full compliance with all regulatory and statute requirements. NHDH has issued licenses to four qualifying ATCs and in March 2018 lawmakers passed legislation calling for two additional dispensaries.

The table below lists the license issued to Prime Alternative Treatment Centers of NH, Inc. (“PATC”):

MSA Party	License Number	City	Expiration Date	Description
Prime Alternative Treatment Centers of NH, Inc.	ATC-001	Merrimack	6/30/2019	Grow / Manufacturing and Dispensary

Consistent with past practice in prior years, the NHDH is in the process of inspecting the PATC facilities and will issue a renewal certificate upon completion of the inspection and implementation of any required remedial measures by PATC.

ATC grower, processing, and dispensary licenses are valid for one year and expire on June 30th of the following year. License holders are required to submit a renewal application at least 120 days prior to the expiration of the current registration and include updates to the ATC’s original application as appropriate. Additionally, ATCs must ensure that no cannabis is transported outside of the state.

New Hampshire Record-keeping/Reporting

New Hampshire selected BioTrack THC as the T&T system for commercial cannabis activity. PATC currently uses a third-party platform that pushes the data to New Hampshire’s T&T solution to meet all reporting requirements.

Each ATC is required to maintain records in accordance with the records retention schedule established by the NHDH. As part of the records retention schedule, ATCs must keep a record of each transaction including the amount of cannabis dispensed, the amount paid, and the registry identification number of the qualifying patient, designated caregiver, or ATC and the qualifying patient’s provider. ATC’s are required to submit annual reports to the state that include (a) a description of efforts to educate qualifying patients and designated caregivers, (b) the annual financial report of the ATC including expenditures, liabilities, monetary reserves, and revenues received for sales of cannabis by strain and by type, (c) the total number of qualifying patients and designated caregivers served, and (d) reports on security issues including an aggregate account of all reportable incidents. Additionally, ATCs must maintain current and accurate records for each qualifying patient and designated caregiver registered with the ATC. The NH Program mandates all records be kept for a minimum of four years.

New Hampshire Inventory/Storage

Comprehensive inventory procedures and controls are required to be established and followed under the NH Program. Regular inventory counts and reviews designed to enable timely detection of any diversion, theft, or loss are specifically required by the NH Program. As part of the comprehensive inventory plan, ATCs must reconcile daily all on-premises and in-transit cannabis and be able to present such inventory records for review upon request of the state. In addition to daily inventories, monthly inventories are also mandated and must record all cannabis available for dispensing, mature cannabis plants, and seedlings at each authorized location.

Comprehensive storage guidelines are detailed under the NH Program. All cannabis and cannabis infused products, whether in the process of cultivation, processing, transport, testing, or available for sale, must be securely stored to prevent diversion, theft or loss. Additionally, cannabis must only be accessible by ATC agents who are specifically authorized to handle cannabis and to whom access is essential for efficient ATC operation. At the end of each business day, any cannabis or cannabis infused products must be returned to a secure storage location. Similarly, after cultivation and/or processing, all cannabis must be securely stored.

New Hampshire Security

Protecting dispensary facility patients, employees, and safeguarding cannabis against theft are all goals of the NH Program. ATCs are required to have security systems designed to prevent and detect diversion, theft, or loss of cannabis as well as unauthorized intrusion. Such security systems must include: (a) a perimeter alarm at all entry points and perimeter windows, and (b) a duress, panic, and holdup alarm connected to local public safety or law enforcement authorities or to an alarm monitoring company. Additionally, two agents must be present at the premises during all hours of operations.

Like dispensary facilities, security of cultivation facilities is also highly regulated under the NH Program. All phases of cannabis cultivation are required to take place in specially designated, secure, limited access areas that are monitored by surveillance camera systems. Surveillance cameras must cover all points of facility entry and exit, the parking lot, the entrance to the video surveillance room, and any areas that may contain cannabis. Surveillance video must be active 24 hours a day, seven days a week. The NH Program mandates that all security equipment be maintained in good working order and shall be inspected and tested at regular intervals of at no more than 30 calendar days.

New Hampshire Transportation

ATCs must create transport manifests for each transportation event, which must include pertinent information including departure date and time, identifying information and license number of the originating ATC, identifying information of the destination entity, product type and quantity, estimated time of arrival and name of employee transporting the product. The originating ATC must transmit a copy of the manifest to the destination entity prior to transport. The manifest must be signed and dated upon departure and arrival.

All cannabis must be tracked as inventory and must be transported in containers so as to not be visible or recognizable from outside the vehicle. The vehicle must not be marked as transporting cannabis nor bear the name of the ATC. Vehicles must not remain unattended at any time.

New Hampshire Inspections

Alternative treatment centers shall be subject to inspection by the NHDH at any time. During an inspection, the department may review the alternative treatment center’s records, including its confidential dispensing and data collection records, which shall track transactions and product effectiveness according to qualifying patients’ registry identification numbers to protect their confidentiality.

U.S. Attorney Statements in New Hampshire

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in New Hampshire. See “Risk Factors - United States Regulatory Uncertainty”.

New Jersey

New Jersey Legislative history

On January 18, 2010, the governor of New Jersey signed into law S.119, the Compassionate Use Medical Marijuana Act (the “NJ Act”), permitting the use of medical cannabis for persons with debilitating conditions including cancer, HIV/AIDS, ALS, Crohn’s disease and any terminal illness. The law permits the New Jersey Department of Health (“NJDH”) to create rules to add other illnesses to the permitted conditions. The NJ Law does not permit patients to grow their own cannabis but rather mandates that cannabis must be acquired through ATCs licensed by the State.

Caregivers for patients are permitted to collect cannabis on behalf of the patient. Under the NJ Act, six ATCs received licenses from the State. The ATCs are non-profit entities and have the exclusive right to produce and sell medical cannabis in New Jersey.

On March 27, 2018 through executive order No. 6 (2018), Governor Phil Murphy expanded the medical cannabis program, announcing the 20-plus recommendations presented by the NJDH on March 23, 2018. The NJDH’s recommendations and next steps included certain measures that took effect immediately (e.g. the addition of debilitating conditions and the reduction of registration fees) and other recommendations (e.g. the home delivery model) that require further regulatory or statutory enactment.

In February 2019, the NJDH amended the list of debilitating conditions to include opioid use disorder, which had been accepted as petition by the review panel. The NJDH also implemented measures to streamline the enrollment process for patients, allow physicians to opt out of being listed publicly, and have started the permitting process for six new ATCs.

New Jersey Licenses

The NJDH is responsible for administering the NJ Act to ensure qualifying patients’ access to safe cannabis for medical use in New Jersey. The NJDH is responsible for issuing permits to entities who will operate an ATC. New Jersey is a vertical state where the dispensary needs to be in the same location as the growing and processing facilities. One of the recommendations in executive order No. 6 is to allow existing license holders to have up to two additional dispensaries not attached to the growing facility. The NJDH has issued six licenses and are now accepting applications for up to six additional permits.

ATC permits expire annually on December 31. A permit renewal application must be submitted at least 60 days prior to the expiration date. An ATC that seeks to renew its permit shall submit to the permitting authority an application for renewal with all required documentation and the required fees. An ATC shall update and ensure the correctness of all information submitted in previous applications for a permit or otherwise on file with the NJDH. Prior to the issuance of any permit, every principal officer, owner, director and board member of an ATC must certify stating that he or she submits to the jurisdiction of the courts of the State of New Jersey and agrees to comply with all the requirements of the laws of New Jersey pertaining to New Jersey’s Medicinal Marijuana Program. Failure to provide correct and current up-to-date information is grounds for denial of the application for renewal of the permit.

As of April 1, 2019, approximately 44,000 patients were registered and have medical licenses allowing them to purchase cannabis products from an ATC.

Compassionate Care Foundation, Inc. (“CCF”) is a non-profit corporation formed on February 4, 2011 under the laws of the State of New Jersey and operates a cultivation and processing facility and dispensary in Egg Harbor, New Jersey. On October 4, 2013, the New Jersey Department of Health issued CCF a license to operate its facilities. The license has been renewed without issue.

On May 9, 2018, Acreage Holdings entered into a convertible bridge loan with CCF pursuant to which Acreage Holdings agreed to loan CCF US$2.0 million. In addition, Acreage Holdings entered into a revolving line of credit loan agreement with CCF pursuant to which it agreed to provide a US$12.5 million revolving line of credit to CCF (including the initial US$2.0 million loan) in exchange for a 5-year, convertible revolving promissory note, bearing interest at a rate of 18% per annum (the “CCF Revolving Note”). The CCF Revolving Note shall automatically convert into an equity stake in a newly-formed entity of Acreage Holdings upon enactment of legislative reform in New Jersey to permit the cultivation and sale of cannabis for adult-use purposes or to allow a for-profit entity to dispense medical cannabis. Acreage Holdings will acquire 54% of the equity interests in such entity upon conversion of the CCF Revolving Note and will acquire the remaining 46% for $10,000,000 in equity in Acreage Holdings.

The table below lists the permit issued to CCF:

MSA Party	Permit Number	City	Expiration Date	Description
Compassionate Care Foundation, Inc.	10042013	Egg Harbor in Atlantic county	12/31/2019	Cultivate and Dispense

New Jersey Record-keeping/Reporting

New Jersey does not have a unified T&T solution. All information is forwarded to the MMMP through email. The ATC collects and submits to the NJDH for each calendar year statistical data on (a) the number of registered qualified patients and registered primary caregivers, (b) the debilitating medical conditions of the qualified patients, (c) patient demographic data, (d) summary of the patient surveys and evaluation of services and (e) other information as the NJDH may require. The ATC must retain records for at least two years.

New Jersey Inventory/Storage

The ATC will establish inventory controls and procedures for the conduct of inventory reviews and comprehensive inventories of cultivating, stored, usable and unusable cannabis. The ATC will conduct a monthly inventory of cultivating, stored, usable and unusable cannabis. Through a unified T&T system is not currently in place, an ATC is required to have a T&T for tracking inventory and dispensing cannabis products to patients. CCF uses MJ Freeway as its T&T system. An ATC is authorized to possess two ounces of usable cannabis per registered qualifying patient plus an additional supply, not to exceed the amount needed to enable the alternative treatment center to meet the demand of newly registered qualifying patients.

Per regulatory requirements an ATC, at a minimum, must (a) establish inventory controls and procedures for the conduct of inventory reviews and comprehensive inventories of cultivating, stored, usable and unusable cannabis, (b) conduct a monthly inventory of cultivating, stored, usable and unusable cannabis, (c) perform a comprehensive inventory inspection at least once every year from the date of the previous comprehensive inventory, and (d) promptly transcribe inventories taken by use of an oral recording device. If cannabis is disposed of, the ATC must maintain a written record of the date, the quantity disposed of, the manner of disposal and the persons present during the disposal, with their signatures. ATCs must keep disposal records for at least two years. Results of the inventory inspection should document the date of the inventory review, a summary of the inventory findings and the name, signature and title of the individuals who conducted the inventory inspection.

An ATC shall limit access to medicinal cannabis storage areas to the absolute minimum number of specifically authorized employees. In the event non-employee maintenance personnel, business guests or visitors to be present in or pass through medical cannabis storage areas, the ATC must have a dedicated person who is specifically authorized by policy or job description to supervise the activity. The ATC must ensure that the storage of usable cannabis prepared for dispensing to patients is in a locked area with adequate security.

New Jersey Security

An ATC is required to implement effective controls and procedures to guard against theft and diversion of cannabis including systems to protect against electronic records tampering. At a minimum, every ATC must (a) install, maintain in good working order and operate a safety and security alarm system that provides suitable protection 24 hours a day, seven days a week against theft and diversion, (b) immediately notifies the state or local police agencies of an unauthorized breach of security. An ATC must conduct maintenance inspections and tests of the security alarm system at intervals not to exceed 30 days from the previous inspection.

A video surveillance system must be installed and operated to clearly monitor all critical control activities of the ATC and must operate in good working order at all times. The ATC must provide two monitors for remote viewing via telephone lines to the NJDH offices. This security system must be approved by State of New Jersey’s Medicinal Marijuana Program prior to permit issuance. The original tapes or digital pictures produced by the system must be stored in a safe place for a minimum of 30 days.

New Jersey Transportation

An ATC that is authorized by permit to cultivate medicinal marijuana at one location and to dispense it at a second location shall transport only usable marijuana from the cultivation site to the dispensing site according to a delivery plan submitted to the Department. Each vehicle must be staffed with at least two registered ATC employees. At least one delivery team member shall remain with the vehicle at all times that the vehicle contains medicinal marijuana. Each delivery team member shall have access to a secure form of communication with the ATC, such as a cellular telephone, at all times that the vehicle contains medicinal marijuana. Each delivery team member must possess their ATC employee identification card at all times and shall produce it to NJDH staff or law enforcement officials upon demand.

Each transport vehicle needs to be equipped with a secure lockbox or locking cargo area, which shall be used for the sanitary and secure transport of medicinal marijuana. Each ATC must maintain current commercial automobile liability insurance on each vehicle used for transport of medicinal marijuana in the amount of one million dollars per incident. Each ATC must ensure that vehicles used to transport medicinal marijuana bear no markings that would either identify or indicate that the vehicle is used to transport medicinal marijuana, and each trip must be completed in a timely and efficient manner, without intervening stops or delays. Each ATC shall maintain a record of each transport of medicinal marijuana in a transport logbook, which must include dates and times of trips, names of employees on the delivery team, relevant facts about the products transported and the signatures of the delivery team.

ATCs must report any vehicle accidents, diversions, losses, or other reportable events that occur during transport to the permitting authority in accordance with New Jersey law.

Home delivery is not permitted under New Jersey law. An ATC may not deliver marijuana to the home or residence of a registered qualifying patient or primary caregiver.

New Jersey Inspections

An ATC is subject to onsite assessment by the NJDH at any time. The NJDH may enter an ATC without notice to carry out an onsite assessment in accordance New Jersey laws and regulations. All ATCs are required to provide the NJDH or the NJDH’s designee immediate access to any material and information so requested. Submission of an application for an ATC permit constitutes permission for entry and onsite assessment of an ATC, and failure to cooperate with an onsite assessment and or to provide the NJDH access to the premises or information may be grounds to revoke the permit of the ATC and to refer the matter to state law enforcement agencies.

An onsite assessment may include (1) the review of all ATC documents and records and conferences with qualifying patients and primary caregivers and other persons with information, and the making and retaining of copies and/or extracts, (2) the use of any computer system at the ATC to examine electronic data, (3) the reproduction and retention of any document and/or electronic data in the form of a printout or other output, (4) the examination and collection of samples of any marijuana found at the ATC, and (5) the seizure and detention of any marijuana or thing believed to contain marijuana found at the ATC.

U.S. Attorney Statements in New Jersey

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in New Jersey. See “Risk Factors - United States Regulatory Uncertainty”.

New York

New York Legislative history

In July 2014, the New York Legislature and Governor enacted the Compassionate Care Act (the “CCA”) to provide a comprehensive, safe and effective medical cannabis program. The CCA bill which is part of the Title V-A in Article 33, Title 10, Chapter 13 of the Public Health Law is scheduled to sunset in seven (7) years, in 2021. The CCA provides access to the program to those who suffer from one of 31 qualifying serious conditions including, debilitating or life-threatening conditions including cancer, HIV/AIDS, ALS and chronic pain. Patients must also have one of the following associated or complicating conditions: cachexia or wasting syndrome, severe or chronic pain, severe nausea, seizures, or severe or persistent muscle spasms.

Pursuant to the CCA, only a limited number of product offerings are allowed including metered liquid or oil preparations, solid and semi-solid preparations (e.g. capsules, chewable and effervescent tablets), metered ground plant preparations, and topical forms and transdermal patches. Medical cannabis may not be incorporated into the food products unless approved by the Commissioner of Health and smoking of cannabis flower is prohibited.

New York Licenses

The New York Department of Health (“NYDOH”) has issued licenses to ten registered organizations which hold vertically integrated licenses. Each registered organization has one cultivation/processing license and four dispensary licenses.

As of June 18, 2019, there were 102,373 certified patients allowed to purchase cannabis products from a dispensary.

The table below lists the licenses approved to be issued to NYCANNA, LLC (“NYCANNA”):

Subsidiary	License number	City	Expiration Date	Description
NYCANNA, LLC	MM0601M	Dewitt	Renewal Application Pending	Growing / Manufacturing
NYCANNA, LLC	MM0602D	Jamaica	Renewal Application Pending	Dispensary Facility
NYCANNA, LLC	MM0603D	Farmingdale	Renewal Application Pending	Dispensary Facility
NYCANNA, LLC	MM0604D	Buffalo	Renewal Application Pending	Dispensary Facility
NYCANNA, LLC	MM0605D	Wallkill	Renewal Application Pending	Dispensary Facility

On July 31, 2019, NYCANNA received notice from the NYDOH that the NYDOH was finalizing its review of registered organization renewal applications, and that during the review period and until NYCANNA receives a formal response from the NYDOH, NYCANNA would be permitted to operate as previously authorized by the NYDOH.

The New York dispensary, growing and processing licenses are valid for two years from the date of issuance and the license holders are required to submit a renewal application not be more than six months nor less than four months prior to expiration. License holders must ensure that no cannabis is sold, delivered, transported or distributed by a producer from or to a location outside of New York.

New York Record-keeping/Reporting

The NYDOH uses the BioTrack THC T&T system used to track commercial cannabis activity. NYCANNA also uses BioTrack THC to push the data to the NYDOH to meet all reporting requirements. Each month, each registered organization is required to file reports with the NYDOH which provides information showing all products dispensed during the month. All other data shall be pulled from the T&T system. The data must include (a) documentation, including lot numbers where applicable, of all materials used in the manufacturing of the approved medical cannabis product to allow tracking of the materials including but not limited to soil, soil amendment, nutrients, hydroponic materials, fertilizers, growth promoters, pesticides, fungicides, and herbicides, (b) cultivation, manufacturing, packaging and labeling production records, and (c) laboratory testing results. The records are required to be maintained for a period of five years.

New York Inventory/Storage

A record of all approved medical cannabis products that have been dispensed must be filed with the NYDOH electronically through BioTrack THC no later than 24 hours after the cannabis was dispensed to the certified patient or designated caregiver. The information filed must include (a) a serial number for each approved medical cannabis product dispensed to the certified patient or designated caregiver, (b) an identification number for the registered organization’s dispensing facility, (c) the patient’s name, date of birth and gender, (d) the patient’s address, including street, city, state and zip code, and (e) the patient’s registry identification card number.

All cannabis that is not part of a finished product must be stored in a secure area or location within the registered organization accessible only to a minimum number of employees essential for efficient operation and in such a manner as approved by the NYDOH in advance, to prevent diversion, theft or loss and against physical, chemical and microbial contamination and deterioration. Cannabis must be returned to its secure location immediately after completion of manufacture, distribution, transfer or analysis.

New York Security

All facilities operated by a registered organization, including any manufacturing facility and dispensing facility, must have a security system to prevent and detect diversion, theft or loss of cannabis and/or medical cannabis products, utilizing commercial grade equipment which include (a) a perimeter alarm, (b) a duress alarm, (c) a panic alarm, and (d) a holdup alarm.

The manufacturing and dispensing facilities must direct cameras at all approved safes, approved vaults, dispensing areas, cannabis sales areas and any other area where cannabis is manufactured, stored, handled, dispensed or disposed of. The manufacturing and dispensing facilities must angle the cameras to allow for the capture of clear and certain identification of any person entering or exiting the facilities. The surveillance cameras must record 24 hours, seven days a week. Recordings from all video cameras must be readily available for immediate viewing by a state authorized representative upon request and must be retained for at least 90 days. A registered organization must test the security and surveillance equipment no less than semi-annually at each manufacturing and dispensing facility that is operated under the registered organization’s registration. Records of security tests must be maintained for five years.

New York Transportation

Cannabis products must be transported in a locked storage compartment that is part of the vehicle transporting the cannabis and in a storage compartment that is not visible from outside the vehicle. An employee of a registered organization, when transporting approved medical cannabis products must (a) travel directly to his or her destination(s) and may not make any unnecessary stops in between, (b) ensure that all approved medical cannabis product delivery times are randomized, (c) appoint each vehicle with a minimum of two employees where at least one transport team member remains with the vehicle at all times, (d) possess a copy of the shipping manifest at all times when transporting or delivering approved medical cannabis products, and (e) keep the manifest in a safe compartment for a minimum of five years.

New York Inspections

Medical marijuana facilities in New York must make its books, records and manufacturing and dispensing facilities available to the department or its authorized representatives for monitoring, on-site inspection, and audit purposes, including but not limited to periodic inspections and/or evaluations of facilities, methods, procedures, materials, staff and equipment to assess compliance with requirements of New York law.

U.S. Attorney Statements in New York

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in New York. See “Risk Factors - United States Regulatory Uncertainty”.

North Dakota

North Dakota Legislative History

In 2016, North Dakota voters approved Measure 5, otherwise known as the Compassionate Care Act, establishing a medical cannabis program for North Dakota. In 2017, both houses of the state legislature passed changes to Measure 5, including removal of a provision allowing medical users to grow their own cannabis. The changes also required that a medical professional specifically recommend smoking as a method of using cannabis for their patients. Effective April 18, 2017, the North Dakota Department of Health (“NDDH”) established and implemented a medical cannabis program to allow the production, processing, sale, dispensing, and medical use of cannabis by qualifying patients and caregivers. Measure 5 provides access to state residents to the program under one of the 14 debilitating conditions, including epilepsy, chronic pain, HIV/AIDS, cancer and post-traumatic stress disorder. As of June 13, 2019, 614 patients have been registered under the program and are eligible to purchase cannabis products from a licensed dispensary.

North Dakota Licenses

North Dakota’s Department of Health oversees the North Dakota Medical Marijuana Program and is authorized to issue dispensary and manufacturing licenses. The NDDH has selected two companies to each operate a dispensary and two companies to each operate a manufacturing facility. Acreage North Dakota, LLC (d/b/a The Botanist) (“Acreage ND”), one of the two awarded a dispensary license, operates in Fargo, North Dakota.

Dispensary licenses are renewed every two years after issuance pursuant to Sec. 19-24.1-16 of the North Dakota Medical Marijuana program. Renewal applications must be submitted 60 days prior to license expiration to avoid suspension of the certificate. North Dakota refers to both manufacturing facilities and dispensaries as “compassion centers”.

The table below lists the permit issued to Acreage North Dakota, LLC:

Subsidiary	Permit Number	City	Expiration Date	Description
Acreage North Dakota, LLC	201	Fargo	2/28/2021	Dispensary

North Dakota Record-keeping/Reporting

North Dakota has selected BioTrack THC for its unified T&T system by which all dispensary license holders must submit their data directly to the state. As outlined in North Dakota Century Code section 19-24.1-30, a dispensary shall keep detailed financial reports of proceeds and expenses. A dispensary shall also maintain all inventory, sales, and financial records in accordance with generally accepted accounting principles. The dispensary shall maintain all reports and records for a period of seven years.

North Dakota Inventory

A dispensary must conduct an inventory of cannabis once a week for at least six months after beginning business and upon department approval, at least monthly thereafter. The inventory shall be counted by at least two individuals. One of the two individuals may not be involved in dispensing of usable cannabis, or the preparation of the dispensary’s financial records. Further, one of the two individuals must be a supervisor or manager. The inventory documentation will include the date of the inventory, detailed inventory results, and the name, signature, and title of the individuals who conducted the inventory.

North Dakota Storage/Security

All licensees shall have a security system that remains operational at all times and that uses a professionally monitored security alarm system to prevent and detect diversion, theft, or loss of medical cannabis. The alarm system must include (a) facility entrances and exits, (b) rooms with exterior windows, (c) rooms with exterior walls and (c) storage rooms. The alarm system should include motion detectors, duress and panic alarms or a holdup alarm. The alarm system that is place must summon law enforcement. The licensee must test the security alarm system and all devices on a monthly basis and maintain a record of all tests.

To prevent unauthorized access to cannabis and usable cannabis, the dispensary shall have video surveillance equipment to deter the unauthorized entrance into restricted access areas. Video cameras shall be placed at each point of egress, at the point of sale location and in the storage facility. Video surveillance recording shall operate 24 hours a day, seven days a week. Recording from all video cameras during hours of operation shall be made available for immediate viewing and shall be retained for at least ninety days. The licensee shall maintain all security system equipment and recordings in a secure location to prevent theft, loss, destruction, corruption, and alterations.

North Dakota Transportation

Each medical marijuana compassion center transporting marijuana or marijuana waste must use a manifest system to track transportation, and that manifest system must include a change of custody that records relevant information about the trip. Manifests must be signed by all required parties. Trips must be direct. If any there are any stops on the trip, the stops must be detailed in the manifest.

Each person in a transport motor vehicle must have communication access with the compassion center and have the ability to contact law enforcement through the 911 emergency system. A compassion center agent shall carry their registry identification card at all times when transporting marijuana products. Vehicles containing marijuana products must not be left unattended overnight.

North Dakota Inspections

Compassion centers are subject to random inspection by the NDDH. During an inspection, the NDDH may review the compassion center’s records, including the compassion center’s financial and dispensing records, which may track transactions according to registered qualifying patient and registered designated caregiver registry identification numbers. The NDDH shall conduct inspections of compassion centers to ensure compliance with this chapter. The NDDH shall conduct inspections of manufacturing facilities for the presence of contaminants. The department shall select a certified laboratory to conduct random quality sampling testing, in accordance with rules adopted under this chapter. Compassion centers must pay the cost of all random quality sampling testing.

U.S. Attorney Statements in North Dakota

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in North Dakota. See “Risk Factors - United States Regulatory Uncertainty”.

Ohio

Ohio Legislative History

Effective September 8, 2016, House Bill 523 legalized the use of medical cannabis for 26 debilitating conditions as prescribed by a licensed physician. On implementation, the Ohio Medical Marijuana Control Program (“OMMCP”) will allow people with certain medical conditions including Alzheimer’s disease, HIV/AIDS, ALS, cancer, and traumatic brain injury to legally purchase medical cannabis. Though Ohio was required to implement a fully operational OMMCP by September 8, 2018 with a controlled system for cultivation, laboratory-testing, physician/patient registration and dispensing, the timeline was delayed until November 2018. Regulatory oversight is shared between three offices; (a) the Ohio Department of Commerce with respect to overseeing cultivators, processors and testing laboratories; (b) the Ohio Board of Pharmacy with respect to overseeing retail dispensaries and the registration of patients and caregivers, and (c) the State Medical Board of Ohio with respect to certifying physicians to recommend medical cannabis. The OMMCP will permit limited product types including oils, tinctures, plant materials and edibles. Adult-use and the smoking of cannabis flower are prohibited. As of May 31, 2019, there were approximately 35,162 registered patients allowed to purchase cannabis products from a dispensary.

Ohio Licenses

Prior to September 8, 2018, the Ohio Board of Pharmacy was permitted to issue up to 60 dispensary provisional licenses. After September 8, 2018, additional provisional licenses are permitted to be issued if the population, the number of patients seeking to use medical cannabis products and the availability of all forms of cannabis products support additional licenses. To be considered for approval of a provisional dispensary or a processing license, the applicant must complete all mandated requirements. To obtain a certificate of operation for a medical cannabis dispensary or processing facility, the prospective licensee must be capable of operating in accordance with Chapter 3796 of the Revised Code, the Medical Marijuana Control Program. Dispensary Certificates of operation carry two-year terms, while certificates of operation for cultivators and processors must be renewed annually.

A certificate of operation will expire on the date identified on the certificate. A licensee will receive written or electronic notice 90 days before the expiration of its certificate of operation. The licensee must submit the renewal information at least 45 days prior to the date the existing certificate expires. The information required for the license renewal includes, but is not limited to, the following: (a) a roster that includes the dispensary’s employees’ names, (b) the history of compliance with regulations, and (c) the number and severity of any violations. If a licensee’s renewal application is not filed prior to the expiration date of the certificate of operation, the certificate of operation will be suspended for a maximum of 30 days. After 30 days, if the dispensary has not successfully renewed the certificate of operation, including the payment of all applicable fees, the certificate of operations will be deemed expired. The original implementation deadline of September 8, 2018 was missed by Ohio, as noted above. Starting in January 2019, Ohio patients were able to purchase medical cannabis.

Greenleaf Apothecaries, LLC (“GLA”) has been issued five dispensary licenses and Greenleaf Therapeutics, LLC (“GTL”) has been issued one provisional processing license. Greenleaf Gardens, LLC (“GLG”) has been issued one provisional grow license. The table below lists the locations of the provisional licenses.

The table below lists the licenses issued to GLA, GTL and GLG:

MSA Party	Application Number	City	Expiration Date	Description
GLA	ID 504	Akron	12/7/2019	Dispensary Facility

GLA	ID 606	Cleveland	12/7/2019	Dispensary Facility

GLA	ID 697	Canton	12/7/2019	Dispensary Facility

GLA	ID 872	Wickliffe	12/7/2019	Dispensary Facility

GLA	ID 808	Columbus	12/7/2019	Dispensary Facility

GTL	ID TBD	Middlefield	8/31/2019	Processing

GLG	ID TBD	Middlefield	9/20/2019	Grow

Ohio Record-keeping/Reporting

A holder of a processing license must maintain the following records: (a) samples sent for testing, (b) disposal of products, (c) tracking of inventory, (d) form and types of medical cannabis maintained at the processing facility on a daily basis, (e) production records, including extraction, refining, manufacturing, packaging and labeling, (f) financial records, and (g) purchase invoices, bills of lading, manifests, sales records, copies of bills of sale, and any supporting documents, including the items and/or services purchased, from whom the items were purchased, and the date of purchase.

A holder of a dispensary license must maintain the following records: (a) confidential storage and retrieval of patient information or other medical cannabis records, (b) records of all medical cannabis received, dispensed, sold, destroyed, or used, (c) dispensary operating procedures, (d) a third-party vendor list, (e) monetary transactions, and (f) journals and ledgers. All records relating to the purchase or return, dispensing, distribution, destruction, and sale of medical cannabis must be maintained under appropriate supervision and control to restrict unauthorized access on the licensed premises for a five-year period.

Ohio Inventory/Storage

Ohio has selected METRC as the T&T system. Individual licensees, whether directly or through third-party APIs, are required to push data to the state to meet all reporting requirements. A holder of a processing license must track and submit through the inventory tracking system any information the Ohio Department of Commerce determines necessary for maintaining and tracking medical cannabis extracts and products.

A holder of a processing license must conduct weekly inventory of medical cannabis which includes (a) the date of the inventory, (b) net weight of plant material and the net weight and volume of medical cannabis extract, (c) net weight and unit count of medical cannabis products prepared or packaged for sale to a dispensary, and (d) a summary of the inventory findings. On an annual basis and as a condition for renewal of a processing license, a holder of a processing license shall conduct a physical, manual inventory of plant material, medical cannabis extract, and medical cannabis products on hand at the processor and compare the findings to an annual inventory report generated using the inventory tracking system. A holder of a processing license must store plant material, medical cannabis extract, and medical cannabis product inventory on the premises in a designated, enclosed, locked area and accessible only by authorized individuals.

A holder of a dispensary license must use the METRC T&T system to push data to the Ohio Board of Pharmacy on a real-time basis. The following data must be transmitted: (a) each transaction and each day’s beginning inventory, acquisitions, sales, disposal and ending inventory, (b) acquisitions of medical cannabis from a licensed processor or cultivator holding a plant-only processor designation, (c) name and license number of the licensed dispensary employee receiving the medical cannabis and, (d) other information deemed appropriate by the Ohio State Board of Pharmacy. A dispensary’s designated representative shall conduct the inventory at least once a week. Records of each day’s beginning inventory, acquisitions, sales, disposal and ending inventory shall be kept for a period of three years.

The dispensary licensee must restrict access areas and keep stock of medical cannabis in secured area enclosed by a physical barrier with suitable locks and an alarm system capable of detecting entry at a time when licensed dispensary employees are not present. Medical cannabis must be stored at appropriate temperatures and under appropriate conditions to help ensure that its identity, strength, quality and purity are not adversely affected.

Ohio Security

All licensees must have a security system that remains operational at all times and that uses commercial grade equipment to prevent and detect diversion, theft or loss of medical cannabis, including (a) a perimeter alarm, (b) motion detectors, and (c) duress and panic alarms. A dispensary must also employ a holdup alarm, which means a silent alarm signal generated by the manual activation of a device intended to signal a robbery in progress.

Video cameras at a dispensary must be positioned at each point of egress and each point of sale. The cameras must capture the sale, the individuals and the computer monitors used for the sale. Video surveillance recording must operate 24 hours a day, seven days a week. Recording from all video cameras during hours of operation must be made available for immediate viewing by the Ohio State Board of Pharmacy upon request and must be retained for at least six months.

Video cameras at a processing facility must be directed at all approved safes, approved vaults, cannabis sales areas, and any other area where plant material, medical cannabis extract, or medical cannabis products are being processed, stored or handled. Video surveillance must take place 24 hours a day, seven days a week. Recordings from all video cameras during hours of operation must be readily available for immediate viewing by the Ohio regulatory bodies upon request and must be retained for at least six months.

Ohio Transportation

Medical marijuana entities must maintain a transportation log containing the names and addresses of the medical marijuana entities sending and receiving the shipment, names and registration numbers of the registered employees transporting the medical marijuana or the products containing medical marijuana, the license plate number and vehicle type that will transport the shipment, the time of departure and estimated time of arrival, the specific delivery route, which includes street names and distances; and the total weight of the shipment and a description of each individual package that is part of the shipment, and the total number of individual packages. Copies of the log described above must be transmitted to the recipient and to the Ohio Department of Commerce before the close of business the day prior to the trip.

Vehicles transporting medical marijuana or marijuana products must be insured as required by law, store the products in locked compartments, ensure that the products are not visible from outside the vehicle, be staffed with two employees registered with the department (with one remaining with the vehicle at all times) and have access to the 911 emergency system. Vehicles must not be marked with any marks or logos.

Trips must be direct, other than to refuel the vehicle. Drivers must have their employee identification cards at all times and must ensure that delivery times and routes are randomized. A copy of the transportation log must be carried during the trip.

Ohio Inspections

The submission of an application that results in the issuance of a provisional license or certificate of operation for a cultivator irrevocably gives the Ohio Department of Commerce consent to conduct all inspections necessary to ensure compliance with the cultivator’s application, state and local law and regulators. An inspector conducting an inspection pursuant to this rule shall be accompanied by a “type 1” key employee during the inspection. The inspector may review and make copies of records, enter any area of a facility, inspect vehicles, equipment, premises, and question employees, among other actions.

Dispensaries in Ohio are subject to random and unannounced dispensary inspections and medical marijuana testing by the Ohio Board of Pharmacy. The Ohio Board of Pharmacy and its representatives may enter facilities and vehicles where medical marijuana is held and conduct inspections in a reasonable manner each place and all pertinent equipment, containers and materials and data. The Ohio Board of Pharmacy may also obtain any medical marijuana or related products from such facility.

U.S. Attorney Statements in Ohio

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Ohio. See “Risk Factors - United States Regulatory Uncertainty”.

Oklahoma

Oklahoma Legislative History

In April 2015, the governor of Oklahoma signed House Bill 2154 into law allowing the sale of CBD oil with less than 0.3% THC. On June 26, 2018, Oklahoma voters approved State Question 788 (“SQ 788”), which legalized medical cannabis. Oklahoma established the Oklahoma Medical Marijuana Authority (“OMMA”) to oversee the state’s medical cannabis program. The OMMA is responsible for licensing, regulating, and administering the program as authorized by state law. Operating under the Oklahoma State Department of Health, the primary goal of the OMMA is to ensure safe and responsible practices for the people of Oklahoma. On August 6, 2018, the governor of Oklahoma signed the revised emergency rules for the medical cannabis program. As of June 17, 2019, there were approximately 138,230 registered patients allowing them to purchase cannabis products from a dispensary.

While most medical cannabis state laws include a list of qualifying conditions, Oklahoma does not. According to SQ 788, doctors shall recommend patient licenses using the same judgment they would for prescriptions. In other words, a doctor can write a recommendation for any condition they see fit for medical cannabis treatment.

Oklahoma Licensing

The OMMA manages all licensing and registration for medical cannabis patients and their caregivers as well as grower, processor and dispensary operators. Applicants must be resident of Oklahoma with at least 75% ownership held by an Oklahoma resident. All owners must present an Oklahoma Secretary of State Certificate of Good Standing and demonstrate exemplary background checks. Non-violent felony convictions in the previous two years or other felony conviction in previous five years are grounds for disqualification. Licenses are valid for one year from the date issued unless revoked by the OMMA. A license may be renewed prior to expiration. Upon receipt of a license, the grower, processor or dispensary must immediately register with the Oklahoma Bureau of Narcotic and Dangerous Drugs Control and prior to any medical cannabis or medical cannabis products being present at the business. Acreage Oklahoma Holdings, LLC has been approved for one grower license and one processor license; both facilities will be located in Pocasset, Oklahoma.

MSA Party	License Number	City	Expiration Date	Description
Acreage OK Holdings, LLC	GAAA-N1LP-BYSH	Pocasset	10/21/2019	Grower

Acreage OK Holdings, LLC	PAAA-4KSX-AVD9	Pocasset	10/15/2019	Processor

Acreage Relief Holdings OK, LLC	DAAA-NJJF-MNXY	Tulsa	4/10/2020	Dispensary

Oklahoma Transportation

A cannabis transportation license is issued to qualifying applicants for a commercial license at the time of approval. The transportation license allows the holder to transport cannabis from an Oklahoma licensed dispensary, grower, processor to an Oklahoma licensed dispensary, grower processor or researcher. All medical cannabis must be transported in a locked container shielded from public view and clearly labeled as “Medical Marijuana or Derivative.”

Oklahoma Inventory

Oklahoma uses BioTrack THC as the central Trace and Tracking (T&T) system to oversee inventory of licensed cannabis operations across the state. All cultivation and manufacturing facilities and retail dispensaries are required to utilize an inventory management system to record certain information depending on the license type. For a grower, such information includes the amount of cannabis harvested, sold to a process or dispensary, or dried and on hand. For a processor, details on the amount of cannabis purchased from a grower, or sold to a researcher and the amount of cannabis waste must be accounted for in inventory. The licensee must also document with detailed explanations any discrepancies for cannabis that cannot be accounted for or is considered overage.

The licensee is required to document the ‘chain of custody’ of all cannabis and cannabis-related products with frequent on-going inventory reviews in order to detect any diversion, theft or loss in a timely manner. The system must be able to accurately trace the timeline from the time a cannabis plant is propagated to the time it is sold to a patient or caregiver. Traceability is a requirement in the event of a serious adverse event or recall to correctly source the cannabis product.

Oklahoma Record-keeping/Reporting

The state requires all commercial licensees to submit monthly reporting to the Oklahoma Department of Health. Reports are considered untimely if not received by the state by the 15th of each month for activity from the preceding month. The report must include the amount purchased from a licensed process and/or grower, the amount sold to a licensee and the type of licensee, total sales to patients and caregivers as well as taxes collected from sales. If necessary, detailed explanations of inventory discrepancies must be included. Inaccurate reporting may result in fines and failure to report timely or to correct deficiencies within 30 days of department notification may lead to license revocation.

Oklahoma Inspections

Submission of an application for a medical marijuana processing license constitutes permission for entry to and inspection of the processing licensee’s premises during hours of operation and other reasonable times in Oklahoma, and refusal to permit such entry or inspection is grounds for the nonrenewal, suspension, or revocation of a license. The Oklahoma State Department of Health may perform an unannounced on-site inspection of a licensed processor’s operations to determine compliance with these rules and food safety/preparation standards one a year. If the Oklahoma State Department of Health receives a complaint concerning a licensed processor’s noncompliance with this Chapter, the Oklahoma State Department of Health may conduct additional unannounced, on-site inspections beyond an annual inspection. The Oklahoma State Department of Health may review any and all records of a licensed processor and may require and conduct interviews with such persons or entities and persons affiliated with such entities, for the purpose of determining compliance with Oklahoma State Department of Health rules and applicable laws.

U.S. Attorney Statements in Oklahoma

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Oklahoma. See “Risk Factors - United States Regulatory Uncertainty”.

Oregon

Oregon Legislative History

Oregon has both a medical and adult-use cannabis program. The Oregon Medical Marijuana Act (“OMM”) was established by Oregon Ballot Measure 67 in 1998 to allow for the cultivation, possession and use of cannabis by patients upon doctor recommendation. The OMM removed criminal penalties for medical cannabis for patients with debilitating medical conditions whose doctor verified the condition and determined medical cannabis may alleviate the condition. Qualifying conditions include cancer, chronic pain, glaucoma and HIV/AIDS. The Oregon Medical Marijuana Program (“OMMP”) administers the program within the Oregon Department of Human Services. Patients obtain permits through the Oregon Department of Human Services.

In 2014, Measure 91 was approved which legalized non-medical cultivation and uses of cannabis effective July 1, 2015. Oregon Governor Kate Brown signed an emergency bill declaring cannabis sales legal to adult-use users from commercial dispensaries effective October 1, 2015. Effective January 1, 2017, cannabis was permitted to be sold for adult-use only by businesses that obtained a recreational retailer license from the Oregon Liquor Control Commission (“OLCC”). Medical cannabis dispensaries that did not obtain a retailer license were no longer permitted to sell cannabis for adult-use after 2016. Holders of retailer licenses are permitted to sell cannabis for medical use to an OMMP patient 18 years of age or older whereas the minimum age to purchase cannabis for adult-use is 21.

Oregon Licenses

Oregon does not limit the number of retailer, grower or processing licenses. However, due to the overwhelming amount of new applications, the OLCC suspended all new applications after June 15, 2018. The OLCC regulates all retailer, producer, processor and lab license holders who have been approved to hold adult-use licenses and all producers and retailers if they sell both medical and adult-use cannabis. The Oregon Health Administration regulates all growers and dispensaries who hold only medical licenses. To operate legally under state law, cannabis operators must obtain a state license and local approval. Applicants for each license class are subject to the respective requirements and criteria of the OLCC which include but are not limited to criminal background checks, zoning requirements, readiness inspection, and state registration.

The table below lists the licenses issued to Acreage Holdings’ Subsidiaries operating in Oregon:

Subsidiary	License Number	City	Expiration Date	Description
East 11th Incorporated	050 1004151A29E	Eugene	1/2/2020	Dispensary Facility

22nd and Burn Inc.	050 100400192AC	Portland	12/30/2019	Dispensary Facility

The Firestation 23 Inc.	050 1003660E75D	Portland	1/3/2020	Dispensary Facility

HSCP Oregon, LLC	050 1004152E8C9	Springfield	1/9/2020	Dispensary Facility

HSCP Oregon, LLC	050 10026747951	Portland	4/28/2020	Dispensary Facility

HSCP Oregon, LLC	020-1003642197C	Medford	6/4/2020	Grow Facility

Gesundheit Foods LLC	030 1004467970D	Milwaukie	9/14/2019	Processor

Gesundheit Foods LLC	060 10097389F21	Milwaukie	1/14/2020	Wholesaler

The retailer, producer and processer licenses are valid for one year and the licensees are required to submit a renewal application at least 20 days before the date of expiration. The license holders must ensure that no cannabis is sold, delivered, transported or distributed by a producer from or to a location outside of Oregon.

Oregon Record-keeping/Reporting

Oregon uses the METRC T&T system and allows other third-party system integration via an API to track cannabis. The Subsidiaries in Oregon use a third-party T&T system to push the data to the state through an API to meet all reporting requirements. All cannabis products dispensed are documented at point of sale via the T&T system. License holders must maintain the documentation from the T&T system in a secure locked location at each dispensing or growing location for three years as required by the OLCC.

The OLCC requires all cannabis licensees to have and maintain records that clearly reflect all financial transactions and the financial condition of the business. The following records may be kept in either paper or electronic form and must be maintained for a three year period and be made available for inspection if requested by the OLCC: (a) purchase invoices and supporting documents for items and services purchased for use in the production, processing, research, testing and sale of cannabis items that include from whom the items were purchased and the date of purchase, (b) bank statements for any accounts, (c) accounting and tax records, (d) documentation of all financial transactions, including contracts and agreements for services performed or received, and (e) all employee records, including training.

Oregon Inventory/Storage

OLCC licensees must report the following to Oregon’s Cannabis Tracking System (“CTS”) (a) a reconciliation of all on-premise and in-transit cannabis item inventories each day, (b) all information for seeds, usable cannabis, CBD concentrates and extracts by weight, (c) the wet weight of all harvested cannabis plants immediately after harvest, (d) all required information for CBD products by unit count, and (e) for retailer license holders, the price before tax and amount of each item sold to consumers and the date of each transaction. The data must be transmitted for each individual transaction before the retailer opens the next business day.

All cannabis items on a licensed retailer’s premises must be held in a safe or vault. All usable cannabis, cut and drying mature cannabis plants, CBD concentrates, extracts or products on the licensed premises of a licensee other than a retailer are to be kept in a locked, enclosed area within the licensed premises that is secured with at a minimum, a steel door with a steel frame or equivalent, and a commercial grade, non-residential door lock.

All licensees must keep all video recordings and archived required records not stored electronically in a locked storage area. Current records may be kept in a locked cupboard or desk outside the locked storage area during hours when the licensed business is open.

Oregon Security

A licensed premise must have a fully operational security alarm system, activated at all times when the licensed premises is closed for business. Among other features the security alarm system for the licensed premises must (a) be able to detect unauthorized entry onto the licensed premises and unauthorized activity within any limited access area where mature cannabis plants, usable cannabis, CBD concentrates, extracts or products are present, (b) be programmed to notify the licensee, a licensee representative or other authorized personnel in the event of an unauthorized entry, and (c) either have at least two operational “panic buttons” located inside the licensed premises that are linked with the alarm system that immediately notifies a security company or law enforcement, or have operational panic buttons physically carried by all employees present on the licensed premises that are linked with the alarm system that immediately notifies a security company or law enforcement.

A licensed premise must have a fully operational video surveillance recording system. Among other requirements, a licensed premise must have cameras that continuously record, 24 hours a day, seven days a week: (a) in all areas where mature cannabis plants, usable cannabis, CBD concentrates, extracts or products may be present on the licensed premises; and (b) all points of ingress and egress to and from areas where mature cannabis plants, usable cannabis, CBD concentrates, extracts or products are present. A licensee must keep all surveillance recordings for a minimum of 90 calendar days and have the surveillance room or surveillance area with limited access.

Oregon Transportation

Licensed producers which transport cannabis to licensed retailers must comply with the following: (a) a licensee must keep cannabis items in transit shielded from public view, (b) the cannabis items must be of secured (locked-up) during transport, (c) the transport must be equipped with an alarm system, (d) the transport must be temperature controlled if perishable cannabis items are being transported, (e) the transport must provide arrival date and estimated time of arrival information, (f) all cannabis items must be packaged in shipping containers and labeled with a unique identifier, and (g) the transport must provide a copy of the printed manifest and any printed receipts for cannabis items delivered to law enforcement officers or other representatives of a government agency if requested to do so while in transit.

Oregon Inspections

All marijuana licensees may be subject to safety inspections of licensed premises by state or local government officials to determine compliance with state or local health and safety laws. The OLCC also may conduct an inspection at any time to ensure that a registrant, licensee or permittee is in compliance with Oregon state laws. A licensee, licensee representative, or permittee must cooperate with the OLCC during an inspection. If licensee, licensee representative or permittee fails to permit the OLCC to conduct an inspection the OLCC may seek an investigative subpoena to inspect the premises and gather books, payrolls, accounts, papers, documents or records.

U.S. Attorney Statements in Oregon

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Oregon. See “Risk Factors - United States Regulatory Uncertainty”.

Pennsylvania

Pennsylvania Legislative History

The Pennsylvania Medical Marijuana Program (the “PA Program”) was established by the Pennsylvania Medical Marijuana Act (the “PA Act”) on April 17, 2016. The PA Program provides access to medical cannabis for qualified state residents who suffer from 21 specific medical conditions including epilepsy, chronic pain, HIV, AIDS, cancer, and post-traumatic stress disorder. To qualify under the PA Program, medical cannabis patients must both register with the Pennsylvania Department of Health (the “PADOH”) and obtain either an identification card or authorization letter from the PADOH. As of December 2018, more than 93,000 patients in Pennsylvania have registered to participate in the medical marijuana program, and more than 62,000 have identification cards and are able to purchase medical marijuana at a dispensary. On February 15, 2018, dispensaries licensed under the PA Program began selling medical cannabis to qualified patients. Pennsylvania currently allows sale of medical cannabis to qualified patients in the following forms: pill, oil, topical forms including gels, creams, or ointments, tincture, and liquids. On August 1, 2018, the Pennsylvania Health Secretary approved the sale of dry leaf cannabis.

Pennsylvania Permits

The PA Act allows the PADOH to issue up to 25 grower/processor permits and 50 dispensary permits (each dispensary permit allows the holder to open up to three separate dispensary sites). On June 29, 2017, the PADOH issued 12 cultivation/processing permits and 27 dispensary permits. Permits are granted to applicants who demonstrate, among other things: (a) the ability to implement and maintain effective security measures and controls to prevent diversion, (b) a clear criminal background free of illegal conduct, (c) compliance with municipality zoning requirements, (d) well-defined standard operating procedures, and (e) a verified diversity plan. Prior to awarding permits, the PA Program requires the PADOH to verify all applicant information including through interviews of principals, operators, financial backers, and employees engaged and to be engaged in the permit applicant’s cannabis operations.

On March 22, 2018, the PADOH announced it planned to issue an additional 13 grower/processor permits and 23 dispensary permits.

The table below lists the permit issued to Prime Wellness of Pennsylvania LLC (“PWPA”).

Subsidiary	Permit	City	Expiration Date	Description
Prime Wellness of Pennsylvania LLC	GP- 1005-17	Sinking Spring	6/20/2020	Grow/Processing Facility

Dispensary, grower, and processing permits are valid for one year from the date of issuance and permit holders are required to submit renewal applications in accordance with the PA Act. The PADOH must renew a permit unless it determines the applicant is unlikely to maintain effective control against diversion of medical cannabis and the applicant is unlikely to comply with all laws as prescribed under the PA Act. Additionally, permit holders must ensure that no cannabis is sold, delivered, transported, or distributed outside of Pennsylvania.

Pennsylvania Record keeping/Reporting

The PA Act requires each licensed medical cannabis grower/processor or dispensary to report information to the PADOH every three months including, but not limited to, (a) the amount of medical cannabis sold by the grower/processor, (b) the total value and amounts of medical cannabis sold by the grower/processor, (c) the amount of medical cannabis purchased by each dispensary, (d) the cost and amounts of medical cannabis sold to each dispensary, and (e) the total amount and dollar value of medical cannabis sold by each dispensary.

To monitor reporting requirements under the PA Act, the PADOH selected MJ Freeway as the T&T to implement a seed-to-sale electronic tracking. PWPA also uses MJ Freeway to push data and ensure compliance with all reporting requirements.

Pennsylvania Inventory/Storage

The PA Act requires each medical cannabis grower/processor maintains inventory and storage data in an electronic format through MJ Freeway. The following information is tracked to ensure a compliant cannabis business operation: (a) the number, weight, and type of seeds used, (b) the number of immature medical cannabis plants, (c) the number of mature medical cannabis plants, (d) the number of medical cannabis products ready for sale, and (d) the number of damaged, defective, expired, or contaminated seeds, immature medical cannabis plants, medical cannabis plants and medical cannabis products awaiting disposal.

Robust physical inventory controls and procedures are required of each medical cannabis grower/processor under the PA Act. The following procedures are mandated to ensure physical inventory counts match electronic records: (a) monthly inventory counts of both medical cannabis plants in the process of growing and medical cannabis products that are stored for future sale, (b) comprehensive inventory counts of seeds, immature medical cannabis plants and medical cannabis plants, and (c) written or electronic records created and maintained for each inventory count conducted.

Additionally, each medical cannabis grower/processor must separately store in locked, limited access areas all seeds, immature medical cannabis plants, medical cannabis plants and medical cannabis that is expired, damaged, deteriorated, mislabeled or contaminated.

Pennsylvania Security

The PA Act mandates each medical cannabis grower/processor must use security and surveillance systems including stringent video backup requirements to safeguard their medical cannabis and related products. Security requirements include: (a) alarm systems that cover all facility entrances, exits, areas that contain medical cannabis, safes, and the perimeter of the facility, and (b) professionally-monitored security and surveillance systems that operate 24 hours a day, 7 days a week and record all activity in images capable of clearly revealing facial detail. All images captured by each surveillance camera must be stored for a minimum of four years in a format that may be easily accessed for investigative purposes. Furthermore, all recordings must be kept in a locked cabinet, closet or other secure place to protect them from tampering or theft.

The PA Act also specifies requirements for the alarm system. The alarm system must include: (a) a silent security alarm signal, (b) an audible security alarm signal generated by the manual activation of a device intended to signal a life-threatening or emergency situation requiring law enforcement response, and (c) an electrical, electronic, mechanical, or other device capable of being programmed to send a pre-recorded voice message requesting dispatch, when activated, over a telephone line, radio, or other communication system to a law enforcement, public safety, or emergency services agency.

Pennsylvania Transportation

A medical cannabis grower/processor must transport and deliver medical cannabis to a medical cannabis organization or an approved laboratory within Pennsylvania in accordance with the following: (a) deliveries must be made between 7:00 a.m. and 9:00 p.m., (b) a global positioning system must be used to ensure safe and efficient delivery, (c) medical cannabis may not be visible from outside of the transport vehicle, (d) vehicles must be equipped with a secure cargo area, (e) each transport vehicle must be staffed with at least two individuals and at least one delivery team member must remain with the medical cannabis at all times, and (f) a printed or electronic transport manifest must accompany every delivery.

Pennsylvania Inspections

The PADOH may conduct announced or unannounced inspections or investigations to determine the medical marijuana organization’s compliance with its license and Pennsylvania laws and regulations. During an inspection or investigation, the PADOH may review the site, facility, vehicles, books, records, papers, documents, data, and other physical or electronic information. The PADOH may also question employees, officers, investors or similar persons and any other person or entity providing services to the medical marijuana organization.

The PADOH may also conduct an inspection of a grower/processor facility’s equipment, instruments, tools and machinery that are used to grow, process and package medical marijuana, including containers and labels. The PADOH and its authorized agents will have free access to review and, if necessary, make copies of books, records, papers, documents, data, or other physical or electronic information that relates to the business of the medical marijuana organization, including financial data, sales data, shipping data, pricing data and employee data.

The PADOH and its authorized agents have the right to access any area within a site or facility and are permitted to collect test samples for testing at an approved laboratory.

Failure of a medical marijuana organization to provide the PADOH and its authorized agents immediate access to any part of a medical marijuana organization’s site or facility, requested material, physical or electronic information, or individual as part of an inspection or investigation may result in the imposition of a civil monetary penalty, suspension or revocation of its permit, or an immediate cessation of operations pursuant to a cease and desist order issued by the PADOH.

U.S. Attorney Statements in Pennsylvania

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Pennsylvania. See “Risk Factors - United States Regulatory Uncertainty”.

Rhode Island

Rhode Island Legislative History

In 2006, Rhode Island legalized medical cannabis and enacted the Edward O. Hawkins and Thomas C. Slater Medical Marijuana Act (the “RI Act”). Rhode Island approved six qualifying debilitating medical conditions including glaucoma, HIV/AIDS, hepatitis C and epilepsy/agitation. In 2009, lawmakers in Rhode Island approved an amendment to the medical cannabis law allowing state-licensed medical cannabis dispensaries (“compassion centers”) to dispense medical cannabis. In June 2016, the Rhode Island legislature approved an article that created significant reforms to the state’s medical cannabis program. The article included such reforms as: (a) qualifying medical cannabis patients will no longer be required to designate compassion centers in order to enter and purchase products from those facilities, (b) the Department of Business Regulation will begin implementing additional regulations on compassion centers, such as stricter standards for product testing and requiring a government-accessible inventory tracking system, and (c) effective January 1, 2019, medical cannabis patients will be required to choose whether they wish to grow their own medical cannabis or appoint a natural person caregiver (patients will no longer be able to cultivate their own medical cannabis and have a caregiver grow for them at the same time). Also in 2016, lawmakers approved legislation adding post-traumatic stress disorder to the list of qualifying conditions for medical cannabis.

Rhode Island Licensing

The Rhode Island Department of Health’s (“RIDOH”) Medical Marijuana Program administers the provisions of the state’s Medical Marijuana Act and related regulations. The Rhode Island Department of Business Regulation (“DBR”) is responsible for licensing and regulatory oversight of cultivators and the state’s medical cannabis plant tracking system. The DBR also licenses and oversees compassion centers. To date, Rhode Island has awarded licenses for three compassion care centers and 76 cultivators. A compassion center license allows the licensee to grow, manufacture and dispense cannabis and cannabis infused products.

The Medical Marijuana Program allows a qualifying patient, authorized purchaser or caregiver who is registered with the Rhode Island Department of Health to purchase medical cannabis from a registered compassion center. Licensed cultivators may sell medical cannabis and medical cannabis products to registered compassion centers in accordance with state law.

The table below lists the licenses issued to Greenleaf Compassionate Care Center, Inc. (“GCCC”):

Holding Entity	License Number	City	Expiration Date	Description
Greenleaf Compassionate Care Center, Inc.	MMP CC 002	Portsmouth	5/25/2020	Compassion Center

Greenleaf Compassionate Care Center, Inc.	MMP CC 002	Newport	5/25/2020	Grow/processing

GCCC is a non-profit corporation formed on February 17, 2010 under the laws of the State of Rhode Island and operates a cultivation and processing facility in Newport and a dispensary in Portsmouth. On May 25, 2017, the Rhode Island Department of Business Regulation issued GCCC a license to operate its facilities. The license has been renewed without issue.

On October 9, 2018, High Street entered into a securities purchase agreement among High Street, GCCC Management, LLC (“GCCCM”) and the holders of all of the outstanding equity in GCCCM, pursuant to which High Street will acquire all of the outstanding equity in GCCCM. GCCCM and GCCC are in negotiations to enter into a master services agreement and a comprehensive integration agreement upon terms and conditions satisfactory to High Street. Consummation of the transaction is subject to customary closing conditions, including satisfaction of diligence and approval by the State of Rhode Island.

In addition to providing a comprehensive business plan outlining scope of activities, budget, resource narratives, and timeline for initiating operations, an applicant must evidence compliance with the local zoning laws, provide a comprehensive diagram of the proposed facilities, including where within the facility the medical cannabis will be cultivated, stored, processed, packaged, manufactured and dispensed, and where security alarms and cameras and surveillance recording storage will be located. Principals of the management team must clear criminal background checks and are evaluated for their experience in managing a cannabis operation. Prior to granting the final license, the state will perform an inspection of the facility to ensure regulatory requirements are met.

Once the applicant has been authorized by the state, the applicant must take reasonable and documented efforts to launch compassion center activities with active medical cannabis cultivation, processing, packaging, manufacturing, authorized sales and/or other medical cannabis activities within a year. Compassion center registrations are issued for one-year terms. Registration renewal is based on whether the compassion center is adequately providing patients with access to medical cannabis at reasonable rates. To avoid potential conflicts, ‘key persons’ of the compassion center may not have any material financial interest or control in another compassion center, a cultivator, or a licensed cooperative cultivation or vice versa.

Rhode Island Security

Each compassion center must have a fully operational security alarm system at each authorized physical address that will provide suitable protection against theft and diversion, including alarms at all outside perimeter entry points and outside perimeter windows. A fully operational security alarm system should at a minimum include a combination of hard-wired systems and systems interconnected with a radio frequency method such as cellular or private radio signals that emit or transmit a remote or local audible, visual, or electronic signal; motion detectors, pressure switches, duress alarms, panic alarms and hold-up alarms (a silent system signal to indicate that a robbery is in progress). A fully operational security alarm system shall at a minimum provide for immediate automatic or electronic notification to alert municipal and/or state law enforcement agencies to an unauthorized breach or attempted unauthorized breach of security at the compassion center or any other authorized physical address and to any loss-of-electrical support backup system to the security alarm system. Each compassion center must test the security alarm system for each authorized location at intervals not to exceed thirty calendar days from the previous test.

Each compassion center must have a fully operational video surveillance and camera recording system which includes but is not limited to the following; all video surveillance systems must be equipped with a failure notification system that provides prompt notification of any surveillance interruption and/or the complete failure of the surveillance system, remote access to a continuous live feed video on a real time basis available at all times to the authorized compassion center personnel and the DBR upon request, and camera coverage set in all areas where cannabis and cannabis products are grown, cultivated, stored, weighed, packaged, processed, manufactured or sold, including all areas of ingress and egress thereto, point-of-sale areas, and security rooms.

Camera views of required coverage areas shall be continuously recorded 24 hours a day, seven days per week. All surveillance recordings must be kept for a minimum of 60 days. Surveillance recording equipment and all video surveillance records and recordings must be housed in a designated, locked and secured room or other enclosure with access limited to compassion center personnel specifically authorized by management.

Rhode Island Inventory Control

An authorized compassion center is required to utilize the state approved Medical Marijuana Program Tracking System, Agrisoft, to document and monitor compliance with seed to sales inventory tracking. This includes point of sales, dispensing limits, patient information privacy protections, inventory supply, restrictions on third party supply and sources of cannabis and cannabis products and transfers off the premises. A compassion center must limit its Inventory of seedlings, plants, and usable cannabis to reflect the projected needs of qualifying patients.

A compassion center should be equipped to conduct an initial comprehensive inventory of all medical cannabis, including usable cannabis, cannabis plants and seedlings, unusable cannabis, and wet cannabis, and perform subsequent comprehensive inventories at intervals at least every 24 months. On a monthly basis, a compassion center must be able to assess its inventory in these same categories.

All cannabis product must be tagged and assigned a unique identifier through each stage of cultivation from seed propagation to packaging via the Medical Marijuana Program Tracking System and marked with a registration number, barcodes and/or alphanumeric code, and registered premises location. Once assigned a unique identifier tag within the Medical Marijuana Program Tracking System, tags may not be altered or duplicated. An identifier tag is to be assigned only when affixed to cannabis plants, wet cannabis, or usable cannabis which is ready to be sold or transferred.

Rhode Island Record-keeping

The DBR requires compassion centers retain hard-copy and electronic records to document all cultivation and dispensing activities of the center. Records to be maintained for a period of at least 5 years include real-time logs of all acquisitions, dispensing, and sales of cannabis in the Medical Marijuana Program Tracking System, applicable limits applied to all dispensing and sales transactions, training procedures and training attendee logs, specifically, on use of the Medical Marijuana Program Tracking System and any other tracking system used by the compassion center. Records pertaining to transaction activity occurring within the previous six months must be stored on the center premises. Records dating beyond six months may be stored off the premises with the state’s approval.

Other records to be retained include personnel records, purchase orders with licensed cultivators, including any canceled or voided contracts or purchased orders, invoices and supporting documentation of all cannabis purchases, acquisitions, transfers, payments and third-party vendor contracts. Activity pertaining to security including the security alarm and video surveillance systems, testing, upgrades site inspections and visitor logs must be stored digitally on the premises for at least 24 months after the event.

Compassion centers must keep detailed records of any pesticide products used and application regiments, including video recording during pesticide applications which must cease if there is a failure or disruption of the video surveillance system. The record-keeping requirement is independent of that required of commercial pesticide applicators by the state’s Department of Environmental Management.

Rhode Island Transportation

Transportation in Rhode Island must be made following “detailed transport manifests”, which must include the date and time of departure, identifying information, including license numbers, of the originating and receiving facilities or individuals, product name and description, date and time of arrival, vehicle make and model and license plate number. The manifest must be maintained by the originating and receiving facilities/individuals.

Delivery times and routes must be randomized. During all authorized transports, the delivery persons must have on their persons their compassion center or licensed cultivator registry identification cards and the detailed transport manifest. Trips must be directly from the originating facility to the destination. Within eight (8) hours of after arrival at the destination registered/licensed facility, the receiving party shall re-weigh, reinventory, and account on video for all marijuana and marijuana product transported.

Home delivery by a compassion center is allowed in Rhode Island. If a compassion center proposes to offer home delivery service of usable marijuana or marijuana products to a Rhode Island registered patient’s residence, it shall submit a comprehensive proposed patient home delivery plan to the DBR for its review and preapproval, detailing how the program will assure compliance with the applicable laws and rules. The patient home delivery plan must include satisfactory cardholder verification procedures to ensure delivery is made to requested qualifying patients and in authorized amounts. The patient home delivery plan must include how the compassion center will comply with point of sale tracking requirements for patient home delivery transactions. Patient home delivery services, if approved, are subject to the requirement that payment must be made prior to or within one business day of delivery to the patient.

Rhode Island Inspections

Compassion centers and cultivation facilities are subject to reasonable inspection by DBR and RIDOH. The DBR and RIDOH and their authorized representatives have authority to enter a compassion center premises at reasonable times and to inspect in a reasonable manner, the premises and all equipment, materials, containers, and other things therein, including without limitation all records, files, financials, sales, transport, pricing and employee data, research, papers, processes, controls and to inventory any stock of marijuana, labels, containers, paraphernalia and other materials and products. During any inspection, the DBR and RIDOH may review the compassion center’s confidential records, including its dispensing records, which shall track transactions according to identifying information for the patient, primary caregiver, and/or authorized purchaser. Dispensing records for patient cardholders shall be tracked by registry identification numbers only to protect their confidentiality.

The DBR may review and audit the books and records of compassion centers and cultivation facilities to ascertain compliance with the RI Act, the DBR regulations, and/or the DOH regulations, including continued satisfaction of the statutory criteria considered in granting a compassion center or cultivator license. The compassion center or cultivator must make such books and records immediately available for reviewing and copying by the DBR and DOH. The DBR may retain an independent auditor to act as its agent for purposes of this section, the cost of which shall be borne by the compassion center or cultivator.

U.S. Attorney Statements in Rhode Island

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Rhode Island. See “Risk Factors - United States Regulatory Uncertainty”.

Washington

Washington Legislative History

Washington State has both medical and adult-use marijuana programs. The original medical law passed by voters in 1998, allows physicians to recommend cannabis for an inclusive set of qualifying conditions including chronic pain and created a patient/caregiver system without explicitly permitting businesses. When Initiative 502 legalized marijuana for adults 21 years of age and older in 2012, it regulated adult-use marijuana businesses and left the unregulated medical marijuana establishments in a precarious situation. The Governor of Washington then signed Senate Bill 5052 in 2015, which forced the closure of existing unregulated medical dispensaries and allows existing adult-use retail marijuana stores to apply for a “medical marijuana endorsement” to sell medical marijuana tax free to registered qualifying patients and their designated caregivers. The Washington State Liquor and Cannabis Board (“WSLCB”) regulates adult-use marijuana businesses and those with a medical endorsement. The WSLCB licenses cultivation facilities, product manufacturing facilities (“processors”), retail stores, transportation licensees, and testing facilities.

Unlike many other states, Washington prohibits vertical integration between adult-use marijuana retailers and cultivators. Common ownership between cultivation and processors is permitted. A single entity, and/or principals within an entity, are limited to no more than three marijuana producer licenses, and/or three marijuana processor licenses, or five retail marijuana licenses.

The WSLCB re-opens its application process for growers, processors or retail stores at its discretion, taking into consideration factors such as patient consumption data and population dynamics. The state is currently not accepting new applications for growers, processors or retail stores.

Washington Licenses

Central Processors LLC (“Central Processors”) is formed under the laws of the State of Washington and operates a processing facility in Elma, Washington. Gesundheit Foods, LLC (“Gesundheit”), a subsidiary of Form Factory, entered into an option agreement dated November 7, 2017 pursuant to which Gesundheit may exercise an option to purchase Central Processors’ entire membership interest within thirty days of receipt of written notice by Gesundheit with the occurrence of certain events. Neither Gesundheit nor any Subsidiary control the operations of Central Processors.

The table below lists the permit issued to Central Processors:

MSA	Permit Number	City	Expiration Date	Description
Central Processors LLC	425798	Elma	12/31/2019	Processing

Washington Record-keeping/Reporting

On a monthly basis, marijuana processors must maintain records and report purchases from licensed marijuana producers, other marijuana processors, production of marijuana-infused products, sales by product type to marijuana retailers, and lost and/or destroyed product in a manner prescribed by the WSLCB.

Washington Inventory/Storage

The licensee will establish inventory controls and procedures for the conduct of inventory reviews and comprehensive inventories of usable and unusable cannabis and cannabis infused products. The licensee will conduct a periodic inventory of usable and unusable cannabis and cannabis infused products. The WSLCB has designated MJ Freeway as its T&T system.

The following information is required and must be kept completely up-to-date in a system specified by the WSLCB (as it relates to processors): (a) when a lot or batch of marijuana, marijuana extract, marijuana concentrates, marijuana-infused product, or marijuana waste is to be destroyed; (b) when useable marijuana, marijuana concentrates, or marijuana-infused products are transported; (c) any theft of useable marijuana, marijuana seedlings, clones, plants, trim or other plant material, extract, infused product, seed, plant tissue or other item containing marijuana; (d) a complete inventory of all marijuana, seeds, plant tissue, seedlings, clones, all plants, lots of useable marijuana or trim, leaves, and other plant matter, batches of extract, marijuana concentrates, marijuana-infused products, and marijuana waste; (e) all marijuana, useable marijuana, marijuana-infused products, marijuana concentrates, seeds, plant tissue, clone lots, and marijuana waste must be physically tagged with the unique identifier generated by the traceability system and tracked; (f) all samples sent to an independent testing lab, any sample of unused portion of a sample returned to a licensee, and the quality assurance test results; and (g) other information as may be specified by the board.

Washington Security

A processor is required to implement effective controls and procedures to guard against theft and diversion of cannabis including systems to protect against electronic records tampering. At a minimum, each licensed premises must have a security alarm system on all perimeter entry points and perimeter windows. Motion detectors, pressure switches, duress, panic, and hold-up alarms may also be used. All licensee holders must have a surveillance system. At a minimum, a licensed premise must have a complete video surveillance system with minimum camera resolution of 640 x 470 pixels or pixel equivalent for analog. All cameras must be fixed and placement must allow for the clear and certain identification of any person and activities in controlled areas of the licensed premises. All entrances and exits to an indoor facility must be recorded from both indoor and outdoor, or ingress and egress vantage points. All cameras must record continuously twenty-four hours per day and at a minimum of ten frames per second. The surveillance system storage device must be secured on the licensed premises in a lockbox, cabinet, closet, or secured in another manner to protect from employee tampering or criminal theft. All surveillance recordings must be kept for a minimum of forty-five days on the licensee’s recording device. All videos are subject to inspection by any WSLCB employee or law enforcement officer and must be copied and provided to the WSLCB or law enforcement officer upon request. All recorded images must clearly and accurately display the time and date.

Washington Transportation

Upon transporting any marijuana or marijuana product, a producer, processor, retailer, or certified third-party testing lab shall notify the WSLCB of the type and amount and/or weight of marijuana and/or marijuana products being transported, the name of transporter, information about the transporting vehicle, times of departure and expected delivery. This information must be reported in the mandatory traceability system. Upon receiving the shipment, the licensee or certified third-party lab receiving the product shall report the amount and/or weight of marijuana and/or marijuana products received in the traceability system.

A complete printed transport manifest on a form provided by the WSLCB containing all information required by the WSLCB must be kept with the product at all times, and records of all transportation must be kept for a minimum of three years at the licensee’s location and are subject to inspection.

Marijuana or marijuana products that are being transported must meet the following requirements:

•	Only the marijuana licensee, an employee of the licensee, a transportation licensee, or a certified testing lab may transport product and/or occupy a transporting vehicle;

•	Drivers and/or occupants of a transporting vehicle must be twenty-one years of age or older;

•	Marijuana or marijuana products must be in a sealed package or container approved by the WSLCB pursuant to applicable rules;

•	Sealed packages or containers cannot be opened during transport;

•	Marijuana or marijuana products must be in a locked, safe and secure storage compartment that is secured to the inside body/compartment of the vehicle transporting the marijuana or marijuana products;

•

Any vehicle transporting marijuana or marijuana products must travel directly from the shipping licensee to the receiving licensee and must not make any unnecessary stops in between except to other facilities receiving product;

•

Live plants may be transported in a fully enclosed, windowless locked trailer, or in a secured area within the inside body/compartment of a van or box truck. A secured area is defined as an area where solid or locking metal petitions, cages, or high strength shatterproof acrylic can be used to create a secure compartment in the fully enclosed van or box truck. The secure compartment in the fully enclosed van or box truck must be free of windows. Live plants may not be transported in the bed of a pickup truck, a sports utility vehicle, or passenger car.

Washington Inspections

An enforcement officer of the WSLCB has the right to inspect all licensed premises used in the production, processing, storage, transportation, research, or sale of marijuana, useable marijuana, marijuana concentrates, marijuana-infused products, or any premises or parts of premises used or in any way connected, physically or otherwise, with the licensed business and any records maintained in connection therewith. The WSLCB also can inspect any vehicle assigned for the purpose of transporting marijuana, useable marijuana, marijuana concentrates, or marijuana-infused products at any licensed location, or while en route during transportation.

The WSLCB shall have access to all marijuana, useable marijuana, marijuana concentrates, or marijuana-infused products on the licensed premises for the purpose of analyzing samples (the licensee will be given a receipt for any product removed from the premises for this purpose).

Every person being on a licensed premises or within a transporting vehicle, or having charge thereof, must admit an enforcement officer of the WSLCB demanding to enter therein in pursuance of this section in the execution of his/her duty, and must not obstruct or attempt to obstruct the entry of such officer, or refuse to allow an officer to examine the premises, vehicles, records, and products subject to this section of the licensee.

U.S. Attorney Statements in Washington

To the knowledge of management of the Company, other than as disclosed in this Prospectus, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Washington. See “Risk Factors - United States Regulatory Uncertainty”.

USE OF PROCEEDS

The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. Among other potential uses, the Company may use the net proceeds from the sale of Securities for general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, and to fund capital projects and potential future acquisitions.

Management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities by the Company under this Prospectus and the Company’s actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement. See “Risk Factors - Discretion in the Use of Proceeds”.

The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

DESCRIPTION OF THE SHARE CAPITAL OF THE COMPANY

The Company is authorized to issue an unlimited number of Subordinate Voting Shares, an unlimited number of Proportionate Voting Shares and an unlimited number of Multiple Voting Shares. The outstanding capital of the Company as at August 7, 2019 consists of: (i) 65,907,725 Subordinate Voting Shares; (ii) 605,896.0651 Proportionate Voting Shares, and (iii) 168,000 Multiple Voting Shares. All of the issued and outstanding Multiple Voting Shares are held by Mr. Murphy.

As at August 7, 2019, the Subordinate Voting Shares represent approximately 11.09% of the voting rights attached to outstanding securities of the Company, the Proportionate Voting Shares represent approximately 4.08% of the voting rights attached to outstanding securities of the Company and the Multiple Voting Shares represent approximately 84.83% of the voting rights attached to outstanding securities of the Company.

The following is a summary of the rights, privileges, restrictions and conditions attached to the Subordinate Voting Shares, the Proportionate Voting Shares and the Multiple Voting Shares, but does not purport to be complete. Reference should be made to the Articles of the Company and the full text of their provisions for a complete description thereof, which are available under the Company’s profile on SEDAR at www.sedar.com.

In connection with the Arrangement, the terms of the Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares set forth in the Articles of the Company will be amended as set forth in Exhibit A hereto to provide Canopy Growth with the Canopy Growth Call Option.

Subordinate Voting Shares

Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

As long as any Subordinate Voting Shares remain outstanding, the Company may not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, alter or amend its Articles if the result would prejudice or interfere with any right or special right attached to the Subordinate Voting Shares.

Holders of Subordinate Voting Shares are entitled to receive as and when declared by the Board, dividends in cash or property of the Company. No dividend may be declared on the Subordinate Voting Shares unless the Company simultaneously declares dividends on the Proportionate Voting Shares in an amount equal to the dividend declared on the Subordinate Voting Shares, multiplied by 40, and on the Multiple Voting Shares in the amount of the dividend declared on the Subordinate Voting Shares.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares are entitled to participate pari passu with the holders of Proportionate Voting Shares and Multiple Voting Shares, with the amount of such distribution per Subordinate Voting Share equal to each of: (i) the amount of such distribution per Proportionate Voting Share, divided by 40; and (ii) the amount of such distribution per Multiple Voting Share.

Holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or other securities of the Company.

There may no subdivision or consolidation of the Subordinate Voting Shares unless, simultaneously, the Proportionate Voting Shares and Multiple Voting Shares are subdivided or consolidated utilising the same divisor or multiplier.

Proportionate Voting Shares

Holders of Proportionate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting, holders of Proportionate Voting Shares are entitled to 40 votes in respect of each Proportionate Voting Share held.

As long as any Proportionate Voting Shares remain outstanding, the Company may not, without the consent of the holders of the Proportionate Voting Shares and Multiple Voting Shares by separate special resolution, alter or amend its Articles if the result would be to prejudice or interfere with any right or special right attached to the Proportionate Voting Shares. Consent of the holders of a majority of the outstanding Proportionate Voting Shares and Multiple Voting Shares is required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Proportionate Voting Shares. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Proportionate Voting Shares has one vote in respect of each Proportionate Voting Share held.

Holders of Proportionate Voting Shares are entitled to receive, as and when declared by the Board, dividends in cash or property of the Company. No dividend may be declared on the Proportionate Voting Shares unless the Company simultaneously declares dividends on the Subordinate Voting Shares in an amount equal to the dividend declared per Proportionate Voting Shares divided by 40, and on the Multiple Voting Shares in an amount equal to the dividend declared per Proportionate Voting Share divided by 40.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Proportionate Voting Shares are entitled to participate pari passu with the holders of Subordinate Voting Shares and Multiple Voting Shares in an amount equal to the amount of such distribution per Subordinate Voting Share and Multiple Voting Share, multiplied by 40.

Holders of Proportionate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or other securities of the Company.

There may be no subdivision or consolidation of the Proportionate Voting Shares unless, simultaneously, the Subordinate Voting Shares and Multiple Voting Shares are subdivided or consolidated using the same divisor or multiplier.

Each Proportionate Voting Share is convertible, at the option of the holder thereof, into 40 Subordinate Voting Shares. The ability to convert the Proportionate Voting Shares and Multiple Voting Shares is subject to a restriction that, unless the Board determines otherwise, the aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the U.S. Exchange Act, may not exceed forty percent (40%) of the aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares issued and outstanding after giving effect to such conversions.

Multiple Voting Shares

Holders of Multiple Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote.

Multiple Voting Shares provide voting control of the Company to Mr. Murphy. As long as any Multiple Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, alter or amend its Articles if the result would be to prejudice or interfere with any right or special right attached to the Multiple Voting Shares, or affect the rights or special rights of the holders of Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares on a per share basis as provided in the Articles. Consent of the holders of a majority of the outstanding Multiple Voting Shares is required for any action that authorizes or creates shares of any class or series having preferences superior to or on a parity with the Multiple Voting Shares. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Multiple Voting Shares has one vote in respect of each Multiple Voting Share held.

Holders of Multiple Voting Shares are entitled to receive, as and when declared by the Board, dividends in cash or property of the Company. No dividend may be declared on the Multiple Voting Shares unless the Company simultaneously declares dividends: (i) on the Subordinate Voting Shares, in an amount equal to the dividend declared per Multiple Voting Share; and (ii) on the Proportionate Voting Shares, in an amount equal to the dividend declared per Multiple Voting Share, multiplied by 40.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares are entitled to participate pari passu with the holders of Proportionate Voting Shares and Subordinate Voting Shares, in an amount equal to: (i) the amount of such distribution per Proportionate Voting Share, divided by 40; and (ii) the amount of such distribution per Subordinate Voting Share.

Holders of Multiple Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, bonds, debentures or other securities of the Company.

No Multiple Voting Share may be transferred by the holder thereof without the prior written consent of the Board.

There may be no subdivision or consolidation of the Multiple Voting Shares unless, simultaneously, the Subordinate Voting Shares and Proportionate Voting Shares are subdivided or consolidated utilizing the same divisor or multiplier.

Each Multiple Voting Share is convertible, at the option of the holder, into one Subordinate Voting Share. Each Multiple Voting Share will automatically convert, without any action on the part of the holder thereof, into Subordinate Voting Shares on the basis of one Subordinate Voting Share for one Multiple Voting Share upon the earliest of the date that (i) the aggregate number of Multiple Voting Shares held by the holder of Multiple Voting Shares together with its affiliates are reduced to a number which is less than fifty per cent (50%) of the aggregate number of Multiple Voting Shares held by such holder together with its affiliates on the date of completion of the Transaction, (ii) the aggregate number of High Street Units held by the holder of Multiple Voting Shares together with its affiliates are reduced to a number which is less than fifty per cent (50%) of the aggregate number of High Street Units held by such holder together with its affiliates on the date of completion of the Transaction, and (iii) is five (5) years following completion of the Transaction.

Coattail Provisions

In the event that an offer is made to purchase Proportionate Voting Shares, and such offer is:

(a)

required, pursuant to applicable securities legislation, or the rules of any stock exchange on which: (i) the Proportionate Voting Shares; or (ii) the Subordinate Voting Shares which may be obtained upon conversion of the Proportionate Voting Shares; may then be listed, to be made to all or substantially all of the holders of Proportionate Voting Shares in a province or territory of Canada to which the requirement applies (an “Offer”); and

(b)	not made to the holders of Subordinate Voting Shares for consideration per Subordinate Voting Share equal to 0.025 of the consideration offered per Proportionate Voting Share;

each Subordinate Voting Share shall become convertible at the option of the holder into Proportionate Voting Shares on the basis of 40 Subordinate Voting Shares for one Proportionate Voting Share, at any time while the Offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to the Offer (the “Subordinate Voting Share Conversion Right”). Fractions of Proportionate Voting Shares may be issued in respect of any amount of Subordinate Voting Shares in respect of which the Subordinate Voting Share Conversion Right is exercised which is less than 40.

The Subordinate Voting Share Conversion Right may only be exercised for the purpose of depositing the Proportionate Voting Shares acquired upon conversion under such Offer. If the Subordinate Voting Share Conversion Right is exercised, the Company will procure that the transfer agent for the Subordinate Voting Shares shall deposit under such Offer the Proportionate Voting Shares acquired upon conversion, on behalf of the holder. If the holder withdraws such Proportionate Voting Shares from deposit under the Offer, or the Offer is abandoned, withdrawn or terminated by the offeror, or the Offer expires without the offeror taking up and paying for the Proportionate Voting Shares, then the Proportionate Voting Shares acquired upon conversion shall automatically reconvert to Subordinate Voting Shares on the basis of 40 Subordinate Voting Shares for one Proportionate Voting Share, without further action on the part of the holder.

Coattail Agreement

The Company, Odyssey Trust Company, as trustee for the benefit of the holders of Subordinate Voting Shares (in such capacity, the “Trustee”), Mr. Murphy and Murphy Capital, LLC (together, the “MVS Shareholders”) have entered into a coattail agreement dated November 14, 2018 (the “Coattail Agreement”) under which the MVS Shareholders, as the only holders of Multiple Voting Shares, and holders of High Street Units, are prohibited from selling, directly or indirectly, any Multiple Voting Shares or High Street Units pursuant to a takeover bid, if applicable securities legislation would have required the same offer to be made to holders of Subordinate Voting Shares (“SVS Shareholders”) had the sale been a sale of Subordinate Voting Shares rather than Multiple Voting Shares or High Street Units. The prohibition does not apply if a concurrent offer is made to purchase Subordinate Voting Shares if: (i) the price per Subordinate Voting Share under such concurrent offer is at least as high as the price to be paid for the Multiple Voting Shares or High Street Units, assuming their conversion to Subordinate Voting Shares; (ii) the percentage of Subordinate Voting Shares to be taken up under such concurrent offer is at least as high as the percentage of Multiple Voting Shares or High Street Units to be sold; (iii) such concurrent offer is unconditional, other than the right not to take up and pay for any Subordinate Voting Shares tendered if no Multiple Voting Shares or High Street Units are purchased; and (iv) such concurrent offer is in all other material respects identical to the offer for Multiple Voting Shares or High Street Units. The Coattail Agreement does not apply to prevent the sale or transfer of High Street Units to Mr. Murphy and members of his immediate family, or a person or company controlled by Mr. Murphy or a member of his immediate family. If SVS Shareholders representing not less than 10% of the then outstanding Subordinate Voting Shares determine that the MVS Shareholders or the Company have breached or intend to breach any provision of the Coattail Agreement, they may by written requisition require the Trustee to take such action as is specified in the requisition in connection with the breach or intended breach, and the Trustee is to forthwith take such action or any other action it considers necessary to enforce its rights under the Coattail Agreement on behalf of the SVS Shareholders. The obligation of the Trustee to take such action on behalf of the SVS Shareholders is conditional upon the provision to the Trustee of such funds and indemnity as it may reasonably require in respect of any costs or expenses it may incur in connection with such action. SVS Shareholders may not institute any action or proceeding, or exercise any other remedy to enforce rights under the Coattail Agreement unless they have submitted such a requisition, and provided such funds and indemnity, to the Trustee, and the Trustee shall have failed to act within 30 days of receipt thereof.

Restricted Securities Disclosure

The Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian provincial securities laws, in that the Multiple Voting Shares and the Proportionate Voting Shares each carry a greater number of votes per share than the Subordinate Voting Shares. The Share Reorganization constituted a “restricted security reorganization” within the meaning of such term under applicable Canadian provincial securities laws. The Company has complied with the requirements of Part 12 of National Instrument 41-101 – General Prospectus Requirements (“NI 41-101”) in order to be able to file a prospectus under which the Subordinate Voting Shares or securities that are, directly or indirectly, convertible into, or exercisable or exchangeable for, the Subordinate Voting Shares are distributed, as the Company received the requisite prior majority approval of shareholders of the Company, at the annual and special meeting of shareholders held on November 6, 2018, in accordance with applicable law, including Section 12.3 of NI 41-101, for the Share Reorganization.

THE ARRANGEMENT

About Canopy Growth

Canopy Growth was incorporated pursuant to the provisions of the Canada Business Corporations Act (“CBCA”) on August 5, 2009 under the name “LW Capital Pool Inc.” Canopy Growth changed its name to Tweed Marijuana Inc. on March 26, 2014 and later to “Canopy Growth Corporation” on September 17, 2015.

Canopy Growth was Canada’s first publicly traded medical cannabis company. Canopy Growth was an early mover in the Canadian medical cannabis market and is a world-leading diversified cannabis, hemp and cannabis device company, offering distinct brands and curated cannabis varieties in dried, oil and Softgel capsule forms, as well as medical devices. Canopy Growth has operations in over a dozen countries across five continents.

Canopy Growth’s head and registered office is located at 1 Hershey Drive, Smiths Falls, Ontario K7A 0A8. Additional information about Canopy Growth, including in its Annual Information Form dated June 27, 2018, is available under Canopy Growth’s SEDAR profile at www.sedar.com.

Background to the Arrangement

The provisions of the Arrangement Agreement are the result of arm’s length negotiations conducted between representatives of the Board and the board of directors of Canopy Growth and their respective advisors. Following a period of intensive negotiations between the parties, and the receipt of legal and financial advice and fairness opinions (the “Fairness Opinions”) from Canaccord and INFOR Financial Inc. (“INFOR Financial”) in favour of the Board and a special committee of independent directors of the Company (the “Special Committee”), respectively, each of which provided that, based upon and subject to the assumptions made, limitations considered and qualifications set forth in such opinion and such other factors as considered relevant, the consideration to be received under the Arrangement by the shareholders of the Company is fair, from a financial point of view, to the shareholders of the Company on April 17, 2019 (other than Canopy Growth and/or its affiliates). The Board, on the unanimous recommendation of the Special Committee, approved the Arrangement and the entering into of the Arrangement Agreement.

The Arrangement Agreement

On April 18, 2019, the Company entered into the Original Arrangement Agreement with Canopy Growth, which was subsequently amended by the Arrangement Agreement Amendment dated May 15, 2019. The Arrangement was carried out by way of a court-approved plan of arrangement under the provisions of the BCBCA.

The Court issued an interim order on May 17, 2019 and a final order on June 21, 2019 approving the Arrangement. At a special meeting of the Company’s shareholders held on June 19, 2019, the Company’s shareholders approved the Arrangement. In addition, at a special meeting of Canopy Growth’s shareholders held on June 19, 2019, Canopy Growth’s shareholders approved various resolutions in connection with the Arrangement, including the issuances of the Canopy Growth Shares upon completion of the Acquisition. Upon implementation of the Arrangement on June 27, 2019, Acreage Holders received the Aggregate Option Premium. In connection with the implementation of the Arrangement, the Company filed the records and information required to be provided under Section 292(a) of the BCBCA (the “Arrangement Filings”) in order to give effect to certain amendments to the Company Share provisions which provided Canopy Growth with the Canopy Growth Call Option (the date on which such Arrangement Filings were filed being referred to as the “Initial Effective Date”).

Pursuant to the terms of the Arrangement Agreement, all Subordinate Voting Shares which may be acquired by holders of Proportionate Voting Shares, holders of Multiple Voting Shares, holders of High Street Units (the “Acreage Unit Holders”) (other than Acreage Holdings and the USCo2 Holders) on conversion or exchange thereof, were also entitled to the Aggregate Option Premium.

Upon implementation of the Arrangement, the Articles of the Company were amended to provide Canopy Growth with the Canopy Growth Call Option to acquire all of the issued and outstanding Company Shares in exchange for the payment of Canopy Growth Shares (or, upon a change of control of Canopy Growth prior to completion of the Acquisition, such other securities comprising the number of shares or other securities or property (including cash) that such holder would have been entitled to receive on such change of control) (each, a “Consideration Share”) based on the Exchange Ratio, subject to adjustment in accordance with the Arrangement Agreement.

The Canopy Growth Shares currently trade on the Toronto Stock Exchange (the “TSX”) under the symbol “WEED” and the New York Stock Exchange (the “NYSE”) under the symbol “CGC”. Canopy Growth has applied to the TSX and NYSE, as applicable, (a) to list the Consideration Shares; and (b) to list the Canopy Growth Shares issuable upon (i) the exercise of the compensation options, stock options and restricted share units to acquire Canopy Growth Shares to be granted by Canopy Growth in accordance with the Plan of Arrangement in exchange for compensation options, stock options and restricted share units of Acreage, respectively and (ii) exchange or redemption, as applicable, of the High Street Units and USCo2 shares, with effect promptly following completion of the Acquisition. As of the date of this Prospectus, Canopy Growth has received conditional approval of the TSX for the listing of the Canopy Growth Shares as set forth above.

On completion of the Acquisition, Acreage Unit Holders will have the right to convert their High Street Units, and USCo2 Holders will have the right to convert their shares, into Canopy Growth Shares based on the Exchange Ratio. Commencing three years following the closing of the Acquisition, Canopy Growth will have the option to acquire all of the outstanding High Street Units and shares of USCo2 not owned by Acreage Holdings based on the Exchange Ratio. If the Triggering Event does not occur or is not waived within 90 months from the effective date of the Arrangement (the “Acquisition Expiry Date”), the Canopy Growth Call Option and the Arrangement Agreement will terminate. The Acquisition is required to be closed within 90 days of the Triggering Event, subject to the satisfaction of the conditions of closing thereof. The Acquisition is subject to, among other things, as applicable, approval from the TSX, the NYSE and certain other regulatory approvals and closing conditions.

As a condition to the implementation of the Arrangement, on the Initial Effective Date, Canopy Growth and Acreage Holdings, among others, entered into a license agreement (the “License Agreement”) under which Canopy Growth licensed certain of its trademarks and other intellectual property to Acreage Holdings.

Full particulars regarding the terms and conditions of the Arrangement are set out in the Arrangement Agreement and the May 2019 Management Information Circular available under the Company’s SEDAR profile at www.sedar.com.

Tax Receivable Agreement

In connection with the Transaction, USCo entered into a tax receivables agreement (the “Tax Receivable Agreement”) with, among others, Kevin Murphy, Chief Executive Officer and President of the Company, George Allen, former President of the Company, Glen Leibowitz, Chief Financial Officer of the Company, James Doherty, General Counsel of the Company, Robert Daino, Chief Operating Officer of the Company and Harris Damashek, former Chief Marketing Officer of the Company (the “Tax Receivable Recipients”), each of whom owns High Street Units. The Company expects to obtain an increase in its share of the tax basis of the assets of High Street when an Acreage Unit Holder receives cash or Subordinate Voting Shares in connection with a redemption or exchange of such Acreage Unit Holder’s High Street Units. The Tax Receivable Agreement generally provides for the payment by USCo to such Acreage Unit Holders of 65% of the amount of net tax benefits, if any, realized (or deemed realized) by USCo attributable to such member under the terms of the Tax Receivable Agreement and applicable law following the acquisition of such Acreage Unit Holder’s High Street Units. An additional 20% of such net tax benefits are available for payment to the Tax Receivable Recipients under a tax receivable bonus plan. Kevin Murphy waived his rights to 30.77% of the aggregate tax benefit payments to which he may otherwise be entitled to receive under the Tax Receivable Agreement for the benefit of a second tax receivable bonus plan. Participants of the second tax receivable bonus plan include, among others, Glen Leibowitz, James Doherty, Robert Daino, Harris Damashek and Tyson Macdonald. The amount available under the second tax receivable bonus plan will be equal to Tax Receivable Agreement payments waived by Kevin Murphy. Kevin Murphy, as the administrator of each of the tax receivable bonus plans, has the right to determine the amount each participant receives under the plans.

Lockup and Incentive Agreements

Pursuant to the Arrangement Agreement, as a condition to the implementation of the Arrangement, each of Kevin Murphy, Glen Leibowitz, Robert Daino, James Doherty and Tyson Macdonald (collectively, the “Key Individuals”) entered into an agreement (a “Lockup and Incentive Agreement”) with the Company and Canopy Growth pursuant to which: (i) 981,836 Restricted Stock Units (“RSUs”) were awarded to each Key Individual under the Company’s omnibus incentive plan, each of which entitles the Key Individual to receive one Subordinate Voting Share upon vesting, subject to receipt of any approval from Acreage Holdings shareholders required under applicable securities laws, and will be exchanged for an RSU of Canopy Growth (a “Replacement RSU”) on the basis of the Exchange Ratio following completion of the Acquisition; (ii) each Key Individual agreed not to sell or otherwise transfer in any manner two thirds of the securities of Acreage Holdings (including RSUs, and securities which may be converted or exchanged for Acreage Holdings securities) which he owns or has control or direction over, and over which he may acquire ownership or control or direction (together, the “Locked Up Securities”); and (iii) each Key Individual is entitled to a one-year severance payment if his employment is terminated without cause following the Acquisition. The Locked Up Securities will be released from the Lockup and Incentive Agreements according to a schedule set forth therein.

As a result of the “collateral benefits” (as defined in Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”) to be received by them pursuant to the Tax Receivable Agreement and the Lockup and Incentive Agreements, certain “interested parties” (as defined in MI 61-101) in the Arrangement were precluded from voting on the Arrangement for purposes of the “majority of minority” approval required by MI 61-101. Details in respect of all “interested parties” are provided in the May 2019 Management Information Circular available under the Company’s SEDAR profile at www.sedar.com.

Incentive Plan Participant Make-Whole Grant

The Company intends to grant an aggregate of 1,777,842 RSUs to holders of unvested options of the Company, unvested RSUs and unvested profit interests in August 2019. The proposed share-based incentive compensation grant (the “Make-Whole Grant”) is intended to provide a retention inducement to such holders, in their respective capacities as directors, officers, employees and consultants, of the Company and/or its Subsidiaries and affiliates, and to provide such persons with consideration commensurate in value to the pro rata share of the Aggregate Option Premium that each such person would have received had their unvested share-based incentive compensation vested and been exercised (as applicable) as of the Initial Effective Date. The Company anticipates granting the Make-Whole Grant since the Board has not elected to accelerate the vesting of the relevant unvested securities in connection with the Arrangement as would often be done in connection with a change of control transaction where a cash consideration component was being paid. As a result, the Make-Whole Grant is designed to ensure that the holders of the unvested compensation securities are not disadvantaged under the Arrangement. The vesting terms of the securities issued pursuant to each such recipient’s Make-Whole Grant will reflect each such person’s then current share-based incentive compensation vesting schedule. The proposed Make-Whole Grant is not conditional on any recipient supporting the Arrangement in any manner.

CONSOLIDATED CAPITALIZATION

Since March 31, 2019, the date of the Company’s most recently filed consolidated financial statements, there have been no material changes to the Company’s share and loan capitalization on a consolidated basis, other than the issuance of an aggregate of (i) 12,187,159 Subordinate Voting Shares on conversion of 304,678.99 Proportionate Voting Shares, (ii) 82,000 Subordinate Voting Shares related to an employment matter, (iii) 326,444 Subordinate Voting Shares in respect of employee compensation, (iv) 1,800,064 Subordinate Voting Shares on conversion of 327,822 USCo2 Class B Shares and 1,472,242 High Street Units, (v) 101,389 Subordinate Voting Shares previously reserved for issuance, (vi) 469,090 Subordinate Voting Shares to settle certain professional fees and (vii) the issuances relating to High Street Acquisitions. See “Description of the Business - High Street Acquisitions”.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement.

Subordinate Voting Shares

For a brief summary of the material attributes of the Subordinate Voting Shares, see “Description of the Share Capital of the Company - Subordinate Voting Shares”. Subordinate Voting Shares may be sold separately or together with separately or together with other Securities, as the case may be.

Any Subordinate Voting Shares issued pursuant to a Prospectus Supplement will be subject in all respects to the Canopy Growth Call Option to acquire such Subordinate Voting Shares.

Debt Securities

As of the date of this Prospectus, the Company has no Debt Securities outstanding. The Company may issue Debt Securities, separately or together, with Subordinate Voting Shares, Warrants, Subscription Receipts or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

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the specific designation of the Debt Securities; any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•

the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

•	the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

•

the extent and manner, if any, to which payment on or in respect of the Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

•	whether the Securities will be secured or unsecured;

•

whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

•	whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

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the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000 integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than $5,000;

•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

•	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Subordinate Voting Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Subordinate Voting Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Subordinate Voting Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

Warrants

The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Warrants as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Warrants, and the extent to which the general terms and provisions described below may apply to such Warrants will be described in the applicable Prospectus Supplement.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable including any “early termination” provisions;

•	the designation, number and terms of any Securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

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whether such Warrants are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	certain material Canadian tax consequences of owning the Warrants; and

•	any other material terms and conditions of the Warrants.

Subscription Receipts

The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement. Subscription Receipts may be offered separately or together with other Securities, as the case may be.

The Subscription Receipts may be issued under a subscription receipt agreement. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of the subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):

•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered;

•	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

•	the dates or periods during which the Subscription Receipts are convertible into other Securities;

•	the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

•	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

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whether such Subscription Receipts are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	certain material Canadian tax consequences of owning the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

Units

The following is a brief summary of certain general terms and provisions of the Units that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Units as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Units, and the extent to which the general terms and provisions described below may apply to such Units will be described in the applicable Prospectus Supplement. Units may be offered separately or together with other Securities, as the case may be.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

•	the number of Units;

•	the price at which the Units will be offered;

•	the designation, number and terms of the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

•	the date on and after which the Securities comprising the Units will be separately transferable;

•	whether the Securities comprising the Units will be listed on any securities exchange;

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whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

•	certain material Canadian tax consequences of owning the Units; and

•	any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

The Company may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by the Company from time to time. The Company may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. A description of such pricing will be disclosed in the applicable Prospectus Supplement. The Company may offer Securities in the same offering, or may offer Securities in separate offerings, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions, including sales made directly on a national securities exchange in the United States, as applicable.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (iv) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (v) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

The Securities may also be sold: (i) directly by the Company at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

The Company may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian and U.S. securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Each class or series of Subscription Receipts, Debt Securities, Warrants and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Warrants, Subscription Receipts or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to sell the Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Debt Securities, Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Debt Securities, Warrants, Subscription Receipts or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Debt Securities, Warrants, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Debt Securities, Warrants, Subscription Receipts or Units.

In connection with any offering of Securities, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

PRIOR SALES

Information in respect of prior sales of the Subordinate Voting Shares or other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into Subordinate Voting Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of the Subordinate Voting Shares or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Subordinate Voting Shares are currently listed on the CSE under the trading symbol “ACRG.U”, quoted on the OTCQX under the trading symbol “ACRGF”, and traded on the FRA under the trading symbol “0VZ”. The trading prices and volumes of the Subordinate Voting Shares will be provided, as required, in each Prospectus Supplement.

DIVIDENDS

Acreage Holdings has never paid any dividends on its Subordinate Voting Shares. The Arrangement Agreement includes a general covenant by the Company in favour of Canopy Growth that, from the date that the Company announced the entering into of the Arrangement Agreement (the “Announcement Date”) until the earlier of the closing of the Acquisition (the “Acquisition Effective Date”) and the time that the Arrangement Agreement is terminated in accordance with its terms (the “Acquisition Interim Period”), it will not, and will not permit any of its Subsidiaries to declare, set aside or pay any dividend or other distribution of any kind or nature in respect of any securities, other than as set out in the Arrangement Agreement. While Acreage Holdings is not otherwise restricted from paying dividends unless it is unable to pay its debts as they become due in the ordinary course under the BCBCA, Acreage Holdings does not intend to pay dividends on any of its Subordinate Voting Shares in the foreseeable future.

Notwithstanding the foregoing, certain members of High Street are entitled to payments of certain tax benefits pursuant to the Tax Receivable Agreement and the tax receivable bonus plans. See “The Arrangement - Tax Receivable Agreement”.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor of acquiring, owning and disposing of any of the Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended), including, to the extent applicable, any such consequences relating to the Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

Before deciding to invest in any Securities, prospective investors in the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities, including those risks identified and discussed under the heading “Risk Factors” in the Annual Information Form, which is incorporated by reference herein. See “Documents Incorporated by Reference”.

Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. Some of the risk factors described herein and in the documents incorporated by reference herein, including the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, the Company’s business, prospects, financial condition, results of operations and cash flows, and the investor’s investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which the Company is currently unaware or that are unknown or that the Company currently deems to be immaterial could have a material adverse effect on the business, financial condition and results of operation of the Company. The Company cannot assure an investor that it will successfully address any or all of these risks.

Prospective investors should carefully consider the risks below and in the Annual Information Form and the other information elsewhere in this Prospectus and the applicable Prospectus Supplement and consult with their professional advisors to assess any investment in the Securities.

Risks Related to the Securities

Return on Securities is not Guaranteed

There is no guarantee that the Securities will earn any positive return in the short term or long term. A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Discretion in the Use of Proceeds

Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve the Company’s results of operations or enhance the value of the Subordinate Voting Shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price of the securities of the Company issued and outstanding from time to time to decline.

Dilution

The Company may sell additional Subordinate Voting Shares or other Securities that are convertible or exchangeable into Subordinate Voting Shares in subsequent offerings or may issue additional Subordinate Voting Shares or other Securities to finance future acquisitions. The Company cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Subordinate Voting Shares. Sales or issuances of substantial numbers of Subordinate Voting Shares or other Securities that are convertible or exchangeable into Subordinate Voting Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Subordinate Voting Shares. With any additional sale or issuance of Subordinate Voting Shares or other Securities that are convertible or exchangeable into Subordinate Voting Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company’s stock options or other convertible securities convert or exercise their securities and sell the Subordinate Voting Shares they receive, the trading price of the Subordinate Voting Shares on one or more of the CSE, OTCQX or FRA may decrease due to the additional amount of Subordinate Voting Shares available in the market.

Volatile Market Price of the Subordinate Voting Shares

The market price of the Subordinate Voting Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control. This volatility may affect the ability of holders of Subordinate Voting Shares to sell their securities at an advantageous price. Market price fluctuations in the Subordinate Voting Shares may be due to the Company’s operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by the Company or its competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Subordinate Voting Shares.

Financial markets historically at times have experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Subordinate Voting Shares may decline even if the Company’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company’s operations could be adversely impacted and the trading price of the Subordinate Voting Shares may be materially adversely affected.

Settlement by Securityholders Resident in the United States

Given the heightened risk profile associated with cannabis in the United States, capital markets participants may be unwilling to assist with the settlement of trades for U.S. resident securityholders of companies with operations in the United States cannabis industry which may prohibit or significantly impair the ability of securityholders in the United States to trade the Securities or any Subordinate Voting Shares issuable upon conversion or exercise thereof. In the event residents of the United States are unable to settle trades of the Securities or any Subordinate Voting Shares issuable upon conversion or exercise thereof, this may affect the pricing of the Securities (and the Subordinate Voting Shares) in the secondary market, the transparency and availability of trading prices and the liquidity of these securities.

Liquidity

Shareholders of the Company may be unable to sell significant quantities of Subordinate Voting Shares into the public trading markets without a significant reduction in the price of their Subordinate Voting Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Subordinate Voting Shares on the trading market, and that the Company will continue to meet the listing requirements of one or more of the CSE, OTCQX or FRA or achieve listing on any other public listing exchange.

There is currently no market through which the Securities, other than the Subordinate Voting Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Debt Securities, Warrants, Subscription Receipts or Units will be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell the Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of the Securities, other than the Subordinate Voting Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Subordinate Voting Shares, will develop or, if developed, that any such market, including for the Subordinate Voting Shares, will be sustained.

Risks Related to the United States Regulatory System

The Company’s business activities, while compliant with applicable state and local U.S. law, are illegal under U.S. federal law

Cannabis is illegal under U.S. federal law. In those states in which the use of cannabis has been legalized, its use remains a violation of federal law pursuant to the CSA. The CSA classifies cannabis as a Schedule I controlled substance, and as such, medical and recreational cannabis use is illegal under U.S. federal law. Unless and until Congress amends the CSA with respect to cannabis (and the President approves such amendment), there is a risk that federal authorities may enforce current federal law. If that occurs, the Subsidiaries or other entities in which the Company may have an interest from time to time may be deemed to be producing, cultivating or dispensing cannabis and drug paraphernalia in violation of federal law, or the Company may be deemed to be facilitating the selling or distribution of cannabis and drug paraphernalia in violation of federal law with respect to the Company’s investment in the Subsidiaries. Since federal law criminalizing the use of cannabis pre-empts state laws that legalize its use, enforcement of federal law regarding cannabis is a significant risk, and would greatly harm the Company’s business, prospects, results of operation, and financial condition.

The activities of the Subsidiaries are, and will continue to be, subject to evolving regulation by governmental authorities. The Subsidiaries are directly or indirectly engaged in the medical and recreational cannabis industry in the U.S. where local state law permits such activities. The legality of the production, cultivation, extraction, distribution, retail sales, transportation and use of cannabis differs among North American jurisdictions, as well as between states in the U.S. Due to the current regulatory environment in the U.S., new risks may emerge, and management may not be able to predict all such risks.

There are 33 states of the U.S., in addition to Washington D.C., Puerto Rico, the U.S. Virgin Islands, the Northern Mariana Islands and Guam, that have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. In addition, as of the date of this Prospectus, Alaska, California, Colorado, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont, Washington and Washington D.C. have legalized cannabis for recreational use.

The funding by the Company of the activities of the Subsidiaries involved in the medical and recreational cannabis industry through equity investments, loans or other forms of investment, may be illegal under the applicable federal laws of the U.S. and other applicable laws. There can be no assurances that the federal government of the U.S. or other jurisdictions will not seek to enforce the applicable laws against the Company. The consequences of such enforcement would be materially adverse to the Company and the Company’s business, including its reputation, profitability, the market price of its publicly traded shares, and could result in the forfeiture or seizure of all or substantially all of the Company’s assets.

The prior U.S. administration attempted to address the inconsistent treatment of cannabis under state and federal law in the Cole Memorandum which Deputy Attorney General James Cole sent to all U.S. Attorneys in August 2013 that outlined certain priorities for the DOJ relating to the prosecution of cannabis offenses. The Cole Memorandum held that enforcing federal cannabis laws and regulations in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, processing, distribution, sale and possession of cannabis, conduct in compliance with those laws and regulations was not a priority for the DOJ. The DOJ did not provide (and has not provided since) specific guidelines for what regulatory and enforcement systems would be deemed sufficient under the Cole Memorandum.

On January 4, 2018, U.S. Attorney General Jeff Sessions formally issued the Sessions Memorandum, which rescinded the Cole Memorandum effective upon its issuance. The Sessions Memorandum stated, in part, that current law reflects “Congress’ determination that cannabis is a dangerous drug and cannabis activity is a serious crime”, and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress and to follow well-established principles when pursuing prosecutions related to cannabis activities. There can be no assurance that the federal government will not enforce federal laws relating to cannabis in the future. Jeff Sessions resigned as U.S. Attorney General on November 7, 2018. On February 14, 2019, William Barr was confirmed as U.S. Attorney General. It is unclear what impact this development will have on U.S. federal government enforcement policy.

The uncertainty of U.S. federal enforcement practices going forward and the inconsistency between U.S. federal and state laws and regulations presents major risks for the business and operations of the Company, High Street and the Subsidiaries.

Nature of the Business Model

Since the cultivation, processing, production, distribution, and sale of cannabis for any purpose, medical, adult-use, or otherwise, remain illegal under United States federal law, it is possible that any of the Company, High Street or the Subsidiaries may be forced to cease activities. The United States federal government, through, among others, the DOJ, its sub agency the Drug Enforcement Administration (“DEA”), and the U.S. Internal Revenue Service (the “IRS”), have the right to actively investigate, audit and shut down cannabis growing facilities, processors and retailers. The U.S. federal government may also attempt to seize the property of the Company, High Street or any Subsidiary. Any action taken by the DOJ, the DEA and/or the IRS to interfere with, seize, or shut down the operations of the Company, High Street or any Subsidiary will have an adverse effect on their businesses, operating results and financial condition.

United States Regulatory Uncertainty

There is no assurance that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the U.S. federal government begins to enforce U.S. federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing state laws are repealed or curtailed, the Company’s business or operations in those states or under those laws would be materially and adversely affected. Federal actions against any individual or entity engaged in the cannabis industry or a substantial repeal of cannabis related legislation could adversely affect the Company, its business and its assets or investments.

U.S. states where medical and/or recreational cannabis is legal have or are considering special taxes or fees in the cannabis industry. It is uncertain at this time whether other states are in the process of reviewing such additional taxes and fees. The implementation of special taxes or fees could have a material adverse effect upon the businesses, results of operations and financial condition of the Company, High Street and the Subsidiaries.

The Company, High Street and the Subsidiaries are Subject to Applicable Anti-Money Laundering Laws and Regulations

The Company, High Street and the Subsidiaries are subject to a variety of laws and regulations domestically and in the U.S. that involve money laundering, financial record-keeping and proceeds of crime, including the U.S. Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the “Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended, and the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the U.S. and Canada. Further, under U.S. federal law, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be found guilty of money laundering, aiding and abetting, or conspiracy.

FinCEN issued the FinCEN Memorandum on February 14, 2014 outlining the pathways for financial institutions to bank cannabis businesses in compliance with federal enforcement priorities. The FinCEN Memorandum states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. It refers to supplementary guidance included in the Cole Memorandum.

The revocation of the Cole Memorandum has not yet affected the status of the FinCEN Memorandum, nor has the Department of the Treasury given any indication that it intends to rescind the FinCEN Memorandum itself.

Although the FinCEN Memorandum remains intact, it is unclear whether the current administration will continue to follow the guidelines of the FinCEN Memorandum. The DOJ continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state including states that have in some form legalized the sale of cannabis. Further, the conduct of the DOJ’s enforcement priorities could change for any number of reasons. A change in the DOJ’s priorities could result in the DOJ’s prosecuting banks and financial institutions for crimes that were not previously prosecuted.

If any of the operations of High Street or any of the Subsidiaries, or any proceeds thereof, any dividend distributions or any profits or revenues derived from these operations were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds from a crime under one or more of the statutes noted above. This may restrict the ability of the Company, High Street or any of the Subsidiaries to declare or pay dividends or effect other distributions.

Lack of Access to U.S. Bankruptcy Protections; Other Bankruptcy Risks

Because the use of cannabis is illegal under federal law, many courts have denied cannabis businesses bankruptcy protections, thus making it very difficult for lenders to recoup their investments in the cannabis industry in the event of a bankruptcy. If the Company, High Street or any of the Subsidiaries were to experience a bankruptcy, there is no guarantee that U.S. federal bankruptcy protections would be available, which would have a material adverse effect on the Company.

Additionally, there is no guarantee that the Company will be able to effectively enforce any interests it may have in High Street or its underlying Subsidiaries. A bankruptcy or other similar event related to an investment of the Company that precludes a party from performing its obligations under an agreement may have a material adverse effect on the Company. Further, High Street is primarily an equity investor, and should an investee entity have insufficient assets to pay its liabilities, it is likely that other liabilities of such entity will be satisfied prior to repayment of High Street’s equity. In addition, bankruptcy or other similar proceedings are often a complex and lengthy process, the outcome of which may be uncertain and could result in a material adverse effect on the Company.

United States Border Entry

Because cannabis remains illegal under United States federal law, those investing in Canadian companies with operations in the United States cannabis industry could face detention, denial of entry or lifetime bans from the United States for their business associations with United States cannabis businesses. Entry happens at the sole discretion of U.S. Customers and Border Protection (“CBP”) officers on duty, and these officers have wide latitude to ask questions to determine the admissibility of a non-US citizen or foreign national. The government of Canada has started warning travelers on its website that previous use of cannabis, or any substance prohibited by United States federal laws, could mean denial of entry to the United States. Business or financial involvement in the cannabis industry in the United States could also be reason enough for United States border guards to deny entry. On September 21, 2018, CBP released a statement outlining its current position with respect to enforcement of the laws of the United States. It stated that Canada’s legalization of cannabis will not change CBP enforcement of United States laws regarding controlled substances and because cannabis continues to be a controlled substance under United States law, working in or facilitating the proliferation of the legal cannabis industry in U.S. states where it is deemed legal may affect admissibility to the United States. On October 9, 2018, CBP released an additional statement regarding the admissibility of Canadian citizens working in the legal cannabis industry. CBP stated that a Canadian citizen working in or facilitating the proliferation of the legal cannabis industry in Canada coming into the United States for reasons unrelated to the cannabis industry will generally be admissible to the United States; however, if such person is found to be coming into the United States for reasons related to the cannabis industry, such person may be deemed inadmissible. As a result, CBP has affirmed that, employees, directors, officers, managers and investors of companies involved in business activities related to cannabis in the United States who are not United States citizens face the risk of being barred from entry into the United States for life.

Heightened Scrutiny by Canadian and U.S. Authorities

For the reasons set forth above, the business, operations and investments of the Company, High Street and the Subsidiaries in the U.S., and any future businesses, operations and investments, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada and the U.S. As a result, the Company may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Company’s ability to invest or hold interests in other entities in the U.S. or any other jurisdiction, in addition to those described herein.

On February 8, 2018, the Canadian Securities Administrators published Staff Notice 51-352 describing the Canadian Securities Administrators’ disclosure expectations for specific risks facing issuers with cannabis-related activities in the U.S. Staff Notice 51-352 confirms that a disclosure-based approach remains appropriate for issuers with U.S. cannabis-related activities. Staff Notice 51-352 includes additional disclosure expectations that apply to all issuers with U.S. cannabis-related activities, including those with direct and indirect involvement in the cultivation and distribution of cannabis, as well as issuers that provide goods and services to third parties involved in the U.S. cannabis industry.

CDS Clearing and Depository Services Inc. (“CDS”) is Canada’s central securities depository, clearing and settling trades in the Canadian equity, fixed income and money markets. On February 8, 2018, following discussions with the Canadian Securities Administrators and recognized Canadian securities exchanges, the TMX Group, which is the owner and operator of CDS, announced the signing of a Memorandum of Understanding (“MOU”) with Aequitas NEO Exchange Inc., the CSE and the Toronto Stock Exchange confirming that it relies on such exchanges to review the conduct of listed issuers. The MOU notes that securities regulation requires that the rules of each of the exchanges must not be contrary to the public interest and that the rules of each of the exchanges have been approved by the securities regulators. Pursuant to the MOU, CDS will not ban accepting deposits of or transactions for clearing and settlement of securities of issuers with cannabis-related activities in the U.S.

Even though the MOU indicated that there are no plans of banning the settlement of securities through CDS, there can be no guarantee that the settlement of securities will continue in the future. If such a ban were to be implemented, it would have a material adverse effect on the ability of holders of Subordinate Voting Shares to make and settle trades. In particular, the Subordinate Voting Shares would become highly illiquid until an alternative (if available) was implemented, and investors would have no ability to effect a trade of the Subordinate Voting Shares through the facilities of a stock exchange.

Constraints on Marketing Products

The development of the Company’s business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by government regulatory bodies. The regulatory environment in the United States limits the Company’s ability to compete for market share in a manner similar to other industries. If the Company is unable to effectively market its products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for its products, the Company’s sales and operating results could be adversely affected.

European Anti-Money Laundering Laws and Regulation

European laws, regulations and their enforcement, particularly those pertaining to anti-money laundering, relating to making and/or holding investments in cannabis-related practices or activities are in flux and vary dramatically from jurisdiction to jurisdiction across Europe (including without limitation, the United Kingdom). The enforcement of these laws and regulations and their effect on shareholders are uncertain and involve considerable risk. In the event that any of the Company’s operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations are found to be in violation of such laws or regulation, such transactions (including holding of shares in the Company) could expose any shareholder(s) in that jurisdiction to potential prosecution and/or criminal and civil sanction.

Tax Risks Related to Controlled Substances

Section 280E (“Section 280E”) of the United States Tax Code (the “Tax Code”) prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the CSA). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

Loss of Foreign Private Issuer Status

The Company is a Foreign Private Issuer as defined in Rule 405 under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and Rule 3b-4 under the U.S. Exchange Act. If, as of the last business day of the Company’s second fiscal quarter for any year, more than 50% of the Company’s outstanding voting securities (as determined under Rule 405 of the U.S. Securities Act) are directly or indirectly held of record by residents of the United States, the Company will no longer meet the definition of a Foreign Private Issuer, which may have adverse consequences on the Company’s ability to raise capital in private placements or Canadian prospectus offerings. In addition, the loss of the Company’s Foreign Private Issuer status may likely result in increased reporting requirements and increased audit, legal and administration costs. These increased costs may significantly affect the Company’s business, financial condition and results of operations.

The term ‘‘Foreign Private Issuer’’ is defined as any non-U.S. corporation, other than a foreign government, except any issuer meeting the following conditions:

(a)	more than 50 percent of the outstanding voting securities of such issuer are, directly or indirectly, held of record by residents of the United States; and

(b)	any one of the following:

(i)	the majority of the executive officers or directors are United States citizens or residents, or

(ii)	more than 50 percent of the assets of the issuer are located in the United States, or

(iii)	the business of the issuer is administered principally in the United States.

A ‘‘holder of record’’ is defined by Rule 12g5-1 under the U.S. Exchange Act. Generally speaking, the holder identified on the record of security holders is considered as the record holder.

In December 2016, the SEC issued a Compliance and Disclosure Interpretation to clarify that issuers with multiple classes of voting stock carrying different voting rights may, for the purposes of calculating compliance with this threshold, examine either (i) the combined voting power of its share classes, or (ii) the number of voting securities, in each case held of record by U.S. residents. Based on this interpretation, each issued and outstanding Proportionate Voting Share and each issued and outstanding Multiple Voting Share is counted as one voting security and each issued and outstanding Subordinate Voting Shares is counted as one voting security for the purposes of determining the 50 percent U.S. resident threshold and the Company is a ‘‘Foreign Private Issuer’.

Should the SEC’s guidance and interpretation change, it is likely the Company will lose its Foreign Private Issuer status.

Limited Trademark Protection

None of the Company, High Street or the Subsidiaries will be able to register any U.S. federal trademarks for their cannabis products. Because producing, manufacturing, processing, possessing, distributing, selling, and using cannabis is illegal under the CSA, the United States Patent and Trademark Office will not permit the registration of any trademark that identifies cannabis products. As a result, the Subsidiaries likely will be unable to protect their cannabis product trademarks beyond the geographic areas in which they conduct business. The use of its trademarks outside the states in which they operate by one or more other persons could have a material adverse effect on the value of such trademarks.

Inability to Enforce Contracts

It is a fundamental principle of law that a contract will not be enforced if it involves a violation of law or public policy. Because cannabis remains illegal at a federal level in the United States, judges in multiple states have on a number of occasions refused to enforce contracts for the repayment of money when the loan was used in connection with activities that violate United States federal law, even if there is no violation of state law. There remains doubt and uncertainty that the Company will be able to legally enforce contracts it enters into if necessary. The Company cannot be assured that it will have a remedy for breach of contract, which would have a material adverse effect on the Company.

Civil Asset Forfeiture

Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry, such as the Company, High Street and the Subsidiaries which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture.

FDA Regulation

Cannabis remains a Schedule I controlled substance under U.S. federal law. If the federal government reclassifies cannabis to a Schedule II controlled substance, it is possible that the FDA would regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including good manufacturing practices, related to the growth, cultivation, harvesting and processing of medical cannabis. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where medical-use cannabis is grown register with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, the impact would be on the cannabis industry is unknown, including what costs, requirements and possible prohibitions may be enforced. If the Subsidiaries are unable to comply with the regulations or registration as prescribed by the FDA, it may have an adverse effect on the business, operating results and financial condition of the Company, High Street and/or the Subsidiaries.

Laws and Regulations Affecting the Industry in which the Company Operates are Constantly Changing

The constant evolution of laws and regulations affecting the cannabis industry could detrimentally affect the Company. The current and proposed operations of the Subsidiaries are subject to a variety of local, state and federal medical cannabis laws and regulations relating to the manufacture, management, transportation, storage and disposal of cannabis, as well as laws and regulations relating to consumable products health and safety, the conduct of operations and the protection of the environment. These laws and regulations are broad in scope and subject to evolving interpretations, which could require the Company, High Street or the Subsidiaries to incur substantial costs associated with compliance or alter certain aspects of their business plans. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of the business plans of the Company, High Street or the Subsidiaries and result in a material adverse effect on the Company’s business, financial condition and results of operations. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect the Company’s profitability or cause it to cease operations entirely. The cannabis industry may come under the scrutiny or further scrutiny by the FDA, the SEC, the DOJ, the Financial Industry Regulatory Advisory or other federal or applicable state or nongovernmental regulatory authorities or self-regulatory organizations that supervise or regulate the production, distribution, sale or use of cannabis for medical or adult-use purposes in the United States. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding the industry may adversely affect the business and operations of the Company, including without limitation, the costs to remain compliant with applicable laws and the impairment of its business or the ability to raise capital. In addition, the Company will not be able to predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to its business. For example, see the “Risk Factors - Heightened Scrutiny by Canadian Authorities” related to CDS above.

Limitation on Ownership of Licenses

In certain states, the cannabis laws and regulations limit not only the number of cannabis licenses issued, but also the number of cannabis licenses that one person may own. For example, in Massachusetts, no person may have an ownership interest, or control over, more than three medical licenses or three adult-use licenses in any category – for example, cultivation, product manufacturing, transport or retail. Such limitations on the acquisition of ownership of additional licenses within certain states may limit the Company’s ability to grow organically or to increase its market share in such states.

Security Risks

The Company maintains robust, proprietary security protocols. The Company stores certain personally identifiable information, credit and debit card information and other confidential information of the Company’s customers on its systems and applications. The Company may experience attempts by third parties to obtain unauthorized access to the personally identifiable information, credit and debit card information and other confidential information of the Company’s customers. This information could also be otherwise exposed through human error or malfeasance. The unauthorized access or compromise of this personally identifiable information, credit and debit card information and other confidential information could have could have a material adverse impact on the business, financial condition and results of operation of the Company.

Service Providers

As a result of any adverse change to the approach in enforcement of the U.S. cannabis laws, adverse regulatory or political changes, additional scrutiny by regulatory authorities, adverse changes in the public perception in respect to the consumption of cannabis or otherwise, third-party service providers to the Company, High Street or any of the Subsidiaries could suspend or withdraw their services, which may have a material adverse effect on the business, revenues, operating results, financial condition or prospects of the Company, High Street or any of the Subsidiaries.

Ability to Access Public and Private Capital

The Company has, and will continue to have, access to equity financing from the public capital markets by virtue of its status as a reporting issuer in the provinces of Ontario and British Columbia and, following receipt of the final prospectus, in all provinces of Canada, other than Quebec, Prince Edward Island and Newfoundland and Labrador. The Company also has, and will continue to have, access to equity and debt financing from the prospectus exempt (private placement) markets in Canada and the U.S. The Company also has relationships with sources of private capital (such as funds and high net worth individuals) that could be investigated at a higher cost of capital. While the Company is not able to obtain bank financing in the U.S. or financing from other U.S. federally regulated entities, it currently has access to equity financing through the private markets in Canada and the U.S.

Notwithstanding that a majority of states have legalized medical marijuana, there has been no change in U.S. federal banking laws related to the deposit and holding of funds derived from activities related to the marijuana industry. Given that U.S. federal law provides that the production and possession of cannabis is illegal, businesses involved in the marijuana industry often have difficulty accessing the U.S. banking system and traditional financing sources. The inability to open bank accounts with certain institutions may make it difficult to operate the businesses of the Company, its subsidiaries and investee companies, and leaves their cash holdings vulnerable. The Company has banking relationships in all jurisdictions in which it operates. In addition, the Company maintains cash with various U.S. banks and credit unions with balances in excess of the Federal Deposit Insurance Corporation and National Credit Union Share Insurance Fund limits, respectively. The failure of a bank or credit union where the Company has significant deposits could result in a loss of a portion of such cash balances in excess of the insured limit, which could materially and adversely affect the Company’s business, financial condition, results of operations and the market price of the Company’s capital stock. In addition, there can be no assurance that additional financing will be available to the Company when needed or on terms that are commercially viable. The Company’s inability to raise financing to fund capital expenditures or acquisitions could limit its growth and may have a material adverse effect upon future growth and profitability.

Risks Related to Ownership

Voting Control

As a result of the Multiple Voting Shares held by Mr. Murphy, he exercises a significant majority of the voting power in respect of the outstanding Company Shares. The Subordinate Voting Shares are entitled to one vote per share, the Proportionate Voting Shares are entitled to 40 votes per share, and the Multiple Voting Shares are entitled to 3,000 votes per share. As a result, Mr. Murphy has the ability to control the outcome of all matters submitted to the Company’s shareholders for approval, including the election and removal of directors and any arrangement or sale of all or substantially all of the assets of the Company. This concentrated control could delay, defer, or prevent a change of control of the Company, arrangement or amalgamation involving the Company or sale of all or substantially all of the assets of the Company that its other shareholders support. Conversely, this concentrated control could allow Mr. Murphy, as the holder of the Multiple Voting Shares, to consummate such a transaction that the Company’s other shareholders do not support. In addition, the holder of the Multiple Voting Shares may make long-term strategic investment decisions and take risks that may not be successful and may seriously harm the Company’s business.

Unpredictability Caused by Voting Control

Although other companies have dual class or multiple voting share structures, given the unique capital structure of the Company and the concentration of voting control held by the Mr. Murphy, as the sole holder of the Multiple Voting Shares, this structure and control could result in a lower trading price for or greater fluctuations in the trading price of the Subordinate Voting Shares, or may result in adverse publicity to the Company or other adverse consequences.

The Company is a Holding Company

The Company is a holding company and essentially all of its assets are the capital stock of the Subsidiaries in each of the markets they operate in. As a result, investors in the Company will be subject to the risks attributable to the Subsidiaries. As a holding company, the Company conducts substantially all of its business through the Subsidiaries, which generate substantially all of its revenues. Consequently, the Company’s cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of the Subsidiaries and the distribution of those earnings to the Company. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of the Subsidiaries, holders of indebtedness and trade creditors will likely be entitled to payment of their claims from the assets of those Subsidiaries before the Company, which may have an adverse effect on the business, prospects, results of operation and financial condition of the Company.

Price Volatility of Publicly Traded Securities

In recent years, the securities markets in the U.S. and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that fluctuations in price of the Subordinate Voting Shares will not occur. The market price of the Subordinate Voting Shares could be subject to significant fluctuations in response to variations in quarterly and annual operating results, the results of any public announcements the Company makes, general economic conditions, and other factors. Increased levels of volatility and resulting market turmoil may adversely impact the price of the Subordinate Voting Shares.

Dividends

Holders of the Company Shares will not have a right to dividends on such shares unless declared by the Board. It is not anticipated that the Company will pay any dividends in the foreseeable future. The Arrangement Agreement includes a general covenant by the Company in favour of Canopy Growth that, during the Acquisition Interim Period, it will not, and will not permit any of its Subsidiaries to declare, set aside or pay any dividend or other distribution of any kind or nature in respect of any securities, other than as set out in the Arrangement Agreement. Dividends paid by the Company would be subject to tax and, potentially, withholdings. The declaration of dividends is at the discretion of the Board, even if the Company has sufficient funds, net of its liabilities, to pay such dividends, and the declaration of any dividend will depend on the Company’s financial results, cash requirements, future prospects and other factors deemed relevant by the Board.

Costs of Maintaining a Public Listing

As a public company, there are costs associated with legal, accounting and other expenses related to regulatory compliance. Securities legislation and the rules and policies of the CSE require listed companies to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which add to a company’s legal and financial compliance costs. The Company may also elect to devote greater resources than it otherwise would have on communication and other activities typically considered important by publicly traded companies.

Cash Flow From Operations

In the Listing Statement, the Company previously indicated that it expected to have positive cash flow from operations over the following 12 month period. Due to the rapid growth in the Company and its continued expansion, it is likely the Company’s cash flow from operations will be negative for the fiscal year ending December 31, 2019. The Company cannot guarantee it will have a positive cash flow status in the future. To the extent the Company has negative cash flow in any future period, certain of the proceeds from an offering of Securities may be used to fund such negative cash flow from operating activities.

United States Tax Classification of the Company

Although the Company is and will continue to be a British Columbia company, the Company is treated as a United States corporation for United States federal income tax purposes under section 7874 of the Tax Code and will be subject to United States federal income tax on its worldwide income. However, for Canadian tax purposes, the Company is expected, regardless of any application of section 7874 of the Tax Code, to be treated as being resident of Canada under the Income Tax Act (Canada) (the “Tax Act”). As a result, the Company will be subject to taxation both in Canada and the United States which could have a material adverse effect on its financial condition and results of operations.

It is unlikely that the Company will pay any dividends on the Subordinate Voting Shares in the foreseeable future. However, dividends received by shareholders who are residents of Canada for purposes of the Tax Act will be subject to U.S. withholding tax. Any such dividends may not qualify for a reduced rate of withholding tax under the Canada-United States tax treaty. In addition, a foreign tax credit or a deduction in respect of foreign taxes may not be available.

Dividends received by U.S. shareholders will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax. Dividends paid by the Company will be characterized as U.S. source income for purposes of the foreign tax credit rules under the Tax Code. Accordingly, U.S. shareholders generally will not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have an excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax.

Dividends received by shareholders that are neither Canadian nor U.S. shareholders will be subject to U.S. withholding tax and will also be subject to Canadian withholding tax. These dividends may not qualify for a reduced rate of U.S. withholding tax under any income tax treaty otherwise applicable to a shareholder of the Company, subject to examination of the relevant treaty. These dividends may however qualify for a reduced rate of Canadian withholding tax under any income tax treaty otherwise applicable to a shareholder of the Company, subject to examination of the relevant treaty.

Because the Subordinate Voting Shares will be treated as shares of a U.S. domestic corporation, the U.S. gift, estate and generation-skipping transfer tax rules generally apply to a non-U.S. shareholder of Subordinate Voting Shares.

The Company is treated as a U.S. domestic corporation for U.S. federal income tax purposes under section 7874 of the Tax Code. As a U.S. domestic corporation for U.S. federal income tax purposes, the taxation of the Company’s non-U.S. holders of Subordinate Voting Shares upon a disposition of Subordinate Voting Shares generally depends on whether the Company is classified as a United States real property holding corporation (a “USRPHC”) under the Tax Code. The Company believes that it is not currently, and has never been, a USRPHC. However, the Company has not sought and does not intend to seek formal confirmation of its status as a non-USRPHC from the IRS. If the Company ultimately is determined by the IRS to constitute a USRPHC, its non-U.S. holders of the Subordinate Voting Shares may be subject to U.S. federal income tax on any gain associated with the disposition of the Subordinate Voting Shares.

Risks Related to the Arrangement

Financial Projections

The Board considered, among other things, certain projections, prepared by management, with respect to each of Canopy Growth (the “Canopy Growth Projections”) and the Company (the “Acreage Projections”, together with the Canopy Growth Projections, the “Projections”). All such Projections were based on assumptions and information available at the time such projections were prepared. The Company does not know whether the assumptions made will be realized. Such information can be adversely affected by known or unknown risks and uncertainties, many of which are beyond the Company’s and Canopy Growth’s control. Further, financial forecasts of this type are based on estimates and assumptions that are inherently subject to risks and other factors such as company performance, industry performance, legal and regulatory developments, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of the Company and Canopy Growth, including the factors described in this “Risk Factors” section and under “Forward-Looking Information”, which factors and changes may impact such forecasts or the underlying assumptions. As a result of these contingencies, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than projected.

The Projections were prepared by management for internal use and to, among other things, assist the Company in evaluating the Arrangement. The Projections were not prepared with a view toward public disclosure or toward compliance with IFRS, published guidelines of applicable securities regulatory authorities or the guidelines established by the Chartered Professional Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent auditor, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Projections.

Due Diligence

While the Company conducted due diligence with respect to entering into the Arrangement Agreement with Canopy Growth, there are risks inherent in any transaction. Specifically, there could be unknown or undisclosed risks or liabilities of Canopy Growth for which the Company is not permitted to terminate the Arrangement Agreement. Any such unknown or undisclosed risks or liabilities could materially and adversely affect the Company’s financial performance and results of operations. It is currently anticipated that the Arrangement will be accretive; however, the outcome of such a transaction may be materially different, particularly given the potential time between the Initial Effective Date and the Acquisition Effective Date. The Company could encounter additional transaction and enforcement-related costs and may fail to realize all of the potential benefits from the Arrangement Agreement. Any of the foregoing risks and uncertainties could have a material adverse effect on the Company’s business, financial condition and results of operations.

Tax Deferral Treatment

Canopy Growth and the Company intend that, for U.S. federal income tax purposes, the payment of the Aggregate Option Premium to shareholders of the Company for the right of Canopy Growth to acquire Company Shares will not be includible in income upon receipt. There is no assurance that the IRS will agree with this position or that a court would not sustain any challenge of this position by the IRS in the event of litigation.

If the merger of 1208640 B.C. Ltd., a wholly-owned direct Subsidiary of Canopy Growth, and the Company (the “Merger”) in connection with the Acquisition does not qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or fails to meet the requirements of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code and the Treasury Regulations promulgated thereunder (the “Section 367 Requirements”), shareholders of the Company may be required to pay substantial U.S. federal income taxes.

Although Canopy Growth and the Company intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (and meets the Section 367 Requirements), it is possible that the IRS may assert that the Merger fails to qualify as such. If the IRS were to be successful in any such contention, or if for any other reason the Merger were to fail to qualify as a “reorganization” or fails to meet the Section 367 Requirements, each U.S. holder of Company Shares would recognize a gain or loss with respect to all such U.S. holder’s Company Shares based on the difference between (i) the amount of Aggregate Option Premium received (reduced by any Aggregate Option Premium previously included in income) plus the fair market value of the Canopy Growth Shares received and (ii) that U.S. holder’s tax basis in his Company Shares.

Special rules apply to non-U.S. holders based on their particular circumstances. There is a risk that such holders could be subjected to U.S. federal income tax under certain circumstances as a result of the plan of arrangement contemplated by the Arrangement Agreement (the “Plan of Arrangement”).

Risks Related to the Acquisition

Canopy Growth could fail to complete the Acquisition or the Acquisition may be completed on different terms

There can be no assurance that the Acquisition will be completed, or if completed, that it will be completed on the same or similar terms to those set out in the Arrangement Agreement. The completion of the Acquisition is subject to the satisfaction of a number of conditions which include, among others, (i) obtaining necessary approvals, including all regulatory approvals and all other third party consents, waivers, permits, orders and approvals that are necessary, proper or advisable to consummate the Acquisition, (ii) performance by the Company and Canopy Growth of their respective obligations and covenants in the Arrangement Agreement, and (iii) cannabis production, distribution and sale becoming legal under United States federal law, or being removed from regulation under such law. If these conditions are not fulfilled or waived or the Acquisition is not completed for any other reason, shareholders will not receive the Canopy Growth Shares to be received by such shareholders pursuant to the Plan of Arrangement. Certain of these conditions, including the occurrence of the date on which the Triggering Event occurs (the “Triggering Event Date”), are outside of the control of the Company. There can be no certainty, nor can the Company provide any assurance, that all conditions precedent will be satisfied or waived, or, if satisfied or waived, when they will be satisfied or waived and, accordingly, the Acquisition may not be completed.

In addition, if the Acquisition is not completed, the ongoing business of the Company may be adversely affected as a result of the costs (including opportunity costs) incurred in respect of pursuing the Acquisition, and the Company could experience negative reactions from the financial markets, which could cause a decrease in the market price of the Subordinate Voting Shares, particularly if the market price reflects market assumptions that the Acquisition will be completed or completed on certain terms. The Company may also experience negative reactions from its customers and employees and there could be negative impact on the Company’s ability to attract future acquisition opportunities. Failure to complete the Acquisition or a change in the terms of the Acquisition could each have a material adverse effect on the Company’s business, financial condition and results of operations.

Risks Associated with a Fixed Exchange Ratio

Shareholders of the Company will receive a fixed number of Canopy Growth Shares, subject to adjustment, upon closing of the Acquisition, rather than Canopy Growth Shares with a fixed market value. Because the number of Canopy Growth Shares to be received in respect of each Company Share under the Arrangement will not be adjusted to reflect any change in the market value of the Canopy Growth Shares between the Announcement Date and the Acquisition Effective Date, the market value of Canopy Growth Shares received upon closing of the Acquisition may vary significantly from the market value at the Announcement Date. If the market price of the Canopy Growth Shares increases or decreases, the value of the Canopy Growth Shares that shareholders will receive pursuant to the Acquisition will correspondingly increase or decrease. There can be no assurance that the market price of the Canopy Growth Shares at the Acquisition Effective Date will not be lower than the market price of such shares on the Announcement Date.

In addition, the number of Canopy Growth Shares being issued in connection with the Arrangement will not change despite decreases or increases in the market price of the Company Shares. Many of the factors that affect the market price of the Canopy Growth Shares and the Company Shares are beyond the control of Canopy Growth and the Company, respectively. These factors include, but are not limited to, changes in market perceptions of the cannabis industry, changes in the regulatory environment, adverse political developments and prevailing conditions in the capital markets.

In the event that the market value of the Canopy Growth Shares decreases subsequent to the Announcement Date and prior to the Acquisition Effective Date, this may have a negative impact on the value that shareholders of the Company will realize on the Acquisition.

Market Overhang Risk

On completion of the Acquisition, a significant number of additional Canopy Growth Shares will be issued and available for trading in the public market. The increase in the number of Canopy Growth Shares may lead to sales of such shares or the perception that such sales may occur (commonly referred to as “market overhang”), either of which may adversely affect the market for, and the market price of, the Canopy Growth Shares.

The Company will incur substantial transaction-related costs in connection with the Acquisition

The Company expects to incur a number of non-recurring transaction-related costs associated with completing the Acquisition which will be incurred whether or not the Acquisition is completed. Such costs may offset any expected cost savings and other synergies from the Acquisition. In addition, during the Acquisition Interim Period, the Company expects to incur a number of recurring transaction-related costs in connection with monitoring its ongoing compliance with the Arrangement Agreement.

During the Acquisition Interim Period, the Company is restricted from taking certain actions

The Arrangement Agreement restricts the Company from taking specified actions during the Acquisition Interim Period, including, without limiting the generality of the foregoing, incurring debt or issuing additional Company Shares beyond permitted levels, without the consent of Canopy Growth which may adversely affect the ability of the Company to execute certain business strategies. These restrictions may prevent the Company from pursuing certain business opportunities that may arise prior to the Acquisition Effective Date.

The Canopy Growth Shares to be received by shareholders as a result of the Acquisition will have different rights from the Company Shares

Following completion of the Acquisition, shareholders of the Company will no longer be shareholders of Acreage Holdings, a company governed by the BCBCA, but will instead be shareholders of Canopy Growth, a corporation governed by the CBCA. There may be important differences between the current rights of shareholders of the Company and the rights to which such shareholders will be entitled as shareholders of Canopy Growth under the CBCA and Canopy Growth’s constating documents. Shareholder rights under the CBCA are in many instances comparable to those under the BCBCA; however, there are several differences.

The Company and Canopy Growth may not integrate successfully

The Acquisition will involve the integration of companies that previously operated independently. As a result, the Acquisition will present challenges to Canopy Growth’s management, including the integration of the operations, systems and personnel, and special risks, including possible unanticipated liabilities, unanticipated costs, diversion of management’s attention and the loss of key employees. The difficulties management encounters in the transition and integration process could have an adverse effect on the revenues, level of expenses and operating results of Canopy Growth following completion of the Acquisition. If actual results are less favourable than the Company and Canopy Growth currently estimate, the business, results of operations, financial condition and liquidity of Canopy Growth could be materially adversely impacted.

The ability to realize the benefits of the Acquisition will depend in part on successfully consolidating functions and integrating operations, procedures and personnel in a timely and efficient manner, as well as on Canopy Growth’s ability to realize the anticipated growth opportunities and synergies, efficiencies and cost savings from integrating the Company’s and Canopy Growth’s businesses following completion of the Acquisition.

Operational and strategic decisions and staffing decisions have not yet been made. These decisions and the integration of the Company into Canopy Growth’s global operations will present challenges to management, including the integration of systems and personnel, and special risks, including possible unanticipated liabilities, unanticipated costs, and the loss of key employees. The performance of Canopy Growth after completion of the Acquisition could be adversely affected if Canopy Growth cannot retain key employees to assist in the integration and ongoing operations. As a result of these factors, it is possible that the cost reductions and synergies expected will not be realized.

This integration will require the dedication of substantial management effort, time and resources, which may divert Canopy Growth’s management’s focus and resources from other strategic opportunities following completion of the Acquisition and from operational matters during this process. The amount and timing of the synergies the parties hope to realize may not occur as planned. In addition, the integration process may result in the disruption of ongoing business that may adversely affect the ability of Canopy Growth to achieve the anticipated benefits of the Acquisition.

Canopy Growth may issue additional equity securities

Canopy Growth may issue equity securities to finance its activities, including in order to finance acquisitions. If Canopy Growth issues additional equity securities, whether prior to or following the Acquisition, the ownership interest of existing shareholders of the Company in Canopy Growth may be diluted and some or all of Canopy Growth’s financial measures on a per share basis could be reduced. Moreover, if the intention to issue additional equity securities becomes publicly known, Canopy Growth’s share price may be materially adversely affected.

The Acquisition will affect the rights of the Company’s shareholders

Following the completion of the Acquisition, shareholders of the Company will no longer have an interest in the Company, its assets, revenues or profits. In the event that the actual value of the Company’s assets or business as at the Acquisition Effective Date, exceeds the implied value of the Company under the Arrangement, shareholders of the Company will not be entitled to additional consideration for their Company Shares.

Adverse U.S. federal income tax consequences if the Acquisition does not qualify as a tax-deferred transaction

If the Acquisition does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code or fails to meet the Section 367 Requirements, shareholders of the Company may be required to pay substantial U.S. federal income taxes.

Although Canopy Growth and the Company intend that the Acquisition will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (and meets the Section 367 Requirements) based on applicable law in effect as of the date hereof, it is possible that the IRS may assert that the Acquisition fails to qualify as such. If the IRS were to be successful in any such contention, or if for any other reason (including a change in law) the Acquisition were to fail to qualify as a “reorganization” or fails to meet the Section 367 Requirements and as a result is a taxable transaction for U.S. federal income tax purposes, each U.S. holder that exchanges its Company Shares for Canopy Growth Shares in the Merger should recognize gain or loss in an amount equal to the difference between (i) the amount of Aggregate Option Premium received by such U.S. holder (reduced by any amount of the Aggregate Option Premium previously included in income) plus the fair market value of the Canopy Growth Shares received and (ii) such U.S. holder’s tax basis in his Company Shares.

Special rules apply to non-U.S. holders based on their particular circumstances. There is a risk that such non-U.S. holders could be subjected to U.S. federal income tax under certain circumstances as a result of the Acquisition failing to qualify as a “reorganization” within the meaning of Section 368(a) of the Code (and meet the Section 367 Requirements).

The Exchange Ratio may be decreased in certain instances

There is a fixed maximum number of Canopy Growth Shares to be issued in connection with the Acquisition. In addition, in the event that the Company issues more Company Shares than the permitted threshold under the Arrangement Agreement or if the Company or any of its Subsidiaries is required to make a payout over US$20,000,000 in order to either (i) settle, (ii) satisfy a judgment, or (iii) acquire the disputed minority non-controlling interest, in connection with the claim filed by EPMMNY LLC against certain Subsidiaries, the Exchange Ratio will be automatically reduced. Any such reduction of the Exchange Ratio will result in the Acreage Holders receiving fewer Canopy Growth Shares upon completion of the Acquisition.

Risks related to the early termination of the License Agreement

As a condition to the implementation of the Arrangement, the Company, Canopy Growth, TS Brandco Inc. and Tweed Inc. entered into the License Agreement, granting the Company access to certain award-winning brands along with other intellectual property. The License Agreement may be terminated by Canopy Growth prior to its completion of the Acquisition in certain circumstances, both with or without prior notice. In the event of early termination of the License Agreement, the Company will not receive the full anticipated benefits thereunder and may incur additional costs in order to cease its use of the intellectual property.

Canopy Growth may be acquired during the Acquisition Interim Period

In the event of any business consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction of or involving Canopy Growth, or a sale or conveyance of all or substantially all of the assets of Canopy Growth to any other body corporate, trust, partnership or other entity, but excluding, for greater certainty, any transactions involving Canopy Growth and one or more of its subsidiaries (a “Canopy Growth Change of Control”) during the Acquisition Interim Period, Acreage Holders will not be entitled to vote or exercise any dissent rights in connection with such proposed acquisition, however, all such Acreage Holders will be bound by the terms of any such acquisition if approved. Accordingly, in the event of the exercise or deemed exercise of the Canopy Growth Call Option following a successful Canopy Growth Change of Control, it is anticipated that Acreage Holders would receive securities of the entity resulting from such Canopy Growth Change of Control. The projected synergies and anticipated benefits of being acquired by Canopy Growth may not be realized if the Company is acquired in turn by a third-party purchaser or successor entity, as applicable, following a successful Canopy Growth Change of Control. The Company and such third-party purchaser or successor entity may not successfully integrate. If actual results are less favourable than the Company and Canopy Growth currently estimate, the business, results of operations, financial condition and liquidity of any such third-party purchaser or successor entity, as applicable, could be materially adversely impacted.

PROMOTERS

Mr. Murphy may be considered a promoter of the Company, as he has taken the initiative in reorganizing and financing the business of the Company pursuant to the Transaction. Other than as disclosed in this Prospectus, the Annual Information Form, the March 2019 Management Information Circular, the May 2019 Management Information Circular and the Listing Statement, there is nothing of value, including money, property, contracts, options or rights of any kind received or to be received by Mr. Murphy directly or indirectly from the Company, High Street or any Subsidiary thereof nor any assets, services or other consideration received or to be received by the Company, High Street or any Subsidiary thereof in return. Except as disclosed in the Annual Information Form, the March 2019 Management Information Circular, the May 2019 Management Information Circular and the Listing Statement, no asset has been acquired within the Company’s two most recently completed financial years or during the Company’s current financial year, or is to be acquired by the Company, High Street or any Subsidiary, from Mr. Murphy for valuable consideration.

Mr. Murphy beneficially owns, controls or directs, 168,000 Multiple Voting Shares, representing 100% of the issued and outstanding Multiple Voting Shares, 113,102.31 Proportionate Voting Shares, representing approximately 18.67% of the issued and outstanding Proportionate Voting Shares, 154,000 Subordinate Voting Shares, representing approximately 0.23% of the issued and outstanding Subordinate Voting Shares, 540,000 stock options exercisable to acquire 540,000 Subordinate Voting Shares, and 15,957,908 High Street Units, which High Street Units may be exchanged for Subordinate Voting Shares or, at the Company’s option, cash. In addition, Mr. Murphy will receive compensation in his capacity as an officer of the Company.

INTERESTS OF EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

MNP LLP is the auditor of the Company and is independent with respect to the Company in accordance with the Code of Professional Conduct of the Chartered Professional Accountants of Ontario.

Macias Gini & O’Connell LLP, the former auditor of High Street, is independent of the Company and High Street, and performed its services in accordance with the rules of professional conduct of International Auditing Standards.

Each of Canaccord and INFOR Financial are named as having prepared or certified a report, statement or opinion in the May 2019 Management Information Circular, specifically the Fairness Opinions. Except for the fees to be paid to each of Canaccord and INFOR Financial, to the knowledge of the Company, none of Canaccord, INFOR Financial their respective directors, officers, employees and partners, as applicable, or their respective associates or affiliates, beneficially owns, directly or indirectly, 1% or more of the securities of the Company or any of its associates or affiliates, has received or will receive any direct or indirect interests in the property of the Company or any of its associates or affiliates, or is expected to be elected, appointed or employed as a director, officer or employee of the Company or any associate or affiliate thereof.

Deloitte LLP have performed the audit in respect of certain Canopy Growth financial statements incorporated by reference herein. Deloitte LLP and its partners and associates, beneficially own, directly or indirectly, in their respective groups, less than 1% of any class of outstanding securities of the Company.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar of the Company is Odyssey Trust Company located at 835 - 409 Granville Street, Vancouver, British Columbia V6C 1T2.

MATERIAL CONTRACTS

The following are the material contracts of the Company, High Street, or a Subsidiary thereof, as applicable, other than contracts entered into in the ordinary course of business:

•	Definitive Agreement;

•	A&R LLC Agreement;

•	Acreage Support Agreement;

•	USCo2 Support Agreement;

•	Tax Receivable Agreement;

•	Coattail Agreement;

•	Deep Roots Agreement;

•	Arrangement Agreement; and

•	License Agreement

Copies of the above material contracts are available on the Company’s SEDAR profile at www.sedar.com.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain Canadian legal matters in connection with the offering of Securities will be passed upon on behalf of Acreage Holdings by DLA Piper (Canada) LLP. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

AVAILABLE INFORMATION

The Company has filed with the SEC a registration statement on Form F-10 under the U.S. Securities Act with respect to the securities offered hereby. This Prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the securities offered in this Prospectus, reference is made to the registration statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed and exhibits to the registration statement. Each such statement is qualified in its entirety by such reference.

The Company is subject to the informational requirements of the U.S. Exchange Act and in accordance therewith files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. The Company is exempt from the rules under Section 14 of the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Under the U.S. Exchange Act, the Company is not required to publish financial statements as frequently or as promptly as U.S. companies. Any information filed with the SEC can be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330 or by accessing its website at www.sec.gov. Some of the documents the Company files with or furnishes to the SEC are electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym “EDGAR”, and may be accessed at www.sec.gov.

AGENT FOR SERVICE OF PROCESS

John Boehner, William Weld, Kevin Murphy, Larissa Herda, Douglas Maine, William Van Faasen and Glen Leibowitz, each a director or officer of the Company residing outside of Canada, have appointed DLA Piper (Canada) LLP, Suite 2800, Park Place, 666 Burrard Street, Vancouver, British Columbia V6C 27Z, as agent for service of process.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

EXHIBIT A

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO THE COMPANY SHARES

SUBORDINATE VOTING SHARES

The Company will be authorized to issue an unlimited number of Class A subordinate voting shares (“Subordinate Voting Shares”), without nominal or par value, having attached thereto the special rights and restrictions as set forth below:

26.1	Voting

The holders of Subordinate Voting Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Each Subordinate Voting Share shall entitle the holder thereof to one vote at each such meeting.

26.2	Alteration to Rights of Subordinate Voting Shares

So long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of Subordinate Voting Shares expressed by separate special resolution, alter or amend these Articles if the result of such alteration or amendment would:

(a)	prejudice or interfere with any right or special right attached to the Subordinate Voting Shares; or

(b)	affect the rights or special rights of the holders of Subordinate Voting Shares, Proportionate Voting Shares or Multiple Voting Shares on a per share basis as provided for herein.

26.3	Purchaser Call Option

Each issued and outstanding Subordinate Voting Share shall, without any action by the holder, be subject to the terms of the Plan of Arrangement (as defined below) and the Purchaser Call Option (as defined below) granted pursuant to the Plan of Arrangement.

For the purposes of these Subordinate Voting Share rights:

(a)	“Arrangement Agreement” means the arrangement agreement made April 18, 2019 between Canopy Growth Corporation and the Company;

(b)

“Plan of Arrangement” means the plan of arrangement contemplated by the Arrangement Agreement implementing an arrangement under Section 288 of the Business Corporations Act (British Columbia) involving the Company and Canopy Growth Corporation, as such plan of arrangement may be amended from time to time in accordance with the Arrangement Agreement; and

(c)

“Purchaser Call Option” has the meaning ascribed to such term in the Plan of Arrangement containing the terms and conditions in Exhibit B to the Plan of Arrangement, a copy of which is set out in Appendix A to this Exhibit A and forms part of the rights, privileges, restrictions and conditions attached to the Subordinate Voting Shares.

26.4	Dividends

The holders of Subordinate Voting Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared thereon by the directors from time to time, provided that at any particular time in the period from the Effective Date (as defined in the Plan of Arrangement) until the earlier to occur of the Acquisition Date (as defined in the Plan of Arrangement) and the Acquisition Closing Outside Date (as defined in the Plan of Arrangement), the aggregate amount of dividends per Subordinate Voting Share declared from the Effective Date until such particular time shall not exceed the product obtained when (i) the aggregate amount of dividends, per share, declared by Canopy Growth Corporation (or any successor thereto) on its common shares from the Effective Date until such particular time, is multiplied by (ii) the Exchange Ratio (as defined in the Plan of Arrangement). The directors may declare no dividend payable in cash or property on the Subordinate Voting Shares unless the directors simultaneously declare a dividend payable in cash or property on: (i) the Proportionate Voting Shares, in an amount per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share, multiplied by 40; and (ii) the Multiple Voting Shares, in an amount per Multiple Voting Share equal to the amount of the dividend declared per Subordinate Voting Share.

26.5	Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purposes of winding up its affairs, the holders of the Subordinate Voting Shares shall be entitled to participate pari passu with the holders of Proportionate Voting Shares and Multiple Voting Shares, with the amount of such distribution per Subordinate Voting Share equal to each of: (i) the amount of such distribution per Proportionate Voting Share divided by 40; and (ii) the amount of such distribution per Multiple Voting Share.

26.6	Subdivision or Consolidation

The Subordinate Voting Shares shall not be consolidated or subdivided unless the Proportionate Voting Shares and the Multiple Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

PROPORTIONATE VOTING SHARES

The Company will be authorized to issue an unlimited number of Class B proportionate voting shares (“Proportionate Voting Shares”), without nominal or par value, having attached thereto the special rights and restrictions as set forth below:

27.1	Voting

The holders of Proportionate Voting Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Subject to Articles 27.3 and 27.4, each Proportionate Voting Share shall entitle the holder to 40 votes and each fraction of a Proportionate Voting Share shall entitle the holder to the number of votes calculated by multiplying the fraction by 40 and rounding the product down to the nearest whole number, at each such meeting.

27.2	Alteration to Rights of Proportionate Voting Shares

So long as any Proportionate Voting Shares remain outstanding, the Company will not, without the consent of the holders of Proportionate Voting Shares and Multiple Voting Shares expressed by separate special resolution alter or amend these Articles if the result of such alteration or amendment would:

(a)	prejudice or interfere with any right or special right attached to the Proportionate Voting Shares; or

(b)	affect the rights or special rights of the holders of Subordinate Voting Shares, Proportionate Voting Shares or Multiple Voting Shares on a per share basis as provided for herein.

At any meeting of holders of Proportionate Voting Shares and Multiple Voting Shares called to consider such a separate special resolution, each Proportionate Voting Share and Multiple Voting Share shall entitle the holder to one vote and each fraction of a Proportionate Voting Share or Multiple Voting Share will entitle the holder to the corresponding fraction of one vote.

27.3	Shares Superior to Proportionate Voting Shares

The Company may take no action which would authorize or create shares of any class or series having preferences superior to or on a parity with the Proportionate Voting Shares without the consent of the holders of a majority of the Proportionate Voting Shares and Multiple Voting Shares expressed by separate ordinary resolution.

At any meeting of holders of Proportionate Voting Shares and Multiple Voting Shares called to consider such a separate ordinary resolution, each Proportionate Voting Share and Multiple Voting Share will entitle the holder to one vote and each fraction of a Proportional Voting Share and Multiple Voting Share shall entitle the holder to the corresponding fraction of one vote.

27.4	Purchaser Call Option

Each issued and outstanding Proportionate Voting Share shall, without any action by the holder, be subject to the terms of the Plan of Arrangement (as defined below) and the Purchaser Call Option (as defined below) granted pursuant to the Plan of Arrangement.

For the purposes of these Proportionate Voting Share rights:

(a)	“Arrangement Agreement” means the arrangement agreement made April 18, 2019 between Canopy Growth Corporation and the Company;

(b)

“Plan of Arrangement” means the plan of arrangement contemplated by the Arrangement Agreement implementing an arrangement under Section 288 of the Business Corporations Act (British Columbia) involving the Company and Canopy Growth Corporation, as such plan of arrangement may be amended from time to time in accordance with the Arrangement Agreement; and

(c)

“Purchaser Call Option” has the meaning ascribed to such term in the Plan of Arrangement containing the terms and conditions in Exhibit B to the Plan of Arrangement, a copy of which is set out in Appendix A to this Exhibit A and forms part of the rights, privileges, restrictions and conditions attached to the Proportionate Voting Shares.

27.5	Dividends

The holders of Proportionate Voting Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared by the directors from time to time, provided that at any particular time in the period from the Effective Date (as defined in the Plan of Arrangement) until the earlier to occur of the Acquisition Date (as defined in the Plan of Arrangement) and the Acquisition Closing Outside Date (as defined in the Plan of Arrangement), the aggregate amount of dividends per Proportionate Voting Share declared from the Effective Date until such particular time shall not exceed the product obtained when (i) the aggregate amount of dividends, per share, declared by Canopy Growth Corporation (or any successor thereto) on its common shares from the Effective Date until such particular time, is multiplied by (ii) the PVS Exchange Ratio (as defined in the Plan of Arrangement). The directors may declare no dividend payable in cash or property on the Proportionate Voting Shares unless the directors simultaneously declare a dividend payable in cash or property on: (i) the Subordinate Voting Shares, in an amount equal to the amount of the dividend declared per Proportionate Voting Share divided by 40; and (ii) on the Multiple Voting Shares in an amount equal to the dividend declared per Proportionate Voting Share divided by 40.

Holders of fractional Proportionate Voting Shares shall be entitled to receive any dividend declared on the Proportionate Voting Shares, in an amount equal to the dividend per Proportionate Voting Share multiplied by the fraction thereof held by such holder.

27.6	Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purpose of winding up its affairs, the holders of the Proportionate Voting Shares shall be entitled to participate pari passu with the holders of Subordinate Voting Shares and Multiple Voting Shares, with the amount of such distribution per Proportionate Voting Share equal to each of: (i) the amount of such distribution per Subordinate Voting Share multiplied by 40; and (ii) the amount of such distribution per Multiple Voting Share multiplied by 40; and each fraction of a Proportionate Voting Share will be entitled to the amount calculated by multiplying the fraction by the amount payable per whole Proportionate Voting Share.

27.7	Subdivision or Consolidation

The Proportionate Voting Shares shall not be consolidated or subdivided unless the Subordinate Voting Shares and the Multiple Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

27.8	Voluntary Conversion

Subject to the Conversion Limitation set forth in this Article 27.8, holders of Proportionate Voting Shares and Multiple Voting Shares shall have the following rights of conversion (the “Share Conversion Right”):

(a)

Right to Convert Proportionate Voting Shares. Each Proportionate Voting Share shall be convertible at the option of the holder into such number of Subordinate Voting Shares as is determined by multiplying the number of Proportionate Voting Shares in respect of which the Share Conversion Right is exercised by 40. Fractions of Proportionate Voting Shares may be converted into such number of Subordinate Voting Shares as is determined by multiplying the fraction by 40.

(b)

Right to Convert Multiple Voting Shares. Each Multiple Voting Share shall be convertible at the option of the holder into such number of Subordinate Voting Shares as is determined by multiplying the number of Multiple Voting Shares in respect of which the Share Conversion Right is exercised by one. Fractions of Multiple Voting Shares may be converted into such number of Subordinated Voting Shares as is determined by multiplying the fraction by one.

(c)

Conversion Limitation. Unless already appointed, upon receipt of a Conversion Notice (as defined below), the directors (or a committee thereof) shall designate an officer of the Company who shall determine whether the Conversion Limitation set forth in this Article shall apply to the conversion referred to therein (the “Conversion Limitation Officer”).

(d)

Foreign Private Issuer Status. The Company shall use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Company shall not give effect to any voluntary conversion of Proportionate Voting Shares or Multiple Voting Shares pursuant to this Article 27.8 or otherwise, and the Share Conversion Right will not apply, to the extent that after giving effect to all permitted issuances after such conversion of Proportionate Voting Shares or Multiple Voting Shares, the aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares (calculated on the basis that each Subordinate Voting Share, Proportionate Voting Share and Multiple Voting Share is counted once, without regard to the number of votes carried by such share) held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act (“U.S. Residents”) would exceed 40% (the “40% Threshold”) of the aggregate number of Subordinate Voting Shares, Multiple Voting Shares, Proportionate Voting Shares and Multiple Voting Shares (calculated on the same basis) issued and outstanding (the “FPI Restriction”). The directors may by resolution increase the 40% Threshold to a number not to exceed 50%, and if any such resolution is adopted, all references to the 40% Threshold herein shall refer instead to the amended percentage threshold set by the directors in such resolution.

(e)

Conversion Limitation. In order to give effect to the FPI Restriction, the number of Subordinate Voting Shares issuable to a holder of Proportionate Voting Shares or Multiple Voting Shares upon exercise by such holder of the Share Conversion Right will be subject to the 40% Threshold based on the number of Proportionate Voting Shares or Multiple Voting Shares held by such holder as of the date of issuance of Proportionate Voting Shares or Multiple Voting Shares to such holder, and thereafter at the end of each of the Company’s subsequent fiscal quarters (each, a “Determination Date”), calculated as follows:

X = [A x 40% - B] x (C/D)

Where, on the Determination Date:

X = Maximum Number of Subordinate Voting Shares which may be issued upon exercise of the Share Conversion Right.

A = Aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares issued and outstanding.

B = Aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares held of record, directly or indirectly, by U.S. Residents.

C = Aggregate Number of Proportionate Voting Shares and Multiple Voting Shares held by such holder.

D = Aggregate Number of All Proportionate Voting Shares and Multiple Voting Shares.

The Conversion Limitation Officer shall determine as of each Determination Date, in his or her sole discretion acting reasonably, the aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares held of record, directly or indirectly, by U.S. Residents, the maximum number of Subordinate Voting Shares which may be issued upon exercise of the Share Conversion Right, generally in accordance with the formula set forth immediately above. Upon request by a holder of Proportionate Voting Shares or Multiple Voting Shares, the Company will provide each holder of Proportionate Voting Shares or Multiple Voting Shares with notice of such maximum number as at the most recent Determination Date, or a more recent date as may be determined by the Conversion Limitation Officer in its discretion. To the extent that issuances of Subordinate Voting Shares on exercise of the Share Conversion Right would result in the 40% Threshold being exceeded, the number of Subordinate Voting Shares to be issued will be prorated among each holder of Proportionate Voting Shares or Multiple Voting Shares exercising the Share Conversion Right.

Notwithstanding the provisions of Articles 27.8(d) and (e), the directors may by resolution waive the application of the Conversion Restriction to any exercise or exercises of the Share Conversion Right to which the Conversion Restriction would otherwise apply, or to future Conversion Restrictions generally, including with respect to a period of time.

(f)	Disputes.

(i)

Any holder of Proportionate Voting Shares or Multiple Voting Shares who beneficially owns more than 5% of the issued and outstanding Proportionate Voting Shares or Multiple Voting Shares may submit a written dispute as to the calculation of the 40% Threshold or the FPI Restriction by the Conversion Limitation Officer to the directors with the basis for the disputed calculations. The Company shall respond to the holder within five business days of receipt of the notice of such dispute with a written calculation of the 40% Threshold or the FPI Restriction, as applicable. If the holder and the Company are unable to agree upon such calculation of the 40% Threshold or the FPI Restriction, as applicable, within five business days of such response, then the Company and the holder shall, within one business day thereafter submit the disputed calculation of the 40% Threshold or the FPI Restriction to the Company’s independent auditor. The Company, at the Company’s expense, shall cause the auditor to perform the calculations in dispute and notify the Company and the holder of the results no later than five business days from the time it receives the disputed calculations. The auditor’s calculations shall be final and binding on all parties, absent demonstrable error.

(ii)

In the event of a dispute as to the number of Subordinate Voting Shares issuable to a holder of Proportionate Voting Shares or Multiple Voting Shares in connection with a voluntary conversion of Proportionate Voting Shares or Multiple Voting Shares, the Company shall issue to the holder of Proportionate Voting Shares or Multiple Voting Shares the number of Subordinate Voting Shares not in dispute, and resolve such dispute in accordance with Article 27.8(f)(i).

(g)

Mechanics of Conversion. Before any holder of Proportionate Voting Shares or Multiple Voting Shares shall be entitled to voluntarily convert Proportionate Voting Shares or Multiple Voting Shares into Subordinate Voting Shares in accordance with Articles 27.8(a) or (b), the holder shall surrender the certificate or certificates representing the Proportionate Voting Shares or Multiple Voting Shares to be converted at the head office of the Company, or the office of any transfer agent for the Proportionate Voting Shares or Multiple Voting Shares, and shall give written notice to the Company at its head office of his or her election to convert such Proportionate Voting Shares or Multiple Voting Shares and shall state therein the name or names in which the certificate or certificates representing the Subordinate Voting Shares are to be issued (a “Conversion Notice”). The Company shall (or shall cause its transfer agent to) as soon as practicable thereafter, issue to such holder or his or her nominee, a certificate or certificates or direct registration statement representing the number of Subordinate Voting Shares to which such holder is entitled upon conversion. Such conversion shall be deemed to have taken place immediately prior to the close of business on the day on which the certificate or certificates representing the Proportionate Voting Shares or Multiple Voting Shares to be converted is surrendered and the Conversion Notice is delivered, and the person or persons entitled to receive the Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the holder or holders of record of such Subordinate Voting Shares as of such date.

27.9	Mandatory Conversion

Notwithstanding anything to the contrary contained in this Article 27, the Company shall require, in accordance with the Plan of Arrangement, each holder of Proportionate Voting Shares to convert all, and not less than all, of the Proportionate Voting Shares on the Acquisition Date. Each Proportionate Voting Share shall be converted into such number of Subordinate Voting Shares as is determined by multiplying the number of Proportionate Voting Shares by 40. Fractions of Proportionate Voting Shares shall be converted into such number of Subordinate Voting Shares as is determined by multiplying the fraction by 40.

MULTIPLE VOTING SHARES

The Company will be authorized to issue 168,000 Class C multiple voting shares (“Multiple Voting Shares”), without nominal or par value, having attached thereto the special rights and restrictions as set forth below:

28.1	Voting

The holders of Multiple Voting Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Subject to Articles 28.4 and 28.5, each Multiple Voting Share shall entitle the holder to 3,000 votes and each fraction of a Multiple Voting Share shall entitle the holder to the number of votes calculated by multiplying the fraction by 3,000 and rounding the product down to the nearest whole number, at each such meeting.

28.2	Alteration to Rights of Multiple Voting Shares

So long as any Multiple Voting Shares remain outstanding, the Company will not, without the consent of the holders of Multiple Voting Shares expressed by separate special resolution alter or amend these Articles if the result of such alteration or amendment would:

(a)	prejudice or interfere with any right or special right attached to the Multiple Voting Shares; or

(b)	affect the rights or special rights of the holders of Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares on a per share basis as provided for herein.

At any meeting of holders of Multiple Voting Shares called to consider such a separate special resolution, each Multiple Voting Share shall entitle the holder to one vote and each fraction of a Multiple Voting Share will entitle the holder to the corresponding fraction of one vote.

28.3	Shares Superior to Multiple Voting Shares

The Company may take no action which would authorize or create shares of any class or series having preferences superior to or on a parity with the Multiple Voting Shares without the consent of the holders of a majority of the Multiple Voting Shares expressed by separate ordinary resolution.

At any meeting of holders of Multiple Voting Shares called to consider such a separate ordinary resolution, each Multiple Voting Share will entitle the holder to one vote and each fraction of a Multiple Voting Share shall entitle the holder to the corresponding fraction of one vote.

28.4	Purchaser Call Option

Each issued and outstanding Multiple Voting Share shall, without any action by the holder, be subject to the terms of the Plan of Arrangement (as defined below) and the Purchaser Call Option (as defined below) granted pursuant to the Plan of Arrangement.

For the purposes of these Multiple Voting Share rights:

(a)	“Arrangement Agreement” means the arrangement agreement made April 18, 2019 between Canopy Growth Corporation and the Company;

(b)

“Plan of Arrangement” means the plan of arrangement contemplated by the Arrangement Agreement implementing an arrangement under Section 288 of the Business Corporations Act (British Columbia) involving the Company and Canopy Growth Corporation, as such plan of arrangement may be amended from time to time in accordance with the Arrangement Agreement; and

(c)

“Purchaser Call Option” has the meaning ascribed to such term in the Plan of Arrangement containing the terms and conditions in Exhibit B to the Plan of Arrangement, a copy of which is set out in Appendix A to this Exhibit A and forms part of the rights, privileges, restrictions and conditions attached to the Multiple Voting Shares.

28.5	Issuance

No additional Multiple Voting Shares are issuable following the date of the Arrangement Agreement.

28.6	Dividends

The holders of Multiple Voting Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared by the directors from time to time, provided that at any particular time in the period from the Effective Date (as defined in the Plan of Arrangement) until the earlier to occur of the Acquisition Date (as defined in the Plan of Arrangement) and the Acquisition Closing Outside Date (as defined in the Plan of Arrangement), the aggregate amount of dividends per Multiple Voting Share declared from the Effective Date until such particular time shall not exceed the product obtained when (i) the aggregate amount of dividends, per share, declared by Canopy Growth Corporation (or any successor thereto) on its common shares from the Effective Date until such particular time, is multiplied by (ii) the Exchange Ratio (as defined in the Plan of Arrangement). The directors may declare no dividend payable in cash or property on the Multiple Voting Shares unless the directors simultaneously declare a dividend payable in cash or property on: (i) the Subordinate Voting Shares, in an amount equal to the amount of the dividend declared per Multiple Voting Share; and (ii) on the Proportionate Voting Shares in an amount equal to the dividend declared per Multiple Voting Share multiplied by 40.

Holders of fractional Multiple Voting Shares shall be entitled to receive any dividend declared on the Multiple Voting Shares, in an amount equal to the dividend per Multiple Voting Share multiplied by the fraction thereof held by such holder.

28.7	Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purpose of winding up its affairs, the holders of the Multiple Voting Shares shall be entitled to participate pari passu with the holders of Subordinate Voting Shares and Proportionate Voting Shares, with the amount of such distribution per Multiple Voting Share equal to each of: (i) the amount of such distribution per Subordinate Voting Share; and (ii) the amount of such distribution per Proportionate Voting Share divided by 40; and each fraction of a Multiple Voting Share will be entitled to the amount calculated by multiplying the fraction by the amount payable per whole Multiple Voting Share.

28.8	Subdivision or Consolidation

The Multiple Voting Shares shall not be consolidated or subdivided unless the Subordinate Voting Shares and the Proportionate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

28.9	Transfer of Multiple Voting Shares

No Multiple Voting Share may be sold, transferred, assigned, pledged or otherwise disposed of, other than: (i) in connection with the conversion of Multiple Voting Shares into Subordinate Voting Shares; (ii) to an immediate family member of the holder; or (iii) a transfer for purposes of estate or tax planning to a company or person that is wholly beneficially owned by the holder or immediate family members of the holder or which the holder or immediate family members of the holder are the sole beneficiaries thereof.

28.10	Mandatory Conversion

Notwithstanding anything to the contrary contained in this Article 28, the Company shall require, in accordance with the Plan of Arrangement, each holder of Multiple Voting Shares to convert all, and not less than all, of the Multiple Voting Shares on the Acquisition Date. Each Multiple Voting Share shall be converted into such number of Subordinate Voting Shares as is determined by multiplying the number of Multiple Voting Shares by one. Fractions of Multiple Voting Shares shall be converted into such number of Subordinated Voting Shares as is determined by multiplying the fraction by one.

APPENDIX A

(TO RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO THE COMPANY SHARES)

TERMS OF PURCHASER CALL OPTION

Each Purchaser Call Option shall be granted upon and shall be subject to the following terms and conditions:

Definitions

Capitalized terms used but not defined in this Appendix A shall have the meaning ascribed thereto in the Plan of Arrangement (the “Plan of Arrangement”).

Grant of Purchaser Call Option

Pursuant to Section 3.1(b) or Section 3.1(d) of the Plan of Arrangement, as applicable, and subject to the terms and conditions of the Plan of Arrangement, including Exhibit B thereto and this Appendix A, the Call Option Grantor grants to the Purchaser, on the Call Option Grant Date, an option (the “Purchaser Call Option”) to purchase all of the Company Shares held by the Call Option Grantor on the Acquisition Date immediately following the exchanges referred to in Section 3.1(h)(i) and Section 3.1(h)(iii) of the Plan of Arrangement (such Company Shares, the “Purchaser Call Option Shares”), in each case subject to the terms and conditions set out in the Plan of Arrangement, including Exhibit B thereto and this Exhibit A.

Exercise of Purchaser Call Option Prior to Triggering Event Date

The Purchaser Call Option may be exercised by the Purchaser in its sole discretion at any time prior to the Triggering Event Date and before the Purchaser Call Option Expiry Date by delivering to the Depositary (with a copy to the Company) a Purchaser Call Option Exercise Notice stating that the Purchaser is exercising the Purchaser Call Option with respect to all (but not less than all) of the Purchaser Call Option Shares and specifying the Acquisition Date on which the closing of the purchase and sale of the Purchaser Call Option Shares is to occur, subject to the Acquisition Closing Conditions being satisfied or waived.

Exercise of Purchaser Call Option Following Triggering Event Date

Upon the occurrence of the Triggering Event Date prior to the Purchaser Call Option Expiry Date, and provided the Purchaser has not previously exercised the Purchaser Call Option, the Purchaser shall exercise, and shall be deemed to have exercised, effective at 5:00 p.m. (Toronto time) on the Triggering Event Date, the Purchaser Call Option with respect to all (but not less than all) of the Purchaser Call Option Shares.

Upon the occurrence of the Triggering Event Date prior to the Purchaser Call Option Expiry Date, and provided the Purchaser has not previously exercised the Purchaser Call Option, the Purchaser shall, within two Business Days of the Triggering Event Date, deliver to the Depositary (with a copy to the Company) a Purchaser Call Option Exercise Notice stating that the Purchaser is exercising the Purchaser Call Option with respect to all (but not less than all) of the Purchaser Call Option Shares and specifying the Acquisition Date on which the closing of the purchase and sale of the Purchaser Call Option Shares is to occur, subject to the Acquisition Closing Conditions being satisfied or waived.

If the Purchaser fails to deliver a Purchaser Call Option Exercise Notice to the Depositary in accordance with the immediately preceding paragraph, the Company shall be entitled and shall be required, forthwith following such failure by the Purchaser, to deliver to the Depositary (with a copy to the Purchaser) a Triggering Event Notice specifying the Acquisition Date on which the closing of the purchase and sale of the Purchaser Call Option Shares is to occur, subject to the Acquisition Closing Conditions being satisfied or waived.

Issuance of Company Shares Following Exercise or Deemed Exercise of Option

Where a Purchaser Call Option is granted or deemed to be granted pursuant to Section 3.1(d) of the Plan of Arrangement at any time following the exercise or deemed exercise of the Purchaser Call Option, the Purchaser shall exercise, and shall be deemed to have exercised, such Purchaser Call Option effective immediately following the grant or deemed grant of such Purchaser Call Option pursuant to Section 3.1(d) of the Plan of Arrangement.

Expiry of Purchaser Call Option

If the Purchaser Call Option has not been exercised or deemed to have been exercised prior to the Purchaser Call Option Expiry Date, the Purchaser Call Option shall expire and terminate effective as of the Purchaser Call Option Expiry Date and thereafter shall be of no further force or effect.

Notwithstanding anything to the contrary contained herein, if the Purchaser Call Option is exercised or deemed to be exercised prior to the Purchaser Call Option Expiry Date but the closing of the Acquisition has not occurred by the Acquisition Closing Outside Date, the Purchaser Call Option shall expire and terminate effective as of the Acquisition Closing Outside Date and thereafter shall be of no further force or effect.

Effect of Exercise or Deemed Exercise of Purchaser Call Option

Upon the exercise or deemed exercise of the Purchaser Call Option, the Purchaser shall be required to purchase from each Call Option Grantor, and each Call Option Grantor shall be required to sell to the Purchaser, on the Acquisition Date, the Company Subordinate Voting Shares held by such Call Option Grantor immediately following the exchange referred to in Section 3.1(h)(iii) of the Plan of Arrangement, in consideration for the payment by the Purchaser to such Call Option Grantor of the Purchaser Share Consideration (or, in the event a Purchaser Change of Control shall have occurred prior to the Acquisition Date, the Per Share Consideration) for each Company Subordinate Voting Share acquired from such Call Option Grantor, all in accordance with this Exhibit B and the Plan of Arrangement.

Purchase and Sale of Purchaser Call Option Shares Following Exercise of Purchaser Call Option

The closing of the purchase and sale of Purchaser Call Option Shares following the exercise or deemed exercise by the Purchaser of the Purchaser Call Option shall occur on the Acquisition Date as follows:

1)

Following the exchange referred to in Section 3.1(h)(iii) of the Plan of Arrangement, Company Canadian Shareholders shall exchange their Company Subordinate Voting Shares for Consideration Shares (or, to the extent applicable, any Alternate Consideration) in accordance with Section 3.1(h)(v) of the Plan of Arrangement; and

2)

Following the sale by Company Canadian Shareholders of their Company Subordinate Voting Shares to the Purchaser in accordance with Section 3.1(h)(v) of the Plan of Arrangement, Company Non-Canadian Shareholders shall exchange their Company Subordinate Voting Shares for Consideration Shares (or, to the extent applicable, any Alternate Consideration) in accordance with Section 3.1(h)(vii)(F) of the Plan of Arrangement.

On the Acquisition Date, the Purchaser shall issue to the holder of a Purchaser Call Option Share, for each Purchaser Call Option Share acquired, the Purchaser Share Consideration (or, to the extent applicable, any Alternate Consideration), in accordance with Section 5.1 of the Plan of Arrangement.

Assignment of Company Shares Prior to the Acquisition Date

Notwithstanding the foregoing, the Purchaser Call Option shall not prohibit the sale, assignment or transfer of Company Shares by Call Option Grantors at any time, or from time to time, prior to the Acquisition Date. A Company Shareholder that sells, assigns or transfers Company Shares prior to the Acquisition Date shall, following such sale, assignment or transfer, not be subject to the terms of the Purchaser Call Option in respect of such Company Shares (except to the extent such Company Shareholder subsequently re-acquires such Company Shares). For greater certainty, any acquirer of Company Shares following such sale, assignment or transfer shall be subject to the terms of the Purchaser Call Option in respect of such Company Shares.

Holders of Common Membership Units and USCo2 Class B Shares

The terms provided herein with respect to Company Shares shall apply in all respects to the holders of Common Membership Units and USCo2 Class B Shares except that the Purchaser Call Option may not be exercised before three years after the Acquisition Date with respect to these holders. The exercise of the Purchaser Call Option with respect to these holders is to be effectuated in a manner consistent with Exhibit 1 and Exhibit 2 of the Arrangement Agreement.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Under the Business Corporations Act (British Columbia) (the “BCBCA”) the Registrant may indemnify a director or officer, a former director or officer, or an individual who acts or acted as a director or officer of an affiliate of the Registrant, or at the Registrant’s request as a director or officer (or in a similar capacity) of another corporation or other legal entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or such other corporation or legal entity, and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant may also indemnify a person described above in respect of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The Registrant may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses as they are incurred in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from the Registrant in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the Registrant or an individual described above, the Supreme Court of British Columbia may order the Registrant to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action.

In accordance with the BCBCA, the Articles of the Registrant provide that the Registrant must indemnify a person named above, and such person’s heirs and legal personal representatives, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened or completed, which such individual or any of his or her heirs and legal personal representatives is or may be joined as a party, or is or may be liable for in respect of a judgment, penalty or fine in, or costs, charges and expenses, including legal and other fees relating to such legal proceeding or investigative action, because of that person having been a director or officer of the Registrant, provided that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of such a legal proceeding or investigative action other than a civil proceeding, the person had reasonable grounds for believing that his or her conduct was lawful.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Articles of the Registrant and the BCBCA.

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

Exhibit	Description

4.1	The following sections of the filing statement of the Registrant dated November 14, 2018 (incorporated by reference from Exhibit 99.40 of the Registrant’s Registration Statement on Form 40-F, filed with the Commission on January 29, 2019): “Section 3.1 – General Development of the Business – Roll-Up Transactions”, “Section 3.1 – General Development of the Business – Acreage Acquisitions”, “Section 3.1 – General Development of the Business – Dispositions”, “Section 3.1 – General Development of the Business – Other Investments” and the independent auditors’ report in respect of the audited financial statements of High Street Capital Partners for the years ended December 31, 2017 and 2016, included in Schedule “C”.

4.2*	The management information circular of the Registrant dated March 25, 2019, prepared in connection with the Registrant’s annual general and special meeting to be held on May 7, 2019 (incorporated by reference from Exhibit 99.2 of the Registrant’s Current Report on Form 6-K, filed with the Commission on April 3, 2019)

4.3*	The management information circular of the Registrant dated May 17, 2019, prepared in connection with the Registrant’s special meeting to be held on June 19, 2019 excluding the fairness opinion dated August 14, 2018 attached as Schedule “B” to Canopy Growth’s management information circular dated August 22, 2018 for its annual and special meeting of shareholders held on September 26, 2018 related to the approval of a transaction with CBG Holdings LLC that has been consummated (incorporated by reference from Exhibit 99.2 of the Registrant’s Current Report on Form 6-K, filed with the Commission on May 24, 2019)

4.4*	The annual information form of the Registrant for the year ended December 31, 2018 dated April 24, 2019 (incorporated by reference from Exhibit 99.1 of the Registrant’s Annual Report on Form 40-F, filed with the Commission on April 30, 2019)

4.5*	The Registrant’s audited consolidated financial statements as at and for the financial years ended December 31, 2018 and December 31, 2017, and related notes thereto, together with the independent auditors’ report thereon (incorporated by reference from Exhibit 99.2 of the Registrant’s Annual Report on Form 40-F, filed with the Commission on April 30, 2019)

4.6*	The Registrant’s management’s discussion and analysis for the financial year ended December 31, 2018 (incorporated by reference from Exhibit 99.3 of the Registrant’s Annual Report on Form 40-F, filed with the Commission on April 30, 2019)

4.7*	The Registrant’s condensed interim consolidated financial statements as at and for the three months ended March 31, 2019 and 2018, and related notes thereto (incorporated by reference from Exhibit 99.1 of the Registrant’s Current Report on Form 6-K, filed with the Commission on May 30, 2019)

4.8*	The Registrant’s management’s discussion and analysis for the three months ended March 31, 2019 (incorporated by reference from Exhibit 99.2 of the Registrant’s Current Report on Form 6-K, filed with the Commission on May 30, 2019)

4.9*	The management information circular of Applied Inventions Management Corp. dated October 5, 2018, as amended, prepared in connection with an annual and special meeting of shareholders of Applied Inventions Management Corp. held on November 6, 2018 (incorporated by reference from Exhibit 99.31 and 99.32 of the Registrant’s Registration Statement on Form 40-F, filed with the Commission on January 29, 2019)

4.10*	The material change report of the Registrant dated April 29, 2019 in respect of the execution by the Registrant of the arrangement agreement dated April 18, 2019 between the Registrant and Canopy Growth Corporation (incorporated by reference from Exhibit 99.1 of the Registrant’s Current Report on Form 6-K, filed with the Commission on April 30, 2019)

4.11	The material change report of the Registrant dated July 4, 2019 in respect of the implementation of arrangement between the Registrant and Canopy Growth Corporation as contemplated by the arrangement agreement dated April 18, 2019 (incorporated by reference from Exhibit 99.1 of the Registrant’s Current Report on Form 6-K, filed with the Commission on July 30, 2019)

4.12	Canopy Growth Corporation’s annual information form for the year ended March 31, 2018 dated June 27, 2018

4.13	Canopy Growth’s audited consolidated financial statements as at and for the years ended March 31, 2018 and 2017, together with the notes thereto and the independent auditor’s report thereon

4.14	Canopy Growth Corporation’s management’s discussion and analysis of the financial condition and results of operations for the three months and year ended March 31, 2018

4.15	Canopy Growth Corporation’s unaudited condensed interim consolidated financial statements for the three and nine months ended December 31, 2018 and 2017

4.16	Canopy Growth Corporation’s amended and restated as of February 20, 2019 management’s discussion and analysis of the financial condition and results of operations for the three months and nine months ended December 31, 2018

4.17	Canopy Growth Corporation’s management information circular dated June 13, 2018 for its special meeting of shareholders held on July 30, 2018

4.18	Canopy Growth Corporation’s management information circular dated August 22, 2018 for its annual and special meeting of shareholders, excluding the fairness opinion dated August 14, 2018 attached thereto as Schedule “B”

4.19	Canopy Growth Corporation’s business acquisition report dated November 12, 2018 in connection with the acquisition of Hiku Brands Company Ltd.

4.20	Canopy Growth Corporation’s amended and restated business acquisition report dated December 20, 2018 in connection with the acquisition of the minority interest in BC Tweed Joint Venture Inc.

4.21	Canopy Growth Corporation’s material change report dated June 22, 2018 in connection with the offering of C$400 million aggregate principal amount of 4.25% convertible senior notes due 2023

4.22	Canopy Growth Corporation’s material change report dated August 20, 2018 in connection with announcement of CBG Holdings LLC’s C$5 billion investment and the issuance to CBG Holdings LLC of 139,745,453 common share purchase warrants

4.23	Canopy Growth Corporation’s material change report dated November 9, 2018 in connection with the closing of the CBG Holdings LLC C$5 billion investment and the issuance to CBG Holdings LLC of 139,745,453 common share purchase warrants

4.24	Canopy Growth Corporation’s material change report dated February 20, 2019 in connection with Canopy Growth Corporation’s amended and restated as of February 20, 2019 management’s discussion and analysis of the financial condition and results of operations for the three months and nine months ended December 31, 2018

4.25	Canopy Growth Corporation’s material change report dated April 29, 2019 in connection with proposed arrangement between Canopy Growth Corporation and the Registrant and the amendments to the terms of the 139,745,453 common share purchase warrants held by CBG Holdings LLC

5.1	Consent of MNP LLP

5.2	Consent of Macias Gini & O’Connell LLP

5.3	Consent of Deloitte LLP

5.4	Consent of Canaccord Genuity Corp.

5.5	Consent of INFOR Financial Inc.

6.1*	Powers of Attorney (contained in the signature page of the F-10 Registration Statement filed with the Commission on June 24, 2019)

7.1*	Form of Indenture

*	Previously filed.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process.

(a)

A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process was filed concurrently with the initial filing of this Registration Statement on Form F-10.

(b)

Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2019.

ACREAGE HOLDINGS, INC.

By:	/s/ Kevin P. Murphy
	Name:	Kevin P. Murphy
	Title:	Chairman and Chief Executive Officer

POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kevin P. Murphy	Chairman and Chief Executive Officer	August 9, 2019
Kevin P. Murphy

*	Chief Financial Officer	August 9, 2019
Glen Leibowitz

*	Director	August 9, 2019
John Boehner

*	Director	August 9, 2019
William Weld

*	Director	August 9, 2019
Larissa Herda

*	Director	August 9, 2019
Douglas Maine

*	Director	August 9, 2019
Brian Mulroney

*	Director	August 9, 2019
William C. Van Faasen

* By:	/s/ Kevin P. Murphy
Name:	Kevin P. Murphy
Title:	Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the Registrant in the United States, on August 9, 2019.

By:	/s/ Glen Leibowitz
	Name:	Glen Leibowitz
	Title:	Chief Financial Officer